Filed with the SEC on ___________, 1996         Registration No. 333-12281
                                                                 --------------


                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                           ------------------------

                               AMENDMENT NO. 1 TO

                                    FORM S-4
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                           ------------------------

                             DEPOSIT GUARANTY CORP.
             (Exact name of registrant as specified in its charter)


    MISSISSIPPI                                    6711                                        64-072169
(State or other jurisdiction           (Primary Standard Industrial                        (IRS Employer
of incorporation or                    Classification Code Number)                         Identification Number)
organization)

                                                                             ARLEN L. MCDONALD
   210 EAST CAPITOL STREET                                                   210 EAST CAPITOL STREET
   POST OFFICE BOX 730                                                       POST OFFICE BOX 730
   JACKSON, MISSISSIPPI  39205                                               JACKSON, MISSISSIPPI  39205
   TELEPHONE NUMBER: (601) 354-8497                                          TELEPHONE NUMBER: (601) 354-8497
   (Address, including zip code,                                             (Name, address, including zip
   and telephone number, including                                           code, and telephone number,
   area code of registrant's                                                 including area code, of agent
   principal executive offices)                                              for service)

                                                                Copies to:
   L. Keith Parsons, Esq.                                                    Phillip W. Preis, Esq.
   Watkins Ludlam & Stennis, P.A.                                            Preis & Laborde, A Professional Corporation
   633 North State Street                                                    1000 Premier Centre - North Tower, 450 Laurel Street
   Post Office Box 427                                                       Baton Rouge, LA 70801
   Jackson, Mississippi  39205-0427                                          Telephone Number: (504) 387-0707
   Telephone Number: (601) 949-4701

Approximate date of commencement of proposed sale of securities to the public:
At the Effective Date of the merger of Tuscaloosa Bancshares, Inc. into Deposit Guaranty Louisiana Corp. as described in the attached Proxy
Statement/Prospectus.

If the securities being registered on this form are being offered in conjunction with the formation of a holding company and there is compliance with General Instruction G, check the following box. /__/





THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                             DEPOSIT GUARANTY CORP.

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K


                                                                      Caption or Location
                                                                            in Proxy
Items in Form S-4                                                     Statement/Prospectus
-----------------                                                     --------------------
1.       Forepart of Registration Statement
         and Outside Front Cover Page of
         Prospectus.......................                            Cover Page of
                                                                      Registration Statement;
                                                                      Cross Reference Sheet;
                                                                      Cover Page of the Proxy
                                                                      Statement/Prospectus

2.       Inside Front and Outside Back
         Cover Pages of Prospectus........                            Available Information;
                                                                      Incorporation of
                                                                      Certain Documents by
                                                                      Reference

3.       Risk Factors, Ratio of Earnings
         to Fixed Charges and Other
         Information......................                            Summary

4.       Terms of the Transaction.........                            Summary; The Merger; Comparative Rights of
                                                                      Shareholders

5.       Pro Forma Financial Information..                            Not Applicable

6.       Material Contracts with the
         Company Being Acquired...........                            Not Applicable

7.       Additional Information Required
         for Reoffering by Persons and
         Parties Deemed to be Under-
         writers..........................                            Not Applicable

8.       Interest of Named Experts and
         Counsel..........................                            Not applicable

9.       Disclosure of Commission
         Position on Indemnification
         for Securities Act Liabilities...                            Not Applicable

10.      Information with Respect to
         S-3 Registrants..................                            Available Information;
                                                                      Incorporation of
                                                                      Certain Documents by
                                                                      Reference

11.      Incorporation of Certain Infor-
         mation by Reference..............                            Available Information;
                                                                      Incorporation of
                                                                      Certain Documents by
                                                                      Reference

12.      Information with Respect to S-2
         or S-3 Registrants...............                            Not Applicable

13.      Incorporation of Certain Infor-
         mation by Reference..............                            Not Applicable

14.      Information with Respect to
         Registrants Other Than S-2 or
         S-3 Registrants..................                            Not Applicable

15.      Information with Respect to S-3
         Companies........................                            Not Applicable

16.      Information with Respect to S-2
         or S-3 Companies.................                            Not Applicable

17.      Information with Respect to
         Companies Other Than S-2 or
         S-3 Companies....................                            Information Concerning
                                                                      Tuscaloosa Bancshares; Market Prices of
                                                                      and Dividends on Tuscaloosa Bancshares
                                                                      Common Stock; Management's Discussion
                                                                      and Analysis of  Financial Condition
                                                                      and Results of Operations for the
                                                                      Years Ended December 31, 1995 and
                                                                      1994; Index to Tuscaloosa Bancshares
                                                                      Financial Statements

18.      Information if Proxies, Consents
         or Authorizations Are to be
         Solicited........................                            Incorporation of
                                                                      Certain Documents by
                                                                      Reference; Summary;
                                                                      Introduction; The Merger--Interests
                                                                      of Certain Persons in
                                                                      the Merger;  Stock
                                                                      Ownership of Management of
                                                                      Tuscaloosa Bancshares; Principal Shareholders of
                                                                      Tuscaloosa Bancshares; Experts

19.      Information if Proxies, Consents
         or Authorizations Are Not to be
         Solicited or in an Exchange
         Offer............................                            Not Applicable

                          TUSCALOOSA BANCSHARES, INC.
                              1509 S. RANGE AVENUE
                              POST OFFICE BOX 1749
                      DENHAM SPRINGS, LOUISIANA 70726-4896



                                                                October 1, 1996



To Our Shareholders:


         You are cordially invited to attend a Special Meeting (the "Meeting") of Shareholders of Tuscaloosa Bancshares, Inc. ("Tuscaloosa Bancshares") to be held at 12:00 noon, local time, on October 30, 1996 at the main office of Tuscaloosa Commerce Bank.


         At the Meeting you will be asked to consider and vote upon the proposal to approve an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 22, 1996, by and among Deposit Guaranty Corp., a Mississippi corporation ("Deposit Guaranty"), Deposit Guaranty Louisiana Corp. ("Deposit Guaranty Louisiana"), a Louisiana corporation and a wholly-owned subsidiary of Deposit Guaranty, and Deposit Guaranty National Bank of Louisiana ("DGNB Louisiana"), a national bank and a wholly-owned subsidiary of Deposit Guaranty Louisiana, on the one hand, and Tuscaloosa Bancshares and its wholly-owned subsidiary, Tuscaloosa Commerce Bank ("Tuscaloosa Bank"), on the other hand, pursuant to which (a) Tuscaloosa Bancshares will merge into Deposit Guaranty Louisiana (the "Holding Company Merger") and Tuscaloosa Bank will merge into DGNB Louisiana (the "Bank Merger" and together with the Holding Company Merger, the "Mergers"), and (b) each outstanding share of Tuscaloosa Bancshares common stock will be converted into shares of Deposit Guaranty common stock as more fully described in the accompanying Proxy Statement/Prospectus.

         The affirmative vote of the holders of at least a majority of the outstanding shares of common stock of Tuscaloosa Bancshares must approve the Merger Agreement. Consummation of the Mergers also requires certain regulatory approvals.


         The Board of Directors of Tuscaloosa Bancshares believes the Mergers are in the best interests of Tuscaloosa Bancshares and its shareholders and unanimously recommends that you vote for approval of the Merger Agreement. The reasons for such recommendation are set forth in the accompanying Proxy Statement/Prospectus. Furthermore, Tuscaloosa Bancshares' financial advisor, Chaffe & Associates, Inc. ("Chaffe"), has issued its opinion to the effect that, as of the date of such opinion and based upon the considerations and subject to the limitations described therein, the terms of the Mergers are fair, from a financial point of view, to the shareholders of Tuscaloosa Bancshares.


         We believe that the Mergers represent an exceptional opportunity for Tuscaloosa Bancshares' shareholders to join on favorable terms in a combined enterprise with greater financial resources and a more geographically diversified business. As a result of the proposed Mergers, you, as a shareholder of Deposit Guaranty, will own common stock in a bank holding company whose shares are actively traded. Combining Tuscaloosa Bancshares with Deposit Guaranty through the Mergers should thus provide Tuscaloosa Bancshares' shareholders with a continued equity interest in a larger, more diversified banking company.

         We urge you to read the enclosed materials carefully so that you can evaluate the Mergers for yourself.

         All shareholders are invited to attend the Meeting in person. However, in order to ensure that your shares will be represented at the Meeting, please date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope whether or not you plan to attend the Meeting. If you attend the Meeting in person, you may, if you wish, vote personally on all matters brought before the Meeting.



                                               Very truly yours,


                                               Calvin C. Fayard, Jr.
                                               Chairman of the Board

                          TUSCALOOSA BANCSHARES, INC.
                              1509 S. RANGE AVENUE
                              POST OFFICE BOX 1749
                      DENHAM SPRINGS, LOUISIANA 70726-4896

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


To the Shareholders of Tuscaloosa Bancshares, Inc.:


         Notice is hereby given that a Special Meeting (the "Meeting") of Shareholders of Tuscaloosa Bancshares, Inc. ("Tuscaloosa Bancshares") will be held at the main office of Tuscaloosa Commerce Bank on October 30, 1996 at 12:00 noon, local time, for the purpose of considering and voting upon the following matters:


         1. To consider and vote upon the proposal to approve an Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 22, 1996, by and among Deposit Guaranty Corp., a Mississippi corporation ("Deposit Guaranty"), Deposit Guaranty Louisiana Corp. ("Deposit Guaranty Louisiana"), a Louisiana corporation and a wholly-owned subsidiary of Deposit Guaranty, and Deposit Guaranty National Bank of Louisiana ("DGNB Louisiana"), a national bank and a wholly-owned subsidiary of Deposit Guaranty Louisiana, on the one hand, and Tuscaloosa Bancshares, a Louisiana corporation, and its wholly-owned subsidiary, Tuscaloosa Commerce Bank ("Tuscaloosa Bank"), a Louisiana state bank, on the other hand, pursuant to which (a) Tuscaloosa Bancshares will merge into Deposit Guaranty Louisiana (the "Holding Company Merger") and Tuscaloosa Bank will merge into DGNB Louisiana (the "Bank Merger"), and (b) each outstanding share of Tuscaloosa Bancshares common stock will be converted into shares of Deposit Guaranty common stock in accordance with the terms of the Merger Agreement; and

         2. To transact such other business as may lawfully come before the meeting or any adjournment or postponement thereof.

         DISSENTING SHAREHOLDERS WHO COMPLY WITH THE PROCEDURAL REQUIREMENTS OF THE BUSINESS CORPORATION LAW OF LOUISIANA WILL BE ENTITLED TO RECEIVE PAYMENT OF THE FAIR CASH VALUE OF THEIR SHARES IF THE HOLDING COMPANY MERGER IS EFFECTED UPON APPROVAL BY LESS THAN EIGHTY PERCENT (80%) OF THE TOTAL VOTING POWER OF TUSCALOOSA BANCSHARES.

         The affirmative vote of the holders of a majority of the outstanding shares of Tuscaloosa Bancshares Common Stock is required for approval of the Merger Agreement. Only shareholders of record as of the close of business on September 12, 1996, are entitled to vote at the Meeting. All shareholders are invited to attend the Meeting in person. However, in order to ensure that your shares will be represented at the Meeting, please date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope, whether or not you plan to attend the Meeting. Your proxy may be revoked by appropriate notice to the Secretary of Tuscaloosa Bancshares at any time prior to the voting thereof. If you attend the Meeting in person, you may, if you wish, vote personally on all matters brought before the Meeting.

                                          By Order of the Board of Directors



                                          Maurice J. Melancon, Secretary


October 1, 1996
Denham Springs, Louisiana

PROSPECTUS                                               PROXY STATEMENT
----------                                               ---------------

DEPOSIT GUARANTY CORP.                                   TUSCALOOSA BANCSHARES,
                                                         INC.


----------------                                         --------------


210,989 SHARES OF                                        SPECIAL MEETING OF
COMMON STOCK, NO PAR VALUE                               SHAREHOLDERS TO BE HELD
                                                         OCTOBER 30, 1996




         This Proxy Statement/Prospectus is being furnished to the shareholders of Tuscaloosa Bancshares, Inc. ("Tuscaloosa Bancshares") in connection with the solicitation of proxies by the Board of Directors of Tuscaloosa Bancshares for use at its Special Meeting (the "Meeting") of Shareholders to be held on October 30, 1996. This Proxy Statement/Prospectus was first mailed to shareholders of Tuscaloosa Bancshares on or about October 1, 1996.


         At the Meeting, the holders of Tuscaloosa Bancshares common stock, no par value, ("Tuscaloosa Bancshares Common Stock"), will be asked to approve the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 22, 1996, by and among Deposit Guaranty Corp. ("Deposit Guaranty"), a Mississippi corporation, Deposit Guaranty Louisiana Corp. ("Deposit Guaranty Louisiana"), a Louisiana corporation and a wholly-owned subsidiary of Deposit Guaranty and Deposit Guaranty National Bank of Louisiana ("DGNB Louisiana") a wholly-owned subsidiary of Deposit Guaranty Louisiana, on the one hand, and Tuscaloosa Bancshares, a Louisiana corporation, and its wholly-owned subsidiary, Tuscaloosa Commerce Bank ("Tuscaloosa Bank"), a Louisiana state bank, on the other hand, pursuant to which Tuscaloosa Bancshares will merge into Deposit Guaranty Louisiana (the "Holding Company Merger") and Tuscaloosa Bank will merge into DGNB Louisiana (the "Bank Merger," and together with the Holding Company Merger, the "Mergers"). Upon consummation of the Mergers, each outstanding share of Tuscaloosa Bancshares Common Stock, other than shares held by Tuscaloosa Bancshares' shareholders who perfect dissenters' rights, will be converted into shares of Deposit Guaranty common stock, no par value per share ("Deposit Guaranty Common Stock"), and cash in lieu of any fractional shares, all in accordance with the terms of the Merger Agreement. For a more complete description of the Merger Agreement and the terms of the Mergers, see "The Mergers." A conformed copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Exhibit A. For a more complete description of dissenters' rights see "Dissenters' Rights."

         Deposit Guaranty has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), covering up to 210,989 shares of Deposit Guaranty Common Stock to be issued in connection with the Mergers. This document constitutes a Proxy Statement of Tuscaloosa Bancshares in connection with the Meeting and a Prospectus of Deposit Guaranty with respect to the shares of Deposit Guaranty Common Stock to be issued upon consummation of the Mergers. Each of Deposit Guaranty and Tuscaloosa Bancshares has furnished all information included herein with respect to it and its consolidated subsidiaries.

         No person is authorized to give any information or to make any representation concerning the Mergers not contained in this Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom it is unlawful to make such offer or solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities made under this Proxy Statement/Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth herein since the date of this Proxy Statement/Prospectus.

         This Proxy Statement/Prospectus does not cover any resales of Deposit Guaranty Common Stock to be received by Tuscaloosa Bancshares' shareholders upon consummation of the Holding Company Merger, and no person is authorized to make use of this Proxy Statement/Prospectus in connection with any such resale.


                           -------------------------

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------


        The date of this Proxy Statement/Prospectus is October 1, 1996.

                             AVAILABLE INFORMATION

         Deposit Guaranty is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by Deposit Guaranty can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 and at its Regional Offices located in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. Electronic filings made through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the Commission's Web site (http://www.sec.gov).

         Deposit Guaranty has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act with respect to the common stock offered by this Proxy Statement/Prospectus. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the Rules and Regulations of the Commission, and to which portions reference is hereby made for further information with respect to Deposit Guaranty and the securities offered hereby. The Registration Statement and any amendments thereto, including exhibits filed as a part thereof, are available for inspection and copying as set forth above.


         AS INDICATED BELOW, THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE CERTAIN INFORMATION WITH RESPECT TO DEPOSIT GUARANTY, WHICH IS NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH INFORMATION OR DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN, ARE AVAILABLE WITHOUT CHARGE, UPON THE WRITTEN OR ORAL REQUEST OF ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY OCTOBER 23, 1996, AND SUCH REQUESTS SHOULD BE DIRECTED TO DEPOSIT GUARANTY'S PRINCIPAL EXECUTIVE OFFICES AT 210 EAST CAPITOL STREET, JACKSON, MISSISSIPPI 39201, ATTENTION:
ARLEN L. MCDONALD, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, TELEPHONE NUMBER (601) 354-8497.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Deposit Guaranty with the Commission are hereby incorporated by reference:

         (1) Deposit Guaranty's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         (2) Deposit Guaranty's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

         (3) The description of capital stock contained in Item 14 of Deposit Guaranty's Registration Statement on Form 10 filed April 21, 1970, Item 4 of Deposit Guaranty's Quarterly Report on Form 10-Q for the quarter ended March 31, 1982, Item 4 of Deposit Guaranty's Quarterly Report on Form 10-Q for the quarter ended March 31, 1986, Item 4 of Deposit Guaranty's Quarterly Report on Form 10-Q for the quarter ended March 31, 1987, relating to the description of Deposit Guaranty's Common Stock.


         All documents filed by Deposit Guaranty pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting of shareholders of Tuscaloosa Bancshares are hereby incorporated by reference into this Proxy Statement/Prospectus and shall be deemed a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

                               TABLE OF CONTENTS



                                                                                             Page
                                                                                             ----
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Purpose of the Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Date, Time and Place of the Meeting; Record Date   . . . . . . . . . . . . . . . .   1
         Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         The Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Reasons for the Mergers; Recommendation of the Board of Directors  . . . . . . . .   2
          Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Regulatory Approvals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Other Conditions to Consummation of the Mergers  . . . . . . . . . . . . . . . . .   3
         Exchange of Tuscaloosa Bancshares Certificates; No Fractional Shares   . . . . . .   3
         Effective Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Interests of Certain Persons in the Mergers  . . . . . . . . . . . . . . . . . . .   3
         Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . .   4
         Accounting Treatment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Dissenters' Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Deposit Guaranty - Recent Developments . . . . . . . . . . . . . . . . . . . . . .   4
         Selected Financial Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Tuscaloosa Bancshares, Inc. and Subsidiary - Selected Financial Data . . . . . . .   5
         Deposit Guaranty Corp. and Subsidiaries - Selected Financial Data  . . . . . . . .   6
         Comparative Per Share Information  . . . . . . . . . . . . . . . . . . . . . . . .   7

INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Record Date; Voting Rights; Proxies  . . . . . . . . . . . . . . . . . . . . . . .   8

THE MERGERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Structure and Terms of the Mergers . . . . . . . . . . . . . . . . . . . . . . . .   9
         Background of the Mergers  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Reasons for the Mergers; Recommendation of Board of Directors  . . . . . . . . . .  10
         Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Effective Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Other Conditions to the Mergers  . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Interests of Certain Persons in the Mergers  . . . . . . . . . . . . . . . . . . .  14
         Exchange of Tuscaloosa Bancshares Certificates   . . . . . . . . . . . . . . . . .  14
         Amendment; Waiver; Termination . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Conduct of Business Pending the Mergers  . . . . . . . . . . . . . . . . . . . . .  16
         Resales of Deposit Guaranty Common Stock . . . . . . . . . . . . . . . . . . . . .  16
         Expenses and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . .  17

DISSENTERS' RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Filing Written Objection and Vote Against the Mergers  . . . . . . . . . . . . . .  18
         Notice of the Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Written Demand . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19


         Appraisal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Payment and Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

COMPARATIVE RIGHTS OF SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Authorized Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Cumulative Voting Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Limitations on Directors' and Officers' Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Supermajority Voting Requirements; Business Combinations; Control Shares . . . . . . . . . . . . . . . . . .  21
         Removal of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Vacancies in the Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Amendment of the Articles of Incorporation or Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Special Meetings of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Shareholder Proposals and Nominations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Redemption and Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Stockholders' Inspection Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

MARKET PRICES OF AND DIVIDENDS ON TUSCALOOSA BANCSHARES COMMON STOCK  . . . . . . . . . . . . . . . . . . . . . . . .  25

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
     MANAGEMENT OF TUSCALOOSA BANCSHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

INFORMATION CONCERNING TUSCALOOSA BANCSHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Competition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Supervision and Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Supplemental Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Investment Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Loan Portfolio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Summary of Loan Loss Experience  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Risk Elements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Return on Equity and Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS OF TUSCALOOSA BANCSHARES, INC. . . . . . . . . . . . . . . . . . . . . . . .  32

LEGAL OPINION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

INDEX TO TUSCALOOSA BANCSHARES FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

Exhibit A - Agreement and Plan of Merger

Exhibit B - Fairness Opinion of Chaffe & Associates, Inc.

Exhibit C - Section 131 of the Louisiana Business Corporation Law

                                    SUMMARY

         The following is a brief summary of certain information contained elsewhere in this Proxy Statement/ Prospectus and the documents incorporated herein by reference. This summary is necessarily incomplete and is subject to and qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Proxy Statement/Prospectus, including the Exhibits and the documents incorporated in this Proxy Statement/Prospectus by reference. Certain capitalized terms used in this summary are defined elsewhere in this Proxy Statement/Prospectus. Stockholders are urged to read carefully the entire Proxy Statement/Prospectus, including the Exhibits.

PURPOSE OF THE MEETING

         The purpose of the Meeting is to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated July 22, 1996 (the "Merger Agreement"), by and among Deposit Guaranty Corp., a Mississippi corporation ("Deposit Guaranty"), its wholly-owned subsidiary, Deposit Guaranty Louisiana Corp., a Louisiana corporation ("Deposit Guaranty Louisiana"), and Deposit Guaranty Louisiana's wholly-owned subsidiary, Deposit Guaranty National Bank of Louisiana, a national banking association ("DGNB Louisiana"), on the one hand, and Tuscaloosa Bancshares, Inc., a Louisiana corporation ("Tuscaloosa Bancshares") and its wholly-owned subsidiary, Tuscaloosa Commerce Bank, a Louisiana state bank ("Tuscaloosa Bank"), on the other hand, pursuant to which, among other things, (a) Tuscaloosa Bancshares will be merged into Deposit Guaranty Louisiana (the "Holding Company Merger"), (b) Tuscaloosa Bank will be merged into DGNB Louisiana (the "Bank Merger" and together with the Holding Company Merger, the "Mergers"), and (c) on the effective date of the Mergers (the "Effective Date"), each outstanding share of Tuscaloosa Bancshares common stock, no par value per share ("Tuscaloosa Bancshares Common Stock"), will be converted into a number of shares of common stock, no par value per share, of Deposit Guaranty ("Deposit Guaranty Common Stock") determined by dividing 210,989 by the number of shares of Tuscaloosa Bancshares Common Stock outstanding on the date immediately preceding the Effective Date. Based on the number of shares of Tuscaloosa Bancshares Common Stock outstanding on June 30, 1996, Tuscaloosa Bancshares shareholders will receive .059034 shares of Deposit Guaranty Common Stock for each share of Tuscaloosa Bancshares Common Stock. As a result of the Mergers, the business and properties of Tuscaloosa Bancshares will become the business and properties of Deposit Guaranty Louisiana, the business and properties of Tuscaloosa Bank will become the business and properties of DGNB Louisiana, and shareholders of Tuscaloosa Bancshares will become shareholders of Deposit Guaranty.

DATE, TIME AND PLACE OF THE MEETING; RECORD DATE


         A Special Meeting (the "Meeting") of the Shareholders of Tuscaloosa Bancshares will be held on October 30, 1996, at 12:00 noon, at the main office of Tuscaloosa Commerce Bank. The Board of Directors of Tuscaloosa Bancshares has fixed the close of business on September 12, 1996, as the record date (the "Record Date") for determining holders of outstanding shares of Tuscaloosa Bancshares Common Stock entitled to notice of and to vote at the Meeting. Only holders of Tuscaloosa Bancshares Common Stock of record on the books of Tuscaloosa Bancshares at the close of business on the Record Date are entitled to vote at the Meeting or at any adjournment or postponement thereof. As of the Record Date, there were 3,574,000 shares of Tuscaloosa Bancshares Common Stock issued and outstanding, each of which is entitled to one vote. See "Introduction -- General" and "Introduction -- Record Date; Voting Rights; Proxies."


VOTE REQUIRED

         Approval of the Merger Agreement requires the affirmative vote at the Meeting of the holders of not less than a majority of the outstanding shares of Tuscaloosa Bancshares Common Stock. As of the Record Date, the executive officers and directors of Tuscaloosa Bancshares as a group had the power to vote approximately 1,832,230 shares of Tuscaloosa Bancshares Common Stock, representing approximately fifty-one percent (51%) of the outstanding shares, all of which are expected to be voted in favor of the Merger Agreement.

THE PARTIES

         Deposit Guaranty Corp. Deposit Guaranty is a bank holding company headquartered at 210 East Capitol Street, Jackson, Mississippi 39201, telephone
(601) 354-8497. Its principal subsidiaries are Deposit Guaranty National Bank, a national banking association with its principal office in Jackson, Mississippi; Commercial National Bank, a national banking association with its principal office in Shreveport, Louisiana; Deposit Guaranty National Bank of Louisiana, a national banking association with its principal office in Hammond, Louisiana; Merchants National Bank, a national banking association with its principal office in Fort Smith, Arkansas; and three (3) full-service mortgage banking firms, Deposit Guaranty Mortgage Company, headquartered in Jackson, Mississippi, McAfee Mortgage Company, headquartered in Lubbock, Texas and First Mortgage Corp., headquartered in Omaha, Nebraska. Deposit Guaranty, through its subsidiaries, provides comprehensive corporate, commercial, correspondent and individual banking services, mortgage loan servicing, and personal and corporate trust services.

         As of June 30, 1996, Deposit Guaranty had total assets of $6.1 billion, total deposits of $4.8 billion, total loans of $3.8 billion and shareholders' equity of $556.4 million. Based on total assets at December 31, 1995, Deposit Guaranty ranked first among Mississippi-based bank holding companies.

         Deposit Guaranty Louisiana Corp. Deposit Guaranty Louisiana is a Louisiana corporation, which owns one hundred percent (100%) of Commercial National Bank and DGNB Louisiana. Deposit Guaranty acquired one hundred percent (100%) of the stock of Deposit Guaranty Louisiana in February, 1990. Other than its ownership of Commercial National Bank and DGNB of Louisiana, Deposit Guaranty Louisiana does not engage in substantial business activities.

         Deposit Guaranty National Bank of Louisiana. DGNB Louisiana is a national bank headquartered at 201 NW Railroad Ave., Hammond, Louisiana. DGNB Louisiana provides a full complement of consumer and commercial banking services in Tangipahoa Parish and Ascension Parish, Louisiana.

         Tuscaloosa Bancshares, Inc. Tuscaloosa Bancshares is a bank holding company headquartered at 1509 S. Range Avenue, Denham Springs, Louisiana 70726-4896, telephone number (504) 665-2265. Its only subsidiary is Tuscaloosa Bank. As of June 30, 1996, Tuscaloosa Bancshares had total assets of $40.9 million, total deposits of $36.3 million, loans of $25.4 million and shareholders' equity of $4.1 million.

         Tuscaloosa Commerce Bank. Tuscaloosa Bank, a Louisiana state banking association, is a full service commercial bank offering consumer and commercial banking services primarily in Livingston Parish, Louisiana. It conducts its business through its main office at 1509 S. Range Avenue, Denham Springs, Louisiana 70726-4896 and at three branch offices in Livingston Parish, Louisiana. Tuscaloosa Bank offers a full range of traditional commercial banking services, excluding trust services.

REASONS FOR THE MERGERS; RECOMMENDATION OF THE BOARD OF DIRECTORS


         The Tuscaloosa Bancshares Board has unanimously approved the Mergers and the Merger Agreement and has determined that the Mergers are in the best interests of Tuscaloosa Bancshares and its shareholders. In approving the Mergers, Tuscaloosa Bancshares' directors considered among other factors the financial terms of the transaction; the liquidity afforded to shareholders of Tuscaloosa Bancshares through ownership of a publicly traded stock; a review of the business and prospects of Tuscaloosa Bancshares and Deposit Guaranty; the federal income tax consequences of the Mergers; the likelihood of the Mergers being approved by regulatory authorities without undue conditions or delays; and an opinion from Chaffe regarding the fairness of the Exchange Ratio, from a financial point of view, to Tuscaloosa Bancshares' shareholders. THE TUSCALOOSA BANCSHARES BOARD OF DIRECTORS BELIEVES THE MERGERS ARE IN THE BEST INTEREST OF TUSCALOOSA BANCSHARES' SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT TUSCALOOSA BANCSHARES' SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.


         The Board of Directors of Deposit Guaranty has approved the Merger Agreement because it believes that the Merger will enhance Deposit Guaranty's earnings capacity by enabling it to deliver products and provide services to a larger geographic customer base and that the combination of Deposit Guaranty and Tuscaloosa Bancshares can take advantage of increased overall efficiencies and economies of scale. See "The Mergers -- Reasons for the Mergers."

FAIRNESS OPINION


          The Board of Directors of Tuscaloosa Bancshares has received the written opinion of Chaffe, Tuscaloosa Bancshares' financial advisor, that based upon and subject to the procedures, matters and limitations described in its opinion and other such matters as it considered relevant as of the date of its opinion, the Exchange Ratio is fair from a financial point of view, to Tuscaloosa Bancshares' shareholders. The opinion of Chaffe is attached hereto as Exhibit B and should be read in its entirety. See "The Mergers -- Opinion of Financial Advisor."


REGULATORY APPROVALS


         It is a condition to the consummation of the Mergers that all required regulatory approvals, including the approval of the Office of the Comptroller of the Currency (OCC) , be obtained. OCC approval was obtained on September 12, 1996.


OTHER CONDITIONS TO CONSUMMATION OF THE MERGERS

         In addition to regulatory approvals and the approval by the shareholders of Tuscaloosa Bancshares, the respective obligations of each party under the Merger Agreement are subject, among other conditions, to receipt of an opinion of Watkins Ludlam & Stennis, P.A. substantially to the effect that the transactions contemplated by the Merger Agreement will be treated for federal income tax purposes as a tax-free reorganization under Section 368 of the Code, and the absence of a material adverse change in the financial condition, results of operations or business of the other party's consolidated group. See "The Mergers -- Other Conditions to the Mergers" for a fuller discussion of the conditions to consummation.

EXCHANGE OF TUSCALOOSA BANCSHARES CERTIFICATES; NO FRACTIONAL SHARES

         As soon as practicable after the Effective Date, The Bank of New York (the "Exchange Agent") will mail to each holder of record of Tuscaloosa Bancshares Common Stock, a letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Date, represented outstanding shares of Tuscaloosa Bancshares Common Stock in exchange for certificates representing Deposit Guaranty Common Stock. See "The Mergers --Exchange of Tuscaloosa Bancshares Certificates." Cash will be paid in lieu of any fractional share interests in Deposit Guaranty Common Stock. See "The Mergers -- Structure and Terms of the Mergers." Certificates representing Tuscaloosa Bancshares Common Stock should not be surrendered until the transmittal form is received.

EFFECTIVE DATE

         If the Merger Agreement is approved by the requisite vote of the shareholders of Tuscaloosa Bancshares and the Mergers are approved by all required regulatory agencies and the other conditions to the Mergers are satisfied or waived (where permissible), the Mergers will become effective at the date (the "Effective Date") a certificate of merger (the "Certificate of Merger") is filed with the Secretary of State of Louisiana, or as of such later date to which Deposit Guaranty and Tuscaloosa Bancshares agree, which may be specified in the Certificate of Merger to be filed with the Louisiana Secretary of State pursuant to the Business Corporation Law of the State of Louisiana (the "Louisiana BCL"). It is expected that the Effective Date will occur in the last quarter of 1996; however, there can be no assurance that the conditions to the Mergers will be satisfied or waived so that the Mergers can be consummated. See "The Mergers -- Effective Date" and "The Mergers -- Other Conditions to the Mergers."

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

         Certain members of Tuscaloosa Bancshares' management and Board of Directors have interests in the Mergers in addition to their interests as shareholders of Tuscaloosa Bancshares generally. Those interests relate to employment contracts that will be assumed by DGNB Louisiana and to employee benefits that will be provided by DGNB Louisiana. See "The Mergers -- Interests of Certain Persons in the Mergers."

TERMINATION

         Among other reasons, the Merger Agreement may be terminated at any time prior to the Effective Date (i) in the event the Merger Agreement is not approved by the shareholders of Tuscaloosa Bancshares at the Meeting, (ii) if the number of shares of Tuscaloosa Bancshares Common Stock, the holders of which perfect dissenters' rights, exceeds ten percent (10%) of the outstanding shares of Tuscaloosa Bancshares Common Stock, and (iii) if the Closing has not occurred by March 31, 1997. The Merger Agreement may also be terminated by mutual consent, by either party, if at the time of such termination there shall have been a material adverse change in the financial conditions, results of operations, business or prospects of the other party. See "The Mergers -- Amendment; Waiver; Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Consummation of the Mergers is conditioned upon receipt of an opinion of counsel substantially to the effect that the Mergers will be treated, for federal income tax purposes, as tax-free reorganizations, with the result that, no gain or loss will be recognized by Tuscaloosa Bancshares or by holders of Tuscaloosa Bancshares Common Stock who exchange all of their Tuscaloosa Bancshares Common Stock solely for Deposit Guaranty Common Stock pursuant to the Mergers (except with respect to cash, if any, received in lieu of fractional shares). Tuscaloosa Bancshares' shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Mergers. See "The Mergers -- Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

         The purchase method of accounting will be used to reflect the Mergers upon consummation. See "The Mergers -- Accounting Treatment."

DISSENTERS' RIGHTS

         Under certain conditions and by complying with the specific procedures required by Louisiana law and described herein, Tuscaloosa Bancshares' shareholders will have the right to dissent from the Holding Company Merger, in which event, if the Holding Company Merger is consummated, such shareholders may be entitled to receive in cash the fair value of their shares of Tuscaloosa Bancshares Common Stock. See "Dissenters' Rights" and Exhibit C hereto.

DEPOSIT GUARANTY - RECENT DEVELOPMENTS

         On August 22, 1996, Deposit Guaranty entered into an agreement to acquire Jefferson Guaranty Bancorp, Inc. in Metairie, Louisiana for a combination of stock and cash consideration. Each of the 1,745,491 shares of Jefferson Guaranty Bancorp, Inc. expected to be outstanding at closing (including common and preferred stock and warrants) will receive either $29.00 in cash or .637363 shares of Deposit Guaranty Common Stock. The stock portion of the consideration may range from fifty-five percent (55%) to eighty percent (80%). As of June 30, 1996, Jefferson Guaranty Bancorp had total assets of $298.7 million, total deposits of $273.9 million, loans of $158.2 million and shareholders' equity of $21.2 million.

SELECTED FINANCIAL DATA

         The following selected financial data for Deposit Guaranty and Tuscaloosa Bancshares has been derived from the consolidated financial statements of Deposit Guaranty and Tuscaloosa Bancshares.

TUSCALOOSA BANCSHARES, INC. AND SUBSIDIARY - SELECTED FINANCIAL DATA
 (In Thousands Except Per Share Amounts)


                                               (Unaudited)
                                             Six Months Ended
                                                 June 30,                                   Years Ended December 31,
                                          -----------------------   --------------------------------------------------------------
                                             1996        1995           1995          1994        1993         1992          1991
                                          -----------------------   --------------------------------------------------------------
 STATEMENTS OF  EARNINGS
 Interest income                          $    1,785   $    1,474   $    3,205  $    2,492   $    2,337   $    2,350    $    2,409
 Interest expense                                510          449          927         623          652          949         1,193
                                          -----------------------   --------------------------------------------------------------
 Net interest income                           1,275        1,025        2,278       1,869        1,685        1,401         1,216
 Provision for possible loan losses                3           19          129         (15)          60           60            60
                                          -----------------------   --------------------------------------------------------------
 Net interest income after provision for
  possible loan losses                         1,272        1,006        2,149       1,884        1,625        1,341         1,156
 Other operating income                          423          432          826         681          535          494           404
 Other operating expenses                      1,149          992        2,096       1,775        1,511        1,269         1,226
                                          -----------------------   --------------------------------------------------------------
 Income before income taxes and cumulative
 effect of change in accounting principle        546          446          879         790          649          566           334

 Income tax expense                              180          156          262         284          225           --            --
                                          -----------------------   --------------------------------------------------------------
 Income before cumulative effect of change
  in accounting  principle                       360          290          617         506          424          566           334
 Cumulative effect of accounting change           --           --           --          --          464           --            --
                                          -----------------------   --------------------------------------------------------------
 Net income                               $      360   $      290   $      617  $      506   $      888   $      566    $      334
                                          =======================   ==============================================================

 NET INCOME PER SHARE
 Income before cumulative effect of change
  in accounting  principle                      $.10         $.08   $      .17  $      .14   $       .12  $       .16   $      .09
 Cumulative effect of change in accounting
  principle                                       --           --           --          --          0.13           --           --
                                          -----------------------   --------------------------------------------------------------
 Net income per share                     $      .10   $      .08   $      .17  $      .14   $       .25  $       .16   $      .09
                                          =======================   ==============================================================
 WEIGHED AVERAGE SHARES OUTSTANDING        3,574,000    3,574,000    3,574,000   3,574,000     3,574,000    3,574,000    3,574,000
 CASH DIVIDENDS PER SHARE                         --           --   $      .07  $      .02   $       .01  $       .01           --

 STATEMENTS OF CONDITION - AVERAGES
 Total assets                             $   40,302   $   36,429   $   37,602  $   34,624   $    32,037  $    31,332   $   27,300
 Earning assets                               35,118       32,600       33,577      31,511        28,554       27,419       23,693
 Investment securities                         7,041        9,222        8,178       9,270         9,313        9,475        6,392
 Loans, net of unearned income                25,254       20,502       22,120      16,756        12,916       13,117       14,351
 Total deposits                               36,338       34,043       33,427      29,355        29,087       28,303       24,828
 Long-term debt                                   --           --           --          --           183          433          250
 Total stockholders' equity                    3,932        3,372        3,501       3,060         2,450        1,759        1,327

 SELECTED RATIOS
 Return on average assets                       1.79%        1.59%        1.64%       1.46%         2.77%        1.81%        1.22%
 Return on average equity                      18.31        17.20        17.62       16.54         36.24        32.18        25.17
 Net interest margin - tax equivalent           7.29         6.30         6.70        5.85          5.80         5.21         5.27
 Loans to deposits                             69.50        60.22        66.17       57.08         44.40        46.34        57.80
 Allowance for possible loan losses to
   loans, net of unearned income                1.17          .96         1.20        1.24          2.21         2.14         2.00
 Net charge-offs (recoveries) to average
   loans, net of unearned income                (.02)         .55          .45         .14           .30          .67          .57
 Dividend payout                                  --           --        40.50       14.11          4.02         6.31           --
 Average equity to average assets               9.76         9.26         9.31        8.84          7.65         5.61         4.86
 Leverage ratio                                10.07         9.92         9.48        9.84          8.99         6.58         5.47

        DEPOSIT GUARANTY CORP. AND SUBSIDIARIES - SELECTED FINANCIAL DATA (In Thousands Except Per Share Amounts)

                                          (Unaudited)
                                        Six Months Ended
                                            June 30,                                 Years Ended December 31,
                                  ------------------------      -----------------------------------------------------------------
                                      1996          1995           1995           1994         1993         1992           1991
                                  ------------------------      -----------------------------------------------------------------
  STATEMENTS OF  EARNINGS
  Interest income                 $  209,594    $  191,042      $  402,704    $  307,272   $  299,327    $  322,114    $  382,432
  Interest expense                    90,442        81,574         173,432       125,881      124,687       155,459       231,473
                                  ------------------------      -----------------------------------------------------------------
  Net interest income                119,152       109,468         229,272       181,391      174,640       166,655       150,959
  Provision for possible loan
  losses                               2,670         1,000           2,160        (4,750)     (16,000)       10,378        17,260
                                  ------------------------      -----------------------------------------------------------------
  Net interest income after
    provision for  possible loan
    losses                           116,482       108,468         227,112       186,141      190,640       156,277       133,699
  Other operating income              57,583        42,215          91,989        93,499       74,781        67,977        61,439
  Other operating expense            112,460        98,915         211,452       180,047      171,567       164,470       152,828
                                  ------------------------      -----------------------------------------------------------------
  Income before income taxes          61,605        51,768         107,649        99,593       93,854        59,784        42,310
  Income tax expense                  19,680        16,423          35,029        32,463       27,302        14,270        10,090
                                  ------------------------      -----------------------------------------------------------------
  Net income                      $   41,925    $   35,345      $   72,620    $   67,130   $   66,552    $   45,514    $   32,220
                                  ========================      =================================================================
  NET INCOME PER SHARE
  Primary                         $     2.18    $     1.84      $     3.78    $     3.80   $     3.77    $     2.67    $     2.04
  Fully diluted                         2.18          1.84            3.78          3.80         3.77          2.63          1.93

  WEIGHTED AVERAGE SHARES
  OUTSTANDING
  Primary                         19,193,877    19,187,536      19,215,581    17,668,062   17,649,852    17,033,664    15,799,996
  Fully diluted                   19,193,877    19,187,536      19,215,581    17,668,062   17,649,852    17,465,282    17,442,388

  CASH DIVIDENDS PER SHARE        $      .68    $      .58      $     1.21    $     1.06   $      .93    $      .80    $      .78

  STATEMENTS OF CONDITION -
  AVERAGES
  Total assets                    $5,948,987    $5,355,417      $5,571,697    $4,940,977   $ 4,826,72    $4,777,596    $4,814,533
  Earning assets                   5,318,556     4,782,541       4,961,261     4,413,938    4,333,740     4,275,345     4,329,336
  Securities available for sale    1,294,080        33,589         186,194       712,184    1,308,634           ---           ---
  Investment securities              127,790     1,524,301       1,365,070       718,891      396,011     1,616,658     1,417,299
  Loans, net of unearned
   income                          3,655,285     3,085,791       3,273,408     2,581,724    2,293,416     2,261,034     2,411,731
  Deposits                         4,677,628     4,296,162       4,438,797     3,997,038    3,867,669     3,876,927     3,990,963
  Long-term debt                      36,039           ---             ---           ---          ---         6,320        24,020
  Total stockholders' equity         531,615       485,025         498,023       429,967      367,592       315,833       275,345

  SELECTED RATIOS
  Return on average assets              1.42%         1.33%           1.30%         1.36%        1.38%          .95%          .67%
  Return on average equity             15.86         14.70           14.58         15.61        18.10         14.41         11.70
  Net interest margin - tax             4.64          4.73            4.75          4.24         4.18          4.12          3.77
   equivalent
  Allowance for possible loan
   losses to loans, net of
   unearned income                      1.56          1.81            1.64          1.95         2.56          3.30          3.74
  Net charge-offs (recoveries) to
   average loans, net of
   unearned income                       .15           .05             .12           .10         (.14)         1.02           .77
  Dividend payout                      31.19         31.52           32.01         27.89        24.67         29.96         38.24
  Average equity to average             8.94          9.06            8.94          8.70         7.62          6.61          5.72
   assets
  Leverage ratio                        8.27          8.26            7.87          8.43         8.13          6.80          5.42
  Tier I risk-based capital            11.01         11.71           11.05         12.49        13.28         12.00          9.95
  Total risk-based capital             12.26         12.97           12.30         13.75        14.54         13.27         12.11

COMPARATIVE PER SHARE INFORMATION


                                                                                         Pro Forma
                                                                           -------------------------------------
                                                  Historical                    Deposit
                                     ---------------------------------        Guaranty and
                                       Deposit                                 Tuscaloosa           Tuscaloosa
                                      Guaranty             Tuscaloosa           Pro Forma           Pro Forma
        Per Common Share                Corp.                Bank               Combined           Equivalent(a)
 ------------------------------      ---------------------------------     ------------------    ---------------
   NET INCOME (B)
     For the six months ended
      June 30, 1996                       $2.18               $.10                $2.18                   $.13

     For the year ended
      December 31,
      1995                                 3.78                .17                 3.77                    .22
      1994                                 3.80                .14                 3.79                    .22
      1993                                 3.77                .25                 3.78                    .22

   CASH DIVIDENDS (C)
     For the six months ended               .68                 --                  .68                    .04
      June 30, 1996
     For the year ended                    1.21                .07                 1.21                    .07
      December 31,
      1995
      1994                                 1.06                .02                 1.06                    .06
      1993                                  .93                .01                  .93                    .05
      1992                                  .80                .01                  .80                    .05

   BOOK VALUE (D)
    As of June 30, 1996                   28.31               1.14                28.31                   1.67
    As of December 31, 1995               27.82               1.05                27.82                   1.64
    As of December 31, 1994               25.23                .91                25.23                   1.49

(a) Tuscaloosa Bancshares pro forma equivalent amounts are computed by multiplying the pro forma combined amounts by the assumed Conversion Number of .059.

(b) Net income per common share is based on weighted average common shares outstanding.

(c) Pro forma cash dividends represent historical cash dividends of Deposit Guaranty.

(d) Book value per common share is based on total period-end shareholders' equity.

                                  INTRODUCTION

GENERAL


         This Proxy Statement/Prospectus is being furnished to shareholders of Tuscaloosa Bancshares in connection with the solicitation by the Board of Directors of Tuscaloosa Bancshares of proxies for use at a Special Meeting of Shareholders (the "Meeting") to be held at 12:00 noon, local time, on October 30, 1996 at the main office of Tuscaloosa Commerce Bank, and at any adjournment or postponement thereof.


         At the Meeting, shareholders will consider and vote upon a proposal to approve the Merger Agreement, by and among Deposit Guaranty, Deposit Guaranty Louisiana, DGNB Louisiana, Tuscaloosa Bancshares, and Tuscaloosa Bank pursuant to which Tuscaloosa Bancshares will merge into Deposit Guaranty Louisiana, Tuscaloosa Bank will merge into DGNB Louisiana and each share of Tuscaloosa Bancshares Common Stock issued and outstanding immediately prior to the Effective Date of the Merger (except Dissenting Shares, as hereinafter defined) will be converted into and exchangeable for a number of shares of Deposit Guaranty Common Stock, determined by dividing 210,989 by the number of shares of Tuscaloosa Bancshares Common Stock outstanding on the date immediately preceding the Effective Date. Based on the number of shares of Tuscaloosa Bancshares Common Stock outstanding on June 30, 1996, Tuscaloosa Bancshares shareholders will receive .059034 shares of Deposit Guaranty Common Stock for each share of Tuscaloosa Bancshares Common Stock. As a result of the Merger, the shareholders of Tuscaloosa Bancshares will become shareholders of Deposit Guaranty.

         This Proxy Statement/Prospectus constitutes a proxy statement of Tuscaloosa Bancshares with respect to the Meeting and a prospectus of Deposit Guaranty with respect to the shares of Deposit Guaranty Common Stock to be issued in connection with the Mergers. The information in this Proxy Statement/Prospectus concerning Deposit Guaranty and its subsidiaries and Tuscaloosa Bancshares and its subsidiary has been furnished by each of such entities, respectively.

         The principal executive office of Deposit Guaranty is located at 210 East Capitol Street, Jackson, Mississippi 39201, and its telephone number is
(601) 354-8497. The principal executive office of Tuscaloosa Bancshares is located at 1509 S. Range Avenue, Denham Springs, Louisiana 70726-4896, and its telephone number is (504) 665-2265.


         This Proxy Statement/Prospectus is first being mailed to shareholders of Tuscaloosa Bancshares on or about October 1, 1996.


RECORD DATE; VOTING RIGHTS; PROXIES

         The Board of Directors of Tuscaloosa Bancshares has fixed the close of business on September 12, 1996 as the Record Date for determining holders of outstanding shares of Tuscaloosa Bancshares Common Stock entitled to notice of and to vote at the Meeting. Only holders of Tuscaloosa Bancshares Common Stock of record on the books of Tuscaloosa Bancshares at the close of business on the Record Date are entitled to vote at the Meeting or at any adjournment or postponement thereof. As of the Record Date, there were 3,574,000 shares of Tuscaloosa Bancshares Common Stock issued and outstanding, each of which is entitled to one vote. The presence, in person or by proxy, of a majority of the total voting power of Tuscaloosa Bancshares Common Stock is necessary to constitute a quorum of the shareholders to take action at the Meeting. Shares of Tuscaloosa Bancshares Common Stock represented by properly executed proxies will be voted in accordance with the instructions indicated on the proxies or, if no instructions are indicated, will be voted FOR the proposal to approve the Merger Agreement and, in the discretion of the proxy holders, as to any other matter which may properly come before the Meeting or any adjournment or postponement thereof. A shareholder who has given a proxy may revoke it at any time before it is voted by (a) filing with the Secretary of Tuscaloosa Bancshares (i) a notice in writing revoking it, or (ii) a duly executed proxy bearing a later date or (b) voting in person at the Meeting.

         Approval of the Merger Agreement requires the affirmative vote at the Meeting of the holders of a majority of the outstanding shares of the Tuscaloosa Bancshares Common Stock. Therefore, an abstention or failure to return a properly executed proxy will have the same effect as a vote against the Merger Agreement, as will a broker's submitting a proxy without exercising discretionary authority with respect to approval of the Merger Agreement. As of the Record Date, the executive officers and directors of

Tuscaloosa Bancshares as a group had the power to vote approximately 1,832,230 shares of Tuscaloosa Bancshares Common Stock, representing approximately fifty-one percent (51%) of the outstanding shares, all of which are expected to be voted in favor of the Merger Agreement.

         Deposit Guaranty's shareholders are not required to approve the Merger Agreement or the issuance of shares of Deposit Guaranty Common Stock.

         Tuscaloosa Bancshares will bear the costs of soliciting proxies from its shareholders. In addition to the use of the mail, proxies may be solicited by the directors, officers and employees of Tuscaloosa Bancshares in person, or by telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Tuscaloosa Bancshares Common Stock held of record by such persons, and Tuscaloosa Bancshares may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.


                                  THE MERGERS

GENERAL

         The Merger Agreement provides that, subject to the satisfaction or waiver (where permissible) of certain conditions, including, among other things, the receipt of all necessary regulatory approvals, the expiration of all related waiting periods and the approval by the shareholders of Tuscaloosa Bancshares, Tuscaloosa Bancshares will be merged with and into Deposit Guaranty Louisiana, and Tuscaloosa Bank will be merged with and into DGNB Louisiana. As a result of the Mergers, the separate corporate existence of Tuscaloosa Bancshares and Tuscaloosa Bank will cease and the shareholders of Tuscaloosa Bancshares will become shareholders of Deposit Guaranty. The date on which the Mergers will be consummated is herein referred to as the "Effective Date." See "The Mergers -- Effective Date."

         The description of the Merger Agreement included in this Proxy Statement/Prospectus is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference and a copy of which is attached hereto as Exhibit A.

STRUCTURE AND TERMS OF THE MERGERS

         Upon consummation of the Holding Company Merger, Tuscaloosa Bancshares will be merged with and into Deposit Guaranty Louisiana and each share of Tuscaloosa Bancshares Common Stock issued and outstanding at the Effective Date (other than shares owned by shareholders who, pursuant to the Louisiana BCL, perfect any right to receive the fair value of such shares ("Dissenting Shares")) will be converted into and exchangeable for a number of shares of Deposit Guaranty Common Stock determined by dividing 210,989 by the number of shares of Tuscaloosa Bancshares Common Stock outstanding on the date immediately preceding the Effective Date (the "Exchange Ratio"). Based on the number of shares of Tuscaloosa Bancshares Common Stock outstanding on June 30, 1996, Tuscaloosa Bancshares shareholders will receive .059034 shares of Deposit Guaranty Common Stock for each share of Tuscaloosa Bancshares Common Stock.
If prior to the Effective Date Deposit Guaranty should split or combine Deposit Guaranty Common Stock, or pay a dividend or other distribution in Deposit Guaranty Common Stock, then the Exchange Ratio shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

         The Exchange Ratio was determined by a process of arm's length negotiations involving the managements of Tuscaloosa Bancshares and Deposit Guaranty and their respective financial advisors. The 210,989 shares of Deposit Guaranty Common Stock to be issued upon consummation of the Mergers will constitute approximately one percent (1%) of the shares of Deposit Guaranty Common Stock outstanding immediately after the Effective Date. This calculation does not make any adjustment for fractional shares or Dissenting Shares and is based upon the number of shares of Tuscaloosa Bancshares Common Stock and Deposit Guaranty Common Stock outstanding on the Record Date.

         No fractional shares of Deposit Guaranty Common Stock will be issued in the Mergers. Any shareholder otherwise entitled to receive a fractional share of Deposit Guaranty Common Stock will be paid a cash amount in lieu of any such fractional share determined by multiplying (i) the closing sale price of a share of Deposit Guaranty Common Stock on the date immediately preceding the Effective Date as quoted on the National Association of Securities Dealers Automated Quotation System, by (ii) the fraction of a share of Deposit Guaranty Common Stock to which such holder would otherwise be entitled.

BACKGROUND OF THE MERGERS


         During the last several years there have been significant developments in the banking industry. These developments have included the increased emphasis and dependence on automation, specialization of products and services, increased competition from other financial institutions, and a trend toward geographic expansion and consolidation. Because of these developments, the Board of Directors of Tuscaloosa Bancshares and Tuscaloosa Bank determined that they could best serve their shareholders, customers, employees and communities by combining with a regional banking organization, provided that Tuscaloosa Bancshares could obtain a fair price for its shareholders. In 1995, the Board began discussions and inquiries with numerous state and regional financial institutions. In the summer of 1996 the Board received and evaluated written offers from three regional financial institutions including Deposit Guaranty. Deposit Guaranty's offer was determined to be the best offer and after further negotiations the parties entered into the Merger Agreement on July 22, 1996.


REASONS FOR THE MERGERS; RECOMMENDATION OF BOARD OF DIRECTORS

         In reaching its decision that the Merger Agreement is in the best interests of Tuscaloosa Bancshares and its shareholders, the Board considered a number of factors in addition to the financial terms, including, but not limited to the following:

         (a) the financial condition and results of operations of, and prospects for, each of Tuscaloosa Bancshares and Deposit Guaranty;

         (b) the likelihood that Tuscaloosa Bank would experience significant increased competitive pressures in its market area from larger banking and other financial institutions capable of offering a broader array of technologically advanced financial services and products;

         (c) the lack of marketability of Tuscaloosa Bancshares Common Stock and the liquidity that would be offered to Tuscaloosa Bancshares' shareholders through the ownership of securities of a publicly traded company such as Deposit Guaranty;

         (d) the financial terms of the Mergers, including the relationship of the value of the Deposit Guaranty Common Stock issuable in the Mergers to the market value, book value, and earnings per share of Tuscaloosa Bancshares Common Stock;

         (e) the nonfinancial terms of the Mergers, including the treatment of the Mergers as a tax-free exchange of Tuscaloosa Bancshares Common Stock for Deposit Guaranty Common Stock for federal and state income tax purposes;

         (f) the likelihood of the Mergers being approved by applicable regulatory authorities without undue conditions or delay; and

         (g) the opinion rendered by Chaffe, Tuscaloosa Bancshares' financial advisor, to the effect that based upon and subject to the procedures, matters and limitations described in its opinion and other such matters as it considered relevant as of the date of its opinion the Exchange Ratio, as provided in the Merger Agreement, is fair from a financial point of view, to the holders of Tuscaloosa Bancshares Common Stock.


  Tuscaloosa Bancshares' Board did not assign any specific or relative weight to the foregoing factors in its considerations. Tuscaloosa Bancshares' Board believes that the Merger Agreement will provide significant value to all Tuscaloosa Bancshares' shareholders and will enable them to participate in opportunities for growth that Tuscaloosa Bancshares' Board believes the Mergers make possible.

    BASED ON THE FOREGOING, THE BOARD OF DIRECTORS OF TUSCALOOSA BANCSHARES HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, BELIEVES THAT THE MERGER AGREEMENT IS IN THE BEST INTERESTS OF TUSCALOOSA BANCSHARES' SHAREHOLDERS AND RECOMMENDS THAT ALL SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.


    DEPOSIT GUARANTY. The Deposit Guaranty Board of Directors believes that by expanding Deposit Guaranty's customer base in Louisiana, the Mergers should enhance Deposit Guaranty's earnings capacity by enabling it to deliver products and provide services to that enlarged customer base, and by permitting cost savings through consolidation of operations. In addition, the Deposit Guaranty Board of Directors believes that the combination of Deposit Guaranty and Tuscaloosa Bancshares will allow Deposit Guaranty and Tuscaloosa Bancshares to increase overall efficiency and take advantage of economies of scale in several areas. In evaluating the Mergers, the Deposit Guaranty Board of Directors considered a variety of factors, including the respective results of operations, financial condition and prospects of Deposit Guaranty and Tuscaloosa Bancshares; the compatibility and complimentary nature of the respective businesses and managerial philosophies of Deposit Guaranty and Tuscaloosa Bancshares; and the relative prices paid in recent acquisitions of financial institutions.


OPINION OF FINANCIAL ADVISOR


    Tuscaloosa Bancshares retained Chaffe to act as its financial advisor in connection with the Mergers in June, 1996. Chaffe was selected by Tuscaloosa Bancshares' Board of Directors as the financial advisor on the basis of Chaffe's experience and expertise in transactions similar to the Mergers and Chaffe's reputation in the banking and investment communities. Chaffe is a recognized investment banking firm and is experienced in the securities industry, in investment analysis and appraisal, and in related corporate finance and investment banking activities, including mergers and acquisitions, corporate recapitalization, and valuations for estate, corporate and other purposes. Chaffe is frequently retained to perform similar services for other banks and bank holding companies.



    In connection with Chaffe's engagement to act as Tuscaloosa Bancshares' financial advisor with respect to the Mergers, Tuscaloosa Bancshares instructed Chaffe to evaluate the fairness to Tuscaloosa Bancshares' shareholders, from a financial point of view, of the Exchange Ratio, pursuant to the provisions of the Merger Agreement, and to conduct such investigations as Chaffe deemed appropriate for such purposes. Tuscaloosa Bancshares did not place any limitations on the scope or manner of Chaffe's investigation and review. The Exchange Ratio to be received by Tuscaloosa Bancshares' shareholders in the Holding Company Merger was determined by Tuscaloosa Bancshares and Deposit Guaranty in their negotiations.



    Chaffe rendered its opinion to Tuscaloosa Bancshares' Board on September 24, 1996, to the effect that, based upon and subject to the assumptions made, the factors considered, the review undertaken and the limitations stated and based upon such other matters as Chaffe considered relevant, on the date thereof, the Exchange Ratio was fair, from a financial point of view, to the holders of Tuscaloosa Bancshares Common Stock (the "Fairness Opinion").



    The full text of Chaffe's Fairness Opinion is attached hereto as Exhibit B and is incorporated by reference. The summary description of the Fairness Opinion set forth herein is qualified in its entirety by reference to Exhibit
B. Tuscaloosa Bancshares' shareholders are urged to read the Fairness Opinion in its entirety in connection with the Proxy Statement/ Prospectus for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Chaffe. Chaffe's opinion relates only to the Exchange Ratio to be received by Tuscaloosa Bancshares' shareholders, from a financial point of view, and does not constitute a recommendation to any Tuscaloosa Bancshares shareholder as to how such shareholder should vote at the Special Meeting.



    In connection with rendering its opinion, Chaffe, among other things: (i) reviewed the Proxy Statement/Prospectus in substantially the form to be sent to shareholders, including a copy of the Merger Agreement; (ii) reviewed and analyzed certain publicly-available financial statements and other information of Tuscaloosa Bancshares and Deposit Guaranty, respectively; (iii) reviewed and analyzed certain internal financial statements and other financial and operating data concerning Tuscaloosa Bancshares, prepared by the management of Tuscaloosa Bancshares, including financial projections; (iv) discussed the past and current operations and financial condition, and the prospects of Deposit Guaranty and Tuscaloosa Bancshares with senior executives of Deposit Guaranty and Tuscaloosa Bancshares, respectively; (v) reviewed the historical prices and trading volumes of the shares of Deposit Guaranty Common Stock and Tuscaloosa Bancshares Common Stock; (vi) compared the financial performance of Tuscaloosa Bancshares and Deposit Guaranty, and the prices and trading activity of the Tuscaloosa Bancshares Common Stock and Deposit Guaranty Common Stock, with that of certain other comparable publicly-traded companies and their securities; (vii) reviewed the financial terms of business combinations in the commercial banking industry specifically and other industries generally, which Chaffe deemed generally comparable to the Holding Company Merger; (viii) considered a number of valuation methods, including among others, those that incorporate book value, deposit base premium and capitalization of earnings; and (ix) performed such other studies and analyses as Chaffe deemed appropriate to its opinion.



   In its review, Chaffe relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information, and all other information reviewed by it for the purposes of its opinion. Chaffe did not make or obtain an independent review of Tuscaloosa Bancshares' or Deposit Guaranty's assets or liabilities, nor was Chaffe furnished with any such appraisals. Chaffe relied solely on Tuscaloosa Bancshares and Deposit Guaranty for information as to the adequacy of their respective loan loss reserves and values of other real estate owned. With respect to Tuscaloosa Bancshares' projected financial results, Chaffe has assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Tuscaloosa Bancshares of future financial performance of Tuscaloosa Bancshares. Deposit Guaranty did not allow Chaffe to review any information other than publicly-available information. The Fairness Opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date thereof. Chaffe expressed no opinion on the tax consequences of the proposed transaction or the effect of any tax consequences on the value to be received by the shareholders of Tuscaloosa Bancshares Common Stock.



   The following is a summary of selected analyses performed by Chaffe in connection with its Fairness Opinion. The summary set forth below does not purport to be a complete description of the analyses performed in this regard, but does include all material analyses.



   ANALYSIS OF SELECTED FINANCIAL DATA. Chaffe analyzed the historical performances of Tuscaloosa Bancshares and Deposit Guaranty, and considered the current financial conditions, operations and prospects for each company.
Chaffe noted strengths of Tuscaloosa Bancshares, including its consistent profitability, strong net interest margin and growth in its market over the past four (4) years. Chaffe also noted Tuscaloosa Bancshares' high overhead expense relative to its peers. In regard to Deposit Guaranty, Chaffe noted that as of June 30, 1996, the return on average assets, annualized for 1996 was 1.42%, and the return on average equity, also annualized for 1996, was 15.86%. Deposit Guaranty's efficiency ratio improved to 62.32% from the 1995 ratio of 64.10%. Its tangible equity to total assets as of June 30, 1996, was 8.27%, and its ratio of non-performing assets to total assets for that date was 0.54%. Chaffe also reviewed Deposit Guaranty's history of bank acquisitions over the past 45 months, including the recently announced transaction with Jefferson Guaranty Bancorp, Metairie, Louisiana.



   STOCK PRICE AND DIVIDEND REVIEW. Chaffe reviewed certain historical market information for Tuscaloosa Bancshares Common Stock and noted that no independent market exists for these shares. In addition, Chaffe reviewed the trading prices of Deposit Guaranty Common Stock from September 19, 1995, to September 23, 1996, and noted that as of September 23, 1996, the closing price of Deposit Guaranty Common Stock was $48.25, near its 52-week high of $51.50. Chaffe also compared the prices of Deposit Guaranty versus the S&P 500 index from September 20, 1994 to September 20, 1996.



   Chaffe reviewed the dividend histories and current dividend levels of Tuscaloosa Bancshares and Deposit Guaranty, and noted that Tuscaloosa Bancshares' and Deposit Guaranty's annual dividend per share were $0.07 and $1.40, respectively. Chaffe determined that as of September 23, 1996, based on the Exchange Ratio outlined in the Merger Agreement, each share of Tuscaloosa Bancshares Common Stock would receive an annual dividend on Deposit Guaranty Common Stock of $0.08, an increase of approximately 14.0% over Tuscaloosa Bancshares' current level.



   ANALYSIS OF SELECTED MERGER TRANSACTIONS. In order to obtain a valuation range for Tuscaloosa Bancshares, Chaffe performed an analysis of prices paid for selected banks with characteristics comparable to Tuscaloosa Bancshares, although Chaffe noted no transaction was identical to the Mergers then proposed. Comparable transactions were considered to be transactions announced in the United States for the period September 20, 1995 through September 20, 1996, in which the sellers had total assets less than $75 million, a tangible equity ratio between 7% and 11%, a return on average assets between 1.20% and 2.0%, and non-performing assets less than 1.0% of total assets. In addition, Chaffe performed an analysis of prices paid for a similar group of selected banks, limited in geographic area to sixteen states in the southern United States. Finally, Chaffe performed an analysis of prices paid for substantially all Louisiana banks sold during the period September 20, 1995 through September 20, 1996. With respect to each of these groups of transactions and the proposed Merger, Chaffe compared the prices to be received by the peer groups as a multiple of their tangible equity, their earnings per share for the four quarters prior to the announcement of such a transaction, their premium over tangible equity to core deposits, and their total assets. The following table summarizes certain results of this analysis.




                                         TUSCALOOSA
                                  Announce         Current
                                  Date (1)         Date (2)         DEALS              DEALS          DEALS IN
                                  7/22/96          9/23/96          IN US            IN SOUTH         LOUISIANA
                                  -----------------------------------------------------------------------------
Seller Total Assets (000)
    Mean                                                              $46,924            $47,791      $192,290
    Mediam                           $41,292          $40,500         $49,769            $45,086      $120,001
Seller Tangible Equity Ratio           9.21%            9.84%           8.61%              8.46%         9.45%
Seller ROAA                            1.75%            1.76%           1.50%              1.63%         1.26%
Seller ROAE                           18.72%           18.02%          16.98%             19.33%        13.45%
Seller NPA/Assets                      0.33%            0.23%           0.22%              0.40%         0.79%
Price/Tangible Equity                  2.55x            2.55x           1.92x              1.98x         2.14x
Price/4-Quarters EPS                  15.02x           14.32x          12.07x             10.71x        17.64x
Price-Tangible Equity/
    Core Deposits                     17.05x           17.97x          10.01x             10.60x        13.62x
Price/Assets                          23.49%           25.14%          18.07%             17.32%        20.57%



(1) Financial information as of March 31, 1996.
(2) Financial information as of August 31, 1996.



         DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow analysis of Tuscaloosa Bancshares, Chaffe determined the net present value for the Tuscaloosa Bancshares Common Stock based on the stream of after-tax cash flows of Tuscaloosa Bancshares. This stream of after-tax cash flows was based on annualized figures for Tuscaloosa Bancshares as of August 31, 1996, and included assumptions relating to earnings and growth thereafter based on information from the management of Tuscaloosa Bancshares. Chaffe reviewed these forecasts and assessed the likelihood of Tuscaloosa achieving such forecasts. Chaffe then discounted these cash flow streams assuming an estimated required rate of return for Tuscaloosa Bancshares of 15.25%.



         In arriving at its Fairness Opinion, Chaffe did not rely on any single analysis, but relied on a combination of factors derived from all of the analytical procedures employed. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Conclusions based on these analyses are not necessarily mathematical. Chaffe believes that the summary set forth above and Chaffe's analysis must be considered as a whole and that selecting portions of its analyses performed by Chaffe are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses do not purport to be appraisals or necessarily reflect the prices at which businesses actually may be sold. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.



         Prior to its retention in June, 1996 to act as Tuscaloosa Bancshares' financial advisor, Chaffe, in 1990, advised Tuscaloosa Bancshares and Tuscaloosa Bank on raising $750,000 of additional capital for the Bank and restructuring the preferred and common equity accounts of the company, as part of an overall Plan of Recapitalization for Tuscaloosa Bancshares. Chaffe also provided a fairness opinion to Tuscaloosa Bancshares on the fairness of the proposed Plan of Recapitalization. Neither Chaffe nor any of its officers or employees has any interest in the Common Stock of Tuscaloosa Bancshares or Deposit Guaranty. Tuscaloosa Bancshares has paid Chaffe approximately $12,500 in fees plus out-of-pocket expenses for its services, including its services in rendering the Fairness Opinion. For any other services requested of Chaffe by Tuscaloosa Bancshares, Tuscaloosa Bancshares has agreed to pay Chaffe on an hourly basis. The fees received by Chaffe in connection with its services to Tuscaloosa Bancshares were not dependent or contingent upon the occurrence or lack thereof of any transaction.



         Tuscaloosa Bancshares has agreed to indemnify and hold harmless Chaffe, its subsidiaries and affiliates, and its officers, directors, shareholders, employees, attorneys, agents and representatives, and the successor and assigns of each of the foregoing parties from and against any person claiming to have relied on Chaffe's advice or services, or the performance or nonperformance thereof, or claiming to have been entitled to some benefit therefrom, or claiming that such services were not adequately performed, and all related damage, claim, demand, expense or cost of any kind or nature, including reasonable attorney fees and expenses, arising directly or indirectly, from or in any way related to, the opinions or any other services performed by Chaffe, provided that Chaffe has not been negligent or guilty of reckless or willful misconduct in connection with the opinion, or any other services.


EFFECTIVE DATE

         The Mergers will be consummated and become effective at the time a certificate of merger (the "Certificate of Merger") is filed with the Secretary of State of Louisiana, or as of such later date or time to which Deposit Guaranty and Tuscaloosa Bancshares agree, which may be specified in the Certificate of Merger. Unless Deposit Guaranty and Tuscaloosa Bancshares otherwise agree, the Mergers will be consummated as soon as practicable following receipt of Tuscaloosa Bancshares' shareholder and necessary regulatory approvals and satisfaction or waiver of the other conditions to the Mergers. It is expected that the Effective Date will occur in the last quarter of 1996; however, there can be no assurance that the conditions to the Mergers will be satisfied or waived so that the Mergers can be consummated. See "The Mergers -- Regulatory Approvals" and -- "Other Conditions to the Mergers."

REGULATORY APPROVALS


         Consummation of the Mergers is conditioned on approval by all required regulatory authorities, including approval by the OCC. OCC approval was obtained on September 12, 1996.


OTHER CONDITIONS TO THE MERGERS

         In addition to Tuscaloosa Bancshares' shareholder and regulatory approval, the respective obligations of each party under the Merger Agreement are subject, among other conditions, to (i) the absence of any order, decree or injunction of a court or agency of competent jurisdiction enjoining or prohibiting consummation of the Mergers, (ii) receipt of an opinion of Watkins Ludlam & Stennis, P.A. substantially to the effect that the transactions contemplated by the Merger Agreement will be treated for federal income tax purposes as a tax-free reorganization under Section 368 of the Code, (iii) on the date of closing the representations and warranties made in the Merger Agreement by each party being true and correct in all material respects, (iv) prior to the Effective Date there not being a material adverse change in the financial condition, results of operations or business of the other party's consolidated group and (v) the receipt of customary legal opinions.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

         EMPLOYMENT AND SEVERANCE ARRANGEMENTS. Contingent upon consummation of the Mergers, DGNB Louisiana has agreed to continue the employment of Mr. H. Lloyd Cockerham, Jr. and Mr. Maurice J. Melancon for a period of eighteen (18) months after the Mergers, or alternatively, to pay severance pay upon termination, in the absence of just cause for termination, equal to the greater of four (4) months salary or the salary for the balance of the eighteen (18) month period.

         EMPLOYEE BENEFITS. The Merger Agreement provides that, after the Effective Date of the Mergers, Deposit Guaranty will, subject to compliance with applicable legal and regulatory requirements, provide coverage for all employees of Tuscaloosa Bancshares and Tuscaloosa Bank under Deposit Guaranty's benefit plans for which they are eligible, as soon as practicable after the Effective Date. All prior years of service of Tuscaloosa Bank employees will be counted for vesting and eligibility purposes under all applicable Deposit Guaranty employee benefit plans to the extent permitted by applicable law. Any Tuscaloosa Bank employee who, immediately prior to the Effective Date, is covered by or is a participant in a Tuscaloosa Bank employee benefit plan, shall, on the Effective Date, be covered by or participate in the comparable Deposit Guaranty employee benefit plan if a comparable plan otherwise is maintained by Deposit Guaranty and if the eligibility requirements of the Deposit Guaranty plan are met.

EXCHANGE OF TUSCALOOSA BANCSHARES CERTIFICATES

         At the Effective Date, each Tuscaloosa Bancshares shareholder will cease to have any rights as a shareholder of Tuscaloosa Bancshares and his or her sole rights will pertain to the shares of Deposit Guaranty Common Stock to which such holder's shares of Tuscaloosa Bancshares Common Stock shall have been converted pursuant to the Mergers, except for the right to receive cash for any fractional shares.

         As soon as practicable following the Effective Date, the Exchange Agent for the Deposit Guaranty Common Stock will mail to each holder of record of Tuscaloosa Bancshares Common Stock a letter of transmittal and instructions for effecting the surrender of the stock certificates which, immediately prior to the Effective Date, represented outstanding shares of Tuscaloosa Bancshares Common Stock in exchange for certificates representing shares of Deposit Guaranty Common Stock. SHAREHOLDERS OF TUSCALOOSA BANCSHARES ARE REQUESTED NOT TO SURRENDER THEIR TUSCALOOSA BANCSHARES CERTIFICATES FOR EXCHANGE UNTIL SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. Upon surrender of a certificate representing Tuscaloosa Bancshares Common Stock for exchange and cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Tuscaloosa Bancshares Common Stock shall be entitled to receive in exchange therefor a Deposit Guaranty certificate representing the number of whole shares of Deposit Guaranty Common Stock to which such holder of Tuscaloosa Bancshares Common Stock shall have become entitled pursuant to the Merger Agreement, and a check in payment for any fractional share of Deposit Guaranty Common Stock to which such holder may be entitled.

         After the Effective Date and until surrendered, certificates representing Tuscaloosa Bancshares Common Stock will be deemed for all purposes, other than the payment of dividends or other distributions, if any, in respect of Deposit Guaranty Common Stock, to represent the number of whole shares of Deposit Guaranty Common Stock into which such shares of Tuscaloosa Bancshares Common Stock have been converted. Deposit Guaranty will not pay former shareholders of Tuscaloosa Bancshares who become holders of Deposit Guaranty Common Stock pursuant to the Mergers any dividends or other distributions that may have become payable to holders of record of Deposit Guaranty Common Stock following the Effective Date until they have surrendered their certificates evidencing ownership of shares of Tuscaloosa Bancshares Common Stock along with a properly completed letter of transmittal.

         Tuscaloosa Bancshares shareholders who cannot locate their certificates are urged to promptly contact the Secretary of Tuscaloosa Bancshares at 1509 S. Range Avenue, Post Office Box 1749, Denham Springs, Louisiana 70726-4896, telephone number (504) 665-2265. A new certificate will be issued to replace the lost certificate(s) only upon execution by the shareholder of an affidavit certifying that his or her certificate(s) cannot be located and an agreement to indemnify Tuscaloosa Bancshares and Deposit Guaranty and their transfer agents and registrars against any claim that may be made against Tuscaloosa Bancshares or Deposit Guaranty by the owner of the certificate(s) alleged to have been lost or destroyed. Tuscaloosa Bancshares or Deposit Guaranty may also require the shareholder to post a bond in such sum as is sufficient to support the shareholders' agreement to indemnify Tuscaloosa Bancshares and Deposit Guaranty.

AMENDMENT; WAIVER; TERMINATION

         The Merger Agreement may be amended at any time before or after its approval by the shareholders of Tuscaloosa Bancshares by written agreement of Tuscaloosa Bancshares and Deposit Guaranty, except that no amendment may be made after Tuscaloosa Bancshares shareholder approval that changes the amount or form of consideration to be received by Tuscaloosa Bancshares' shareholders unless such further shareholder approval is obtained.

         The Merger Agreement provides that the parties by action taken by their respective Boards may (i) extend the time for performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement or (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement other than the satisfaction of all requirements prescribed by law for consummation of the Mergers and certain other requirements that are conditions to the obligations of each party.

         The Merger Agreement may be terminated at any time prior to the Effective Date (a) by mutual written consent of the parties, properly authorized by their respective Boards of Directors; (b) by Deposit Guaranty, Deposit Guaranty Louisiana, and DGNB Louisiana, (i) if at the time of such termination there shall be a material adverse change in the consolidated financial condition of Tuscaloosa Bank or Tuscaloosa Bancshares from that set forth in Tuscaloosa Bank's or Tuscaloosa Bancshares' financial statements for the period ended December 31, 1995; (ii) in the event there are dissenting shareholders who hold more than ten percent (10%) of the shares of Tuscaloosa Bancshares Common Stock, or (iii) if any executive officer of Tuscaloosa Bank ceases to be employed by Tuscaloosa Bank and Deposit Guaranty determines that the loss will have a material adverse affect on the profitability of Tuscaloosa Bank; (c) by any party, if (i) a United States District Court shall rule upon application of the Department of Justice after a full trial on the merits or a decision on the merits based on a stipulation of facts that the transactions contemplated by the Merger Agreement violate the antitrust laws of the United States, (ii) the Merger Agreement shall not have been approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Tuscaloosa Bancshares Common Stock, or (iii) if the transaction is not consummated by March 31, 1997; or (d) by Tuscaloosa Bancshares, if at the time of such termination there shall have been a material adverse change in the financial conditions, results of operations, business or prospects of Deposit Guaranty.

CONDUCT OF BUSINESS PENDING THE MERGERS

         The Merger Agreement provides that Tuscaloosa Bank and Tuscaloosa Bancshares will conduct their businesses and engage in transactions only in the ordinary course and consistent with prudent banking practice. Without the prior consent of Deposit Guaranty, neither Tuscaloosa Bank nor Tuscaloosa Bancshares shall (i) increase by more than ten percent (10%) the compensation payable by Tuscaloosa Bank or Tuscaloosa Bancshares to any of its directors, officers, agents, consultants, or any of its employees whose total compensation after such increase would be in excess of $25,000 per annum, grant or pay any extraordinary bonus, percentage compensation, service award or other like benefit to any such director, officer, agent, consultant or employee, or make or agree to any extraordinary welfare, pension, retirement or similar payment or arrangement for the benefit of any such director, officer, agent, consultant or employee, (ii) sell or dispose of material assets except in the ordinary course of business, (iii) enter into any new capital commitments or make any capital expenditures, except commitments or expenditures within existing operating and capital budgets or otherwise in the ordinary course of business, or (iv) authorize or issue any additional shares of any class of its capital stock or any securities exchangeable for or convertible into any such shares or any options or rights to acquire any such shares, or otherwise authorize or affect any change in its capitalization. In addition, no dividends shall be paid by Tuscaloosa Bancshares, except for a regular dividend by Tuscaloosa Bancshares in August, 1996 of $.07 per share.

         In addition, Tuscaloosa Bancshares has agreed that, without the prior approval of Deposit Guaranty, it will not solicit or encourage inquiries or proposals with respect to, or, furnish any information relating to or participate in any negotiations or discussion concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, or any business combination with, Tuscaloosa Bancshares or Tuscaloosa Bank, other than as contemplated by the Merger Agreement. Tuscaloosa Bancshares has also agreed to instruct its officers, directors, agents and affiliates to refrain from doing any of the above and to notify Deposit Guaranty within twenty- four (24) hours if any such inquiries or proposals are received by, any such information is requested from, or any negotiations or discussions are sought to be initiated with it or any of its officers, directors, agents and affiliates.

RESALES OF DEPOSIT GUARANTY COMMON STOCK

         The shares of Deposit Guaranty Common Stock to be issued to the holders of Tuscaloosa Bancshares Common Stock pursuant to the Merger Agreement are being registered under the Securities Act pursuant to a Registration Statement on Form S-4, of which this Proxy Statement/Prospectus is a part, thereby allowing such shares to be freely transferred without restriction by persons who will not be "affiliates" of Deposit Guaranty or who were not "affiliates" of Tuscaloosa Bancshares within the meaning of Rule 145 under the Securities Act. In general, affiliates of Tuscaloosa Bancshares include its executive officers and directors and any person who controls, is controlled by or is under common control with Tuscaloosa Bancshares. Holders of Tuscaloosa Bancshares Common Stock who are affiliates of Tuscaloosa Bancshares will not be able to resell the Deposit Guaranty Common Stock received by them in the Mergers unless the Deposit Guaranty Common Stock is registered for resale under the Securities Act, is sold in compliance with Rule 145 under the Securities Act or is sold in compliance with another exemption from the registration requirements of the Securities Act.

         Pursuant to Rule 145 under the Securities Act, the sale of Deposit Guaranty Common Stock held by former affiliates of Tuscaloosa Bancshares will be subject to certain restrictions. Such persons may sell Deposit Guaranty Common Stock under Rule 145 only if (i) Deposit Guaranty has filed all reports required to be filed by it under Section 13 or 15(d) of the Exchange Act during the preceding twelve (12) months, (ii) such Deposit Guaranty Common Stock is sold in a "broker's transaction," which is defined in Rule 144 under the Securities Act as a sale in which (a) the seller does not solicit or arrange for orders to buy the securities, (b) the seller does not make any payment other than to the broker, (c) the broker does no more than execute the order and receive a normal commission and (d) the broker does not solicit customer orders to buy the securities, and (iii) such sale and all other sales made by such person within the preceding three (3) months do not exceed the greater of (x) one percent (1%) of the outstanding shares of Deposit Guaranty Common Stock or (y) the average weekly trading volume of Deposit Guaranty Common Stock on the NASDAQ National Market during the four-week period preceding the sale. Any affiliate of Tuscaloosa Bancshares who is not an affiliate of Deposit Guaranty after the Mergers may sell Deposit Guaranty Common Stock without restriction following the second anniversary of the Effective Date.

         Tuscaloosa Bancshares has agreed to use its best efforts to cause each of its directors and executive officers and each person who is a beneficial owner of five percent (5%) or more of the outstanding Tuscaloosa Bancshares Common Stock (each of whom may be deemed to be an affiliate under the Securities Act) to enter into an agreement not to sell shares of Deposit Guaranty Common Stock received by him or her in violation of the Securities Act or the rules and regulations of the Commission thereunder.

EXPENSES AND FEES

         All legal and other costs and expenses incurred in connection with the Mergers and the transactions contemplated thereby will be paid by the party incurring such costs and expenses.

ACCOUNTING TREATMENT

         The Mergers, if consummated as proposed, will be treated as a purchase for accounting and financial reporting purposes. The purchase method accounts for a business combination as the acquisition of one enterprise by another, the value of the company's shares issued in the transaction is included in stockholders' equity and any of such amount in excess of net fair values of tangible and identifiable intangible assets of the acquired company is treated as an intangible asset on the acquiring company's financial statements.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the principal federal income tax consequences of the Mergers is based on provisions of the Internal Revenue Code of 1986 (the "Code"), the regulations thereunder, judicial authority, and administrative rulings and practice as of the date hereof or before the Effective Date. Consummation of the Mergers is conditioned on the receipt by Deposit Guaranty and Tuscaloosa Bancshares of an opinion of counsel to Deposit Guaranty to the effect that the Mergers will be treated, for federal income tax purposes, as tax-free reorganizations under Section 368(a) of the Code.

         Any Tuscaloosa Bancshares shareholder who, pursuant to the Mergers, exchanges all of the Tuscaloosa Bancshares Common Stock that such holder owns solely for Deposit Guaranty Common Stock will not recognize any gain or loss upon such exchange. The aggregate tax basis of Deposit Guaranty Common Stock received by such a holder in exchange for Tuscaloosa Bancshares Common Stock will equal such holder's tax basis in the Tuscaloosa Bancshares Common Stock surrendered. If such shares of Tuscaloosa Bancshares Common Stock are held as capital assets at the Effective Date, the holding period of the Deposit Guaranty Common Stock received will include the holding period of the Tuscaloosa Bancshares Common Stock surrendered therefor. Tuscaloosa Bancshares' shareholders should consult their tax advisors as to the determination of their tax basis and holding period in any one share of Deposit Guaranty Common Stock, as several methods of determination may be available.

         To avoid the expense and inconvenience to Deposit Guaranty of issuing fractional shares, no fractional shares of Deposit Guaranty Common Stock will be issued pursuant to the Mergers. Any Tuscaloosa Bancshares shareholder who receives cash pursuant to the Mergers in lieu of a fractional share interest will be treated as having received such fractional share pursuant to the Mergers, and then as having exchanged such fractional share for cash in a redemption by Deposit Guaranty subject to Section 302(a) of the Code, provided that such deemed redemption is not "substantially disproportionate" with respect to such Tuscaloosa Bancshares shareholder or is "not essentially equivalent to a dividend." If the Deposit Guaranty Common Stock represents a capital asset in the hands of the shareholder, then the shareholder will generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the difference between the amount of cash received for such fractional share and the shareholder's tax basis in the fractional share.

         Tuscaloosa Bancshares' shareholders who perfect dissenters' rights will be treated as having received the fair value of the Tuscaloosa Bancshares Common Stock, as determined in the dissenters' rights proceeding, in redemption of the Tuscaloosa Bancshares Common Stock subject to the proceeding. Such deemed redemption will be subject to Section 302(a) of the Code, if such deemed redemption is "substantially disproportionate" with respect to the Tuscaloosa Bancshares shareholder who exercises dissenters' rights or is "not essentially equivalent to a dividend," with the result that a holder who exercises dissenters' rights will recognize gain or loss equal to the difference between the amount realized and such holder's tax basis in the Tuscaloosa Bancshares Common Stock subject to the proceeding. Any such gain or loss recognized on such redemption will be treated as capital gain or loss if the Tuscaloosa Bancshares Common Stock with respect to which dissenters' rights were exercised were held as capital assets. Each Tuscaloosa Bancshares shareholder who contemplates exercising dissenters' rights should consult a tax advisor as to the possibility that all or a portion of the payment received pursuant to the dissenters' proceeding will be treated as dividend income.

         Unless an exemption applies under the applicable law and regulations, the Exchange Agent will be required to withhold thirty-one percent (31%) of any cash payments to which a shareholder or other payee is entitled pursuant to the Mergers unless the shareholder or other payee provides its taxpayer identification number (social security number or employer identification number) and certifies that such number is correct. Each shareholder and, if applicable, each other payee should complete and sign the substitute Form W-9 included as part of the transmittal letter so as to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is established in a manner satisfactory to Deposit Guaranty and the Exchange Agent.

         THE FOREGOING CONSTITUTES ONLY A GENERAL DESCRIPTION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH TUSCALOOSA BANCSHARES SHAREHOLDER. TUSCALOOSA BANCSHARES SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGERS, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                               DISSENTERS' RIGHTS

         Under Section 131 of the Louisiana BCL (a copy of which is attached hereto as Exhibit C), any holder of record of shares of Tuscaloosa Bancshares Common Stock, who files a written objection to the Mergers prior to or at the Meeting at which the vote on the Mergers is taken, and who votes against the Mergers, may demand in writing that such shareholder be paid in cash the fair cash value of such shares ("Dissenters' Rights"). HOWEVER, INTERESTED PARTIES SHOULD NOTE THAT, IF THE MERGER AGREEMENT IS APPROVED BY EIGHTY PERCENT (80%) OR MORE OF THE OUTSTANDING SHARES OF TUSCALOOSA BANCSHARES COMMON STOCK,
SECTION 131 OF THE LOUISIANA BCL PROVIDES THAT NO TUSCALOOSA BANCSHARES SHAREHOLDER WILL HAVE DISSENTERS' RIGHTS. A person who is a beneficial owner, but not a registered owner, of shares of Tuscaloosa Bancshares Common Stock who wishes to exercise the rights of a dissenting shareholder under the Louisiana BCL cannot do so in his own name but should have the record ownership of the shares transferred to his or her name or instruct the record owner thereof to take all required action to comply on his behalf with the procedures under
Section 131 of the Louisiana BCL.

         Any shareholder of record contemplating exercising Dissenters' Rights is urged to review carefully the provisions of Section 131 of the Louisiana BCL, particularly the procedural steps required to perfect Dissenters' Rights thereunder. DISSENTERS' RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF
SECTION 131 ARE NOT FULLY SATISFIED.

         Set forth below is a summary of the procedures relating to the exercise of Dissenters' Rights. The following summary does not purport to be a complete statement of the provisions of Section 131 of the Louisiana BCL and is qualified in its entirety by reference to Exhibit C hereto and to any amendments to such sections as may be adopted after the date of this Proxy Statement/Prospectus.

FILING WRITTEN OBJECTION AND VOTE AGAINST THE MERGERS

         To exercise the right of dissent, a shareholder (each a "Dissenter") must (i) deliver to Tuscaloosa Bancshares a written objection to the Merger Agreement prior to or at the Meeting AND ALSO (ii) vote the shares of Tuscaloosa Bancshares Common Stock held by him (in person or by proxy) against the Merger Agreement at the Meeting. Neither a vote against the Merger Agreement nor a specification in a proxy to vote against the Merger Agreement will in and of itself constitute the necessary written objection to the Merger Agreement. Moreover, by voting in favor of, or abstaining from voting on, the Merger Agreement, or by returning the enclosed proxy without instructing the proxy holders to vote against the Merger Agreement, a shareholder waives his or her rights under Section 131.

NOTICE OF THE EFFECTIVE DATE

         If the Merger Agreement is approved by less than eighty percent (80%) of the outstanding shares of Tuscaloosa Bancshares Common Stock, then, promptly after the Effective Date, notice will be given to each Dissenter that the Mergers have become effective. The notice shall be sent by registered mail, addressed to the Dissenter at such Dissenter's last address on Tuscaloosa Bancshares' records immediately prior to the Effective Date.

WRITTEN DEMAND

         Within twenty (20) days after the mailing of such notice a Dissenter must file with Deposit Guaranty Louisiana a demand in writing (the "Demand") for payment of the fair cash value of such Dissenter's shares as of the day prior to the Meeting, stating the amount demanded and a post office address to which Deposit Guaranty Louisiana may reply. Simultaneously with the filing of the Demand, the Dissenter shall also deposit the certificate(s) representing his shares of Tuscaloosa Bancshares Common Stock (duly endorsed and transferred to Deposit Guaranty Louisiana upon the sole condition that the certificate(s) will be delivered to Deposit Guaranty Louisiana upon payment of the value of the shares in accordance with Section 131 of the Louisiana BCL) in escrow with a chartered bank or trust company located in Livingston Parish, Louisiana (the "Escrow Bank"). Along with the Demand, the Dissenter shall deliver to Deposit Guaranty Louisiana a written acknowledgment of the Escrow Bank that it holds such certificate(s), endorsed as specified above.

         A Dissenter who fails to satisfy any of the foregoing conditions within the proper time periods will conclusively be presumed to have acquiesced to the Mergers and will forfeit any right to seek payment pursuant to Section 131 of the Louisiana BCL. Such written demand may be sent to Deposit Guaranty Louisiana.

APPRAISAL

         If Deposit Guaranty Louisiana does not agree to the amount demanded by the Dissenter, or does not agree that any payment is due, it will, within twenty (20) days after receipt of such Demand and acknowledgment, notify such Dissenter in writing of either (i) the value it will agree to pay, or (ii) its belief that no payment is due. If the Dissenter does not agree to accept the offered amount, or disagrees with Deposit Guaranty Louisiana's assertion that no payment is due, he must within sixty (60) days after the receipt of such notice file suit against Deposit Guaranty Louisiana in Livingston Parish, Louisiana for a judicial determination of the fair cash value of his shares. Any Dissenter who is also entitled to file such suit may, within such 60-day period but not thereafter, intervene as a plaintiff in any suit filed against Deposit Guaranty Louisiana by another former shareholder of Tuscaloosa Bancshares for a judicial determination of the fair cash value of such other shareholder's shares. If a Dissenter fails to bring or to intervene in such a suit within the applicable 60-day period, the Dissenter will be deemed to have consented to accept either Deposit Guaranty Louisiana's statement that no payment is due or, if Deposit Guaranty Louisiana does not contend that no payment is due, to accept the value of his shares specified by Deposit Guaranty Louisiana in its notice of disagreement.

         Dissenters considering exercising Dissenters' Rights should bear in mind that the fair cash value of their shares determined under Section 131 of the Louisiana BCL could be more than, the same as or less than the consideration they would otherwise receive pursuant to the Merger Agreement if they do not seek such rights, and that opinions of financial advisors as to fairness are not opinions as to fair cash value under Section 131 of the Louisiana BCL.

         Any Dissenter who has duly filed a Demand in compliance with Section 131 of the Louisiana BCL will, after filing the Demand, cease to have any of the rights of a shareholder, except those rights generally provided to Dissenters under Section 131 of the Louisiana BCL.

         A Dissenter has the right to voluntarily withdraw his or her Demand and to accept the terms offered in the Merger Agreement at any time before Deposit Guaranty Louisiana gives its notice of disagreement, but thereafter the Dissenter may withdraw his or her Demand only with the consent of Deposit Guaranty Louisiana. If a Demand is properly withdrawn, or the Dissenter otherwise loses his Dissenters' Rights, a Dissenter shall only be entitled to receive the consideration offered pursuant to the Merger Agreement.

         When the fair cash value of the Dissenter's Shares is agreed upon between the Dissenter and Deposit Guaranty Louisiana, or Deposit Guaranty Louisiana has become liable for the value demanded by the Dissenter because of its failure to give notice of disagreement, or the Dissenter has become bound to accept the value which Deposit Guaranty Louisiana agrees is due because of his failure to bring suit within sixty (60) days after receipt of the notice of disagreement, Deposit Guaranty Louisiana may, at its option, pay to the Escrow Bank the amount which the Dissenter is entitled to receive for his shares, and Deposit Guaranty Louisiana shall be entitled to receive such shares from the Escrow Bank. Any action by the Dissenter to recover such value must be brought within five (5) years from the date the value was agreed upon, or the liability of Deposit Guaranty Louisiana became fixed.

PAYMENT AND COSTS

         If upon the filing of any such suit or intervention Deposit Guaranty Louisiana deposits with the court the amount, if any, which it specified in its notice of disagreement, and if in that notice Deposit Guaranty Louisiana offered to pay such amount to the Dissenter on demand, then the costs (not including legal fees) of the suit or intervention will be taxed against the Dissenter if the amount finally awarded to the Dissenter, exclusive of interest and costs, is equal to or less than the amount so deposited; otherwise, the costs (not including legal fees) will be assessed against Deposit Guaranty Louisiana.

NOTICES

         Prior to the Effective Date, dissenting shareholders of Tuscaloosa Bancshares should send any communications regarding their rights to Maurice Melancon, Secretary, Tuscaloosa Bancshares, Inc., 1509 S. Range Avenue, Post Office Box 1749, Denham Springs, Louisiana 70726-4896. On or after the Effective Date, dissenting shareholders should send any communications regarding their rights to J. Clifford Harrison, Secretary, Deposit Guaranty Louisiana Corp., Post Office Box 1200, Jackson, Mississippi 39215-1200. All such communications should be signed by or on behalf of the dissenting shareholder in the form in which his shares are registered on the books of Tuscaloosa Bancshares. Deposit Guaranty, Deposit Guaranty Louisiana and DGNB Louisiana have the right to terminate the Merger Agreement if the number of shares of Tuscaloosa Bancshares Common Stock as to which holders thereof are legally entitled to assert dissenters' rights exceeds ten percent (10%) of the outstanding shares of Tuscaloosa Bancshares Common Stock. See "The Mergers - Amendment; Waiver; Termination."

         ANY TUSCALOOSA BANCSHARES SHAREHOLDER WHO DESIRES TO EXERCISE DISSENTERS' RIGHTS SHOULD CAREFULLY REVIEW THE LOUISIANA BCL AND IS URGED TO CONSULT SUCH SHAREHOLDER'S LEGAL ADVISOR BEFORE EXERCISING OR ATTEMPTING TO EXERCISE SUCH RIGHTS.


                       COMPARATIVE RIGHTS OF SHAREHOLDERS

         Tuscaloosa Bancshares is incorporated in the State of Louisiana and Deposit Guaranty is incorporated in the State of Mississippi. If the Mergers are consummated, shareholders of Tuscaloosa Bancshares, whose rights as shareholders are currently governed by Louisiana law and by Tuscaloosa Bancshares' Articles of Incorporation (the "Tuscaloosa Bancshares Articles") and Bylaws, will, upon consummation of the Mergers, become shareholders of Deposit Guaranty and their rights as such will be governed by Mississippi law and by Deposit Guaranty's Articles of Incorporation (the "Deposit Guaranty Articles") and Bylaws.

         Certain significant differences between the rights of shareholders of Tuscaloosa Bancshares and shareholders of Deposit Guaranty are set forth below. This summary is not intended to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by the Louisiana BCL and the Mississippi Business Corporation Act (the "Mississippi BCA") and by the Articles of Incorporation and Bylaws of each of Tuscaloosa Bancshares and Deposit Guaranty, respectively, to which Tuscaloosa Bancshares' shareholders are referred.

AUTHORIZED CAPITAL

         TUSCALOOSA BANCSHARES. Tuscaloosa Bancshares has 20,000,000 shares of authorized common stock having a par value of $.10 per share. As of the Record Date 3,574,000 shares were issued and outstanding. Tuscaloosa Bancshares' Articles of Incorporation do not authorize the issuance of preferred stock.

         DEPOSIT GUARANTY. Deposit Guaranty has 100,000,000 shares of authorized stock having no par value, 25,000,000 Class A Voting Preferred Stock having no par value and 25,000,000 Class B Non-Voting Preferred having no par value.

         As of the Record Date, 19,507,316 shares of Deposit Guaranty Common Stock and no shares of preferred stock were issued and outstanding. Holders of Preferred Stock shall be entitled to receive dividends subject to statutory restrictions, when and as declared by the Board of Directors, and at such periods as shall be fixed by the Board of Directors has the power to establish the number of shares of each series, redemption rights, dividend rights, conversion rights, and other preferences of such preferred stock. No shares of preferred stock are currently issued and outstanding.

PREEMPTIVE RIGHTS

         TUSCALOOSA BANCSHARES. Tuscaloosa Bancshares' Articles grant preemptive rights. The LBCL provides that a provision in a corporation's articles that "Shareholders shall have preemptive rights" shall have the meaning stated in Section 72 of the LBCL. Section 72 of the LBCL provides that each holder of shares having voting rights shall, upon issuance for cash of shares having voting rights, have a preemptive right, during a reasonable period to be fixed by the board of directors which need not exceed fifteen days to subscribe for such proportion of the shares to be issued, as the number of shares having voting rights held by him bears to the total number of shares having voting rights then outstanding.

         DEPOSIT GUARANTY. The holders of Deposit Guaranty Common Stock do not have any preemptive rights to purchase or subscribe for any additional shares of Deposit Guaranty Common Stock.

CUMULATIVE VOTING RIGHTS

         TUSCALOOSA BANCSHARES. Each outstanding share of Tuscaloosa Bancshares stock is entitled to one (1) vote on each matter submitted to a vote. The Tuscaloosa Bancshares Articles do not provide for cumulative voting
in the election of directors.   Directors are elected by plurality vote.

         DEPOSIT GUARANTY. Pursuant to the Mississippi BCA and Deposit Guaranty's Bylaws, each outstanding share of Deposit Guaranty stock is entitled to one (1) vote on each matter submitted to a vote. However, in connection with the election of directors, holders of Deposit Guaranty Common Stock have cumulative voting rights. Pursuant to the Deposit Guaranty Bylaws, every shareholder entitled to vote in the election of directors shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate his votes by giving one (1) candidate the number of votes equal to the number of directors to be elected multiplied by the number of his shares, or by distributing such votes on the same principle among any number of candidates.

LIMITATIONS ON DIRECTORS' AND OFFICERS' LIABILITY

         TUSCALOOSA BANCSHARES. Tuscaloosa Bancshares' Articles provide that no director or officer of Tuscaloosa Bancshares shall be liable to Tuscaloosa Bancshares or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) any breach of his duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) unlawful payment of dividends, distribution of assets, or purchase or redemption of Tuscaloosa Bancshares shares, or (d) any transaction from which he derived an improper personal benefit. Tuscaloosa Bancshares' Articles further provide that the Board of Directors may cause the corporation to enter into contracts with directors and officers providing for such limitation of liability and may cause the corporation to approve comparable limitation of liability provisions for its subsidiaries.

         DEPOSIT GUARANTY. Deposit Guaranty's Articles and Bylaws do not contain any provision limiting the personal liability of Deposit Guaranty's directors and officers for monetary damages resulting from breach of fiduciary duty.

SUPERMAJORITY VOTING REQUIREMENTS; BUSINESS COMBINATIONS; CONTROL SHARES

         TUSCALOOSA BANCSHARES. Tuscaloosa Bancshares is subject to Louisiana's Fair Price Protection Statute (Sections 132-134 of the Louisiana
BCL), which requires that, in addition to any vote otherwise required by law or a corporation's articles of incorporation, any "business combination" (as defined in the statute) between a corporation and the holder of ten percent (10%) or more of its total voting power be recommended by the corporation' s board of directors and approved by (i) at least eighty percent (80%) of the total voting power of the corporation and (ii) at least two-thirds (2/3) of the votes entitled to be cast by shareholders other than the ten percent (10%) shareholder, unless certain minimum price, form of consideration and procedural requirements are satisfied by the ten percent (10%) shareholder, or if the board approves the business combination before the ten percent (10%) shareholder becomes a ten percent (10%) shareholder. The Fair Price Protection Statute does not apply to the Mergers.

         DEPOSIT GUARANTY. Deposit Guaranty's Articles require that any business combination involving Deposit Guaranty or a subsidiary of Deposit Guaranty and an Interested Shareholder, or any affiliate or associate of an Interested Shareholder or any person that following such transaction would be an affiliate or associate of an Interested Shareholder be approved by the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock of Deposit Guaranty, excluding shares held by the Interested Shareholder, unless board approval requirements are satisfied or unless certain fair price and procedural requirements are satisfied. Generally, an Interested Shareholder is a person who owns ten percent (10%) or more of the voting stock of Deposit Guaranty.

REMOVAL OF DIRECTORS

         TUSCALOOSA BANCSHARES. Tuscaloosa Bancshares' Bylaws provide that Tuscaloosa Bancshares shareholders may remove a director upon the affirmative vote of a majority of shareholders at any special meeting called for that purpose. The shareholders may proceed to elect a successor or successors for the unexpired term of the director or directors removed.

         DEPOSIT GUARANTY. Deposit Guaranty's Articles provide that Deposit Guaranty shareholders may remove a director with or without cause, but only at a meeting expressly called for that purpose and upon the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all shares of stock entitled to vote generally in the election of directors, and in the event that less than the entire Board is to be removed, not one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the class of directors of which he is a part.

VACANCIES IN THE BOARD OF DIRECTORS

         TUSCALOOSA BANCSHARES. Under Tuscaloosa Bancshares' Bylaws, the remaining directors may fill any vacancy occurring in the Tuscaloosa Bancshares Board of Directors (including any vacancy resulting from an increase in the authorized number of directors, or from failure of the shareholders to elect the full number of authorized directors) for the unexpired term, even though such remaining directors constitute less than a quorum, by a vote of two-thirds (2/3) of the directors remaining in office, provided that the shareholders have the right, at any special meeting called for the purpose prior to such action by the Board, to fill the vacancy.

         DEPOSIT GUARANTY. Under Deposit Guaranty's Bylaws, any vacancy, including one occurring as a result of an increase in the number of directors, may be filled only by the shareholders.

AMENDMENT OF THE ARTICLES OF INCORPORATION OR BYLAWS

         TUSCALOOSA BANCSHARES.   Pursuant to the Louisiana BCL the Tuscaloosa
Bancshares Articles may be amended, repealed or adopted by two-thirds (2/3) of the total voting power present. The Tuscaloosa Bancshares Bylaws provide that the Bylaws may be amended or repealed by the Tuscaloosa Bancshares Board of Directors at any regular or special meeting or by the shareholders at any annual or special meeting, provided notice of the proposed amendment or repeal be contained in the notice of such annual or special meeting of the shareholders.

         DEPOSIT GUARANTY. Under the Mississippi BCA, the board of directors has the power to amend or repeal the bylaws of a Mississippi corporation such as Deposit Guaranty, unless such power is expressly reserved for the shareholders. Deposit Guaranty's Articles provide that an amendment to the Bylaws relating to composition of the Board of Directors and removal of directors must be approved by the affirmative vote of at least eighty percent (80%) of the shareholders (the same proportion required in order to effect the removal of a director), excluding (except for purposes of determining whether a quorum is present) those shares beneficially owned by any Interested Shareholder. The affirmative vote of at least eighty percent (80%) of the shareholders is also required to amend the provisions of the Articles of Incorporation requiring a supermajority approval of business combinations. Amendments to the Articles of Incorporation that result in Dissenters' rights require the affirmative vote of a majority of the outstanding shares entitled to vote on the amendment. Otherwise, the Articles of Incorporation may be amended by a majority vote of the shares present at a meeting where a quorum is present.

SPECIAL MEETINGS OF SHAREHOLDERS

         TUSCALOOSA BANCSHARES. Under Tuscaloosa Bancshares 's Bylaws, special meetings of the shareholders, for any purpose or purposes, may be called by the President or the Board of Directors, or, upon the written request of any two
(2) directors or of any shareholder group holding in the aggregate not less than one-fifth (1/5) of the total voting power of Tuscaloosa Bancshares' voting stock.

         DEPOSIT GUARANTY. Under Deposit Guaranty's Bylaws, special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, the President or the Board of Directors, or upon the written request of shareholders holding in the aggregate not less than ten percent (10%) of the total voting power entitled to vote on an issue.

SHAREHOLDER PROPOSALS AND NOMINATIONS

         TUSCALOOSA BANCSHARES. Neither Tuscaloosa Bancshares' Articles nor Bylaws set forth any procedures with respect to submission by a shareholder of a proposal or nomination for consideration at a shareholders' meeting.

         DEPOSIT GUARANTY. Deposit Guaranty's Bylaws provide procedures that must be followed to properly bring a proposal before a shareholders' meeting or to nominate candidates for election as directors. At least sixty (60) days prior notice to the Secretary of Deposit Guaranty is required if a shareholder intends to nominate an individual for election to the Board of Directors or propose any shareholder action. These Bylaw provisions also require information to be supplied about both the shareholder making such nomination or proposal and the person nominated.

REDEMPTION AND RETIREMENT

         TUSCALOOSA BANCSHARES. A Louisiana corporation cannot purchase or redeem its shares when it is insolvent, or at a price, in the case of shares subject to redemption, exceeding the redemption price thereof, or when its net assets are less than, or such purchase would reduce its net assets below, the aggregate amount payable on liquidation upon any issued shares having a preferential right to participate in the assets in the event of liquidation which remain after the purchase or redemption and cancellation of any shares in connection with the purchase or redemption.

         DEPOSIT GUARANTY. Under Mississippi law, a corporation is permitted to purchase or redeem shares of its own stock except where upon doing so, the corporation would not be able to pay its debts as they become due in the usual course of business. This prohibition also applies to where the corporation's total assets would be less than the sum of the corporation's total liabilities, plus, unless the articles of incorporation permit otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those whose shares are purchased or redeemed, if the corporation were to be dissolved at the time of such purchase or redemption. Mississippi law permits a Board of Directors to base its determination as to whether such purchase or redemption is prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable under the circumstances.

STOCKHOLDERS' INSPECTION RIGHTS

         TUSCALOOSA BANCSHARES.  Under the Louisiana BCL, upon at least five
(5) days' written notice, any shareholder, except a business competitor, who is and has been the holder of record of at least five percent (5%) of the outstanding shares of any class of a corporation for at least six (6) months has the right to examine, in person or by agent or attorney, at any reasonable time, for any proper and reasonable purpose, any and all of the records and accounts of the corporation and to make extracts therefrom. Louisiana law allows two (2) or more shareholders, each of whom has been a holder of record for six (6) months, whose aggregate holdings equal five percent (5%) to inspect the records.

         DEPOSIT GUARANTY. Under the Mississippi BCA, any shareholder may inspect the shareholders' list if the demand is made in good faith and for a proper purpose. Such shareholder must describe his purpose and establish that the list is directly connected to his purpose. Moreover, the stockholders' list must be available for inspection by any shareholder beginning two (2) days after notice of a shareholders' meeting is given and continuing until the meeting takes place.

INDEMNIFICATION

         The Louisiana BCL permits a corporation to indemnify any person who is or was a party or is threatened to be made a party to any action, suit, proceeding, whether civil, criminal, administrative, or investigative. This includes any action by or in the right of the corporation (a "derivative action"), by reason of fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if the director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the director must show that he or she had no reasonable cause to believe his or her conduct was unlawful.

         In the case of derivative actions, the Louisiana BCL limits the indemnity to expenses (including attorney's fees) and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such action.

         The Mississippi BCA provides that a director, officer or agent of a corporation may be indemnified for such service if he conducted himself in good faith, and he reasonably believed in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests; and in all other cases that his conduct was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, a director must show that he had no reasonable cause to believe his conduct was unlawful. Indemnification permitted under this section in connection with a derivative action is limited to reasonable expenses incurred in connection with the proceeding.

         Under both the Louisiana BCL and Mississippi law, the corporation may pay, prior to final disposition, the expenses (including attorney's fees) incurred by a director or officer in defending a proceeding. Under Louisiana and Mississippi law, expenses incurred by an officer or director in defending any action may be advanced prior to final disposition upon receipt of an undertaking by the director or officer of the corporation to repay such advances if it is ultimately determined that he is not entitled to indemnification. Under Mississippi law, however, a determination must be made that the facts known to those making the determination would not preclude indemnification. Neither Louisiana law nor Mississippi law require the undertaking to be secured and the undertaking may be accepted without reference to financial ability to make the repayment.

          In both Louisiana and Mississippi, however, indemnification is unavailable to a person who has been found liable to the corporation.

         TUSCALOOSA BANCSHARES. Tuscaloosa Bancshares' Articles provide that the Board of Directors may cause the corporation to enter into contracts with directors and officers providing for indemnification of directors and officers to the fullest extent permitted by law, and may cause the corporation to approve for its subsidiaries comparable indemnification provisions. Tuscaloosa Bancshares' Bylaws provide that Tuscaloosa Bancshares shall indemnify to the fullest extent of the law its directors, officers and employees.

         DEPOSIT GUARANTY. Article Nine of Deposit Guaranty's Articles provide for indemnification of officers and directors under the same conditions as are set forth in the Mississippi BCA.

         Deposit Guaranty, as authorized by its Articles, has purchased a liability policy which, subject to any limitations set forth in the policy, indemnifies Deposit Guaranty's directors and officers for damages that they become legally obligated to pay as a result of any negligent act, error or omission committed by such person in his capacity as an officer or director.

APPRAISAL RIGHTS

         TUSCALOOSA BANCSHARES. The Louisiana BCL provides appraisal rights to shareholders in connection with mergers and consolidations and the sale, lease or exchange of all of the corporation's assets, if such are approved by less than eighty percent (80%) of a corporation's total voting power. Appraisal rights are not available under the Louisiana BCL in the case of: (1) a sale pursuant to a court order; (2) a sale for cash requiring distribution of all or substantially all of the net proceeds to shareholders in accordance with their respective interests within one (1) year of the date of the sale; and (3) shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange unless the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

         DEPOSIT GUARANTY. The Mississippi BCA provides appraisal rights to shareholders in any of the following corporate actions: (1) a merger if shareholder approval is required or if the corporation is a subsidiary that merges with its parent; (2) a plan of share exchange if the corporation is being acquired and the shareholder is entitled to vote; and (3) a sale or exchange of all or substantially all of the property of the corporation that is not in the usual and regular course of business, but not including a court ordered sale or sale pursuant to a plan where the shareholders will receive the proceeds within one (1) year after the date of sale.


      MARKET PRICES OF AND DIVIDENDS ON TUSCALOOSA BANCSHARES COMMON STOCK

         No established public trading market for Tuscaloosa Bancshares Common
Stock exists.   As of June 30, 1996, there were 256 holders of record of
Tuscaloosa Bancshares Common Stock.

         Tuscaloosa Bancshares paid an annual dividend of $.07 per share in 1996, $.07 per share in 1995, and $.02 per share in 1994. The holders of Tuscaloosa Bancshares Common Stock are entitled to receive dividends when and if declared by the Tuscaloosa Bancshares Board out of funds that are legally available therefor. If the Mergers are not consummated, it is the intention of the Tuscaloosa Bancshares Board to continue declaring annual cash dividends. However, there can be no assurance that Tuscaloosa Bancshares' dividend policy would remain unchanged.


                STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                      MANAGEMENT OF TUSCALOOSA BANCSHARES

         The following table indicates the beneficial ownership as of September 12, 1996 of Tuscaloosa Bancshares Common Stock by (i) each director of Tuscaloosa Bancshares, (ii) the CEO, and (iii) all directors and executive officers of Tuscaloosa Bancshares as a group.

                                           AMOUNT AND NATURE OF         PERCENT OF
 NAME AND POSITION                         BENEFICIAL OWNERSHIP           CLASS
 -----------------                         --------------------           -------
 Rebecca Kiger Bradley, Director                 374,561                   10.5%

 Calvin C. Fayard, Jr., Director                 636,323(1)                17.8%

 Roy Fore, Director                               51,191                    1.4%

 Dr. Richard E. Keeton, Director                 281,906                    7.9%

 Alex Theriot, Jr., Director                     481,947(2)                13.5%

 Lloyd C. Cockerham, Jr.,   President              5,742                     *

 ALL DIRECTORS AND EXECUTIVE
 OFFICERS AS A GROUP (7 PERSONS)               1,832,230                   51.3%


 --------------------------

          *Less than 1%.

          (1)  Includes 38,617 shares held by family members.

          (2)  Includes 3,878 shares held by family members.

         The following table sets forth certain information as of September 12, 1996 concerning persons, other than the directors listed in the prior table, known to Tuscaloosa Bancshares to be the beneficial owner of more than five percent (5%) of Tuscaloosa Bancshares Common Stock.

                                           AMOUNT AND NATURE OF         PERCENT OF
 NAME AND ADDRESS                          BENEFICIAL OWNERSHIP            CLASS
 ----------------                          --------------------            -------
 Little River Gravel Company                     329,793                    9.2%
 35051 Newsom Lane
 Denham Springs, LA 70726

                  INFORMATION CONCERNING TUSCALOOSA BANCSHARES

GENERAL

         Tuscaloosa Bancshares is a Louisiana business corporation and a one-bank holding company registered under the federal Bank Holding Company Act of 1956. It was formed in 1984 primarily for the purpose of holding all of the outstanding stock of Tuscaloosa Bank, which is Tuscaloosa Bancshares' sole
subsidiary.   Tuscaloosa Bank was formed in 1982 under the banking laws of the
State of Louisiana.   Tuscaloosa Bank conducts a general commercial banking
business through its main office at 1509 S. Range Avenue, Denham Springs, Louisiana 70726-4896 and at three (3) branch offices in Livingston Parish,
Louisiana.   Tuscaloosa Bank offers a full range of traditional commercial banking services, except for trust services.

COMPETITION

          Tuscaloosa Bank competes actively with national and state banks and savings and loan institutions in Louisiana for all types of loans and deposits. Tuscaloosa Bank also competes for loans with other financial institutions, such as insurance companies, real estate investment trusts, savings and loans, small loan companies, credit unions and certain government agencies. Four other financial institutions have banking offices located in Livingston Parish.

EMPLOYEES

         As of June 30, 1996,  Tuscaloosa Bancshares and  Tuscaloosa Bank had
approximately 44 full time equivalent employees.   Tuscaloosa Bancshares has no
salaried employees, although certain executive officers hold parallel positions with Tuscaloosa Bank. No employees are represented by unions or other bargaining units, and management considers its relations with employees to be satisfactory.

SUPERVISION AND REGULATION

          Tuscaloosa Bancshares and Tuscaloosa Bank are extensively regulated under both federal and state laws. To the extent that the following information describes particular statutory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable law or regulation may have a material effect on the business and prospects of Tuscaloosa Bancshares.

          Tuscaloosa Bancshares is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "BHCA"), and, as such, is subject to the provisions of the BHCA and to regulation and supervision by the Board of Governors of the Federal Reserve System (the "Reserve Board"). Tuscaloosa Bancshares is required to file with the Reserve Board annual reports containing such information as the Reserve Board may require pursuant to the BHCA and also is subject to periodic examination by the Reserve Board. The BHCA limits, with certain exceptions, the business in which a bank holding company may engage, directly or through subsidiaries, to banking, managing or controlling banks, and furnishing or performing activities so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is a proper incident to banking or managing or controlling banks, the Reserve Board must consider whether its performance by an affiliate of a bank holding company can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or other unsound banking practices. The Reserve Board has adopted regulations implementing the provisions of the BHCA with respect to the activities of bank holding companies. Whether or not a particular non-banking activity is permitted under the BHCA, the Reserve Board is authorized to require a bank holding company to terminate any activity or to divest itself of any non-banking subsidiary if its actions represent unsafe or unsound practices or violations of law.

         Under the BHCA, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with the extension of credit, the lease or sale of property or provision of any services. In addition, the BHCA prohibits a bank holding company from borrowing from its bank subsidiaries unless such loans are secured by specified amounts and types of collateral. Such secured loans are also subject to certain limitations based upon the subsidiary bank's capital and surplus.

         The Federal Deposit Insurance Corporation Improvement Act of 1991 (the "FDIC Act") subjected bank holding companies as well as banks to significantly increased regulation and supervision. Among other things, the FDIC Act provides that undercapitalized institutions, as defined by regulatory authorities, must submit recapitalization plans, and a parent company of such an institution must either (i) guarantee the institution's compliance with the capital plan, up to an amount equal to the lesser of five percent (5%) of the institution's assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan, or
(ii) suffer certain adverse consequences such as a prohibition of dividends by the parent company to its shareholders.

          Tuscaloosa Bancshares is also subject to the Louisiana Bank Holding Company Act, as amended (the "Louisiana Act") which, among other things, provides that a bank holding company and its subsidiaries may not engage in any insurance activity in which a bank may not engage. The Louisiana Commissioner of Financial Institutions is authorized to administer the Louisiana Act and to issue orders and regulations thereunder.

         Federal and Louisiana laws provide for the enforcement of any pro rata assessment of shareholders of a bank to cover impairment of capital stock by sale, to the extent necessary, of the stock of any assessed shareholder failing
to pay the assessment.   Tuscaloosa Bancshares, as shareholder of  Tuscaloosa
Bank, is subject to these provisions.

         Both federal and state laws extensively regulate various aspects of Tuscaloosa Bank's business, including requirements regarding the maintenance of reserves against deposits, limitations on the rates that can be charged on loans or paid on deposits, branching and restrictions on the nature and amounts of loans and investments that can be made. As a state bank, Tuscaloosa Bank is subject to the supervisory authority of the Louisiana Commissioner of Financial Institutions, whose office conducts periodic examinations of Tuscaloosa Bank. As a federally insured bank, Tuscaloosa Bank is also subject to supervision and regulation by the Federal Deposit Insurance Corporation (the "FDIC"). Under certain circumstances, regulatory authorities may prohibit the payment of dividends by a bank or its parent holding company. The FDIC Act and regulations promulgated thereunder classify banks into five (5) categories generally relating to their regulatory capital ratios and institute a system of supervisory actions indexed to a bank's particular classification. Generally, banks that are classified as "well capitalized," or "adequately capitalized" are not subject to the supervisory actions specified in the FDIC Act for prompt corrective action, but may be restricted from taking certain actions that will lower their classification. Banks classified as "undercapitalized," "significantly undercapitalized," or "critically undercapitalized" are subject to restrictions in supervisory actions of increasing stringency based on the level of classification. Under present regulation, Tuscaloosa Bank is "well capitalized." While such a classification would exclude Tuscaloosa Bank from the restrictions and actions envisioned by the prompt corrective action provisions of the FDIC Act, the regulatory agencies have broad powers under other provisions of federal law that would permit them to place restrictions on Tuscaloosa Bank or to take other supervisory action regardless of such classification.

SUPPLEMENTAL FINANCIAL INFORMATION

         Supplemental financial information for Tuscaloosa Bancshares and Tuscaloosa Bank is set forth below and on the following pages.

INVESTMENT SECURITIES

         The following table sets forth the carrying amounts of investment securities at the dates indicated (In thousands of dollars):

                                                                            DECEMBER 31,
                                                                     ------------------------
                                                                     1995                1994
                                                                     ------------------------
U.S. Treasury securities and obligations of other U.S.
  Government  agencies and corporations                                 $2,472         $3,448
Obligations of state and political subdivisions                            380            205
Mortgage-backed bonds and collateralized
  mortgage obligations                                                   3,920          4,442
                                                                       -------        -------

    Total                                                               $6,772         $8,095
                                                                        ======         ======

LOAN PORTFOLIO

          The table below sets forth Tuscaloosa Bank's loan distribution at the end of each of the last two (2) years (In thousands of dollars):

                                                                             DECEMBER 31
                                                                        ---------------------
                                                                         1995           1994
                                                                        ---------------------
Commercial, financial and agricultural                                  $3,594         $4,828
Real estate - mortgage                                                  13,503          9,328
Real estate - construction                                               2,687          2,548
Installment                                                              4,737          3,894
                                                                       -------         ------

    Total                                                              $24,521        $20,598
                                                                       =======        =======


         The following table shows the maturity or repricing frequency of loans outstanding as of December 31, 1995 (In thousands of dollars).

Maturity of fixed rate loans:
         Within one year                                               $12,887
         After one but within five years                                 9,564
         After five years                                                  803
                                                                       -------

         Total fixed rate loans                                         23,254
Variable rate loans repricing at least quarterly                         1,228
Nonaccrual loans                                                            39
                                                                       -------

         Total loans                                                   $24,521
                                                                       =======

SUMMARY OF LOAN LOSS EXPERIENCE

         The following table summarizes Tuscaloosa Bank's loan loss experience for each of the two (2) years ended (In thousands of dollars):

                                                                               DECEMBER 31,
                                                                       ---------------------------
                                                                        1995                1994
                                                                       ---------------------------
Balance at beginning of period                                         $   255             $   292
Charge-offs:
  Commercial, financial and agricultural                                    18                  35
  Installment                                                               82                  14
                                                                       -------             -------
      Total Charge-offs                                                    100                  49
                                                                       -------             -------

Recoveries:
  Commercial, financial and agricultural                                    10                  22
  Installment                                                               --                   5
                                                                       -------             -------
      Total Recoveries                                                      10                  27
                                                                       -------             -------

Net charge-offs                                                             90                  22
Provision charged (credited) to operations                                 129                 (15)
                                                                       -------             -------
Balance at end of period                                               $   294             $   255
                                                                       =======             =======

Ratio of net charge-offs to average loans
  outstanding                                                             .45%                 .14%

          The provision for loan losses, which is charged to income from operations, is based upon the changes in the loan portfolio, the amount of net loan losses incurred, and management's estimation of potential future losses based on several factors including, but not limited to, current economic conditions, loan portfolio composition, nonaccrual loans, problem loans and prior loan loss experience.

RISK ELEMENTS

          The following table summarizes nonperforming loans at December 31, 1995 and 1994 (In thousands of dollars):

                                                                    1995                1994
                                                                    -------------------------
Nonaccrual loans                                                     $39                 $14
Accruing loans past due 90 days or more                               64                  59
Restructured loans not included above                                 --                  --

DEPOSITS

          The average deposits are summarized for the period indicated in the following tables (In thousands of dollars):

                                                               YEARS ENDED DECEMBER 31,
                                                             ---------------------------
                                                               1995               1994
                                                             ---------------------------
                                                              AMOUNT              AMOUNT
                                                             ---------------------------
Noninterest-bearing demand deposits                           $8,889              $7,112
Interest-bearing demand deposits                               1,901               1,951
Savings deposits                                              13,187              12,847
Time deposits                                                  9,450               7,445
                                                             -------             -------

  Total                                                      $33,427             $29,355
                                                             =======             =======

         Maturities of time deposits of $100,000 or more outstanding as of December 31, 1995 are summarized as follows (In thousands of dollars):

                                                                  TIME CERTIFICATES OF DEPOSIT
                                                                  ----------------------------
3 months or less                                                            $   848
Over 3 through 12 months                                                      1,277
Over 12 months                                                                  500
                                                                            -------

  Total                                                                     $ 2,625
                                                                            =======
RETURN ON EQUITY AND ASSETS
                                                                     YEARS ENDED DECEMBER 31,
                                                                   ---------------------------
                                                                    1995                1994
                                                                   ---------------------------
Return on average assets                                             1.64%              1.46%
Return on average equity                                            17.62              16.54
Dividend payout ratio                                               40.50              14.11
Average equity to average assets                                     9.31               8.84

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF TUSCALOOSA BANCSHARES, INC.


         The following discussion and analysis of the financial condition and results of operations of Tuscaloosa Bancshares should be read in conjunction with the consolidated financial statements, accompanying footnotes, and other supplemental financial information appearing elsewhere in this prospectus.

1995 COMPARED WITH 1994

BALANCE SHEET

         Total assets were $39.4 million at December 31, 1995 compared to $33.6 million in 1994. Total loans, net of unearned income, increased $3.9 million, or 19%, to $24.5 million compared to $20.6 million in 1994. Total securities decreased $1.3 million from $8.1 million at December 31, 1994 to $6.8 million at December 31, 1995 to fund loan demand. The allowance for loan losses increased $39 thousand to $294 thousand.

         Total deposits increased $5.7 million, or 19%, to $35.0 million at December 31, 1995 compared to $29.3 million in 1994. Demand deposits and certificates of deposit increased significantly, while savings accounts remained constant. Total stockholders' equity for year-end 1995 increased to $3.8 million from $ 3.2 million in 1994 as a result of earnings from operations and an increase of $68 thousand in unrealized gains on securities available for sale, net of income taxes.

NET INCOME

         Tuscaloosa Bancshares' net income for 1995 increased $111 thousand, or 22%, from the $506 thousand earned during the year ended December 31, 1994.
Net income per share rose 21% to $.17 for the year ended December 31, 1995 compared to $.14 for the same period in 1994. The increase in net income is primarily due to a $409 thousand increase in net interest income resulting from a 32% increase in average loan volumes.

NET INTEREST INCOME

         Net interest income, the largest component of revenue, increased $409 thousand to $2.3 million for the twelve month period ended December 31, 1995. Tuscaloosa Bancshares' net interest margin at December 31, 1995 was 6.70% compared to 5.85% at December 31, 1994 due to more favorable loan yields and an increase in loan volumes.

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1996 AND 1995

BALANCE SHEET

         Total assets were $40.9 million at June 30, 1996, compared to $39.4 million at December 31, 1995. Total loans increased $1.0 million from $24.5 million at December 31, 1995, to $25.5 million at June 30, 1996. The increase in loans included a $2.9 million increase in commercial and industrial loans which was somewhat offset by a decrease of $1.7 million loans secured by real estate. Total securities increased $423 thousand from $6.8 million at December 31, 1995, to $7.2 million at June 30, 1996.

         Total deposits increased approximately $1.3 million from $35.0 million at December 31, 1995 to $36.3 million at June 30, 1996. Total stockholders' equity was $3.8 million at December 31, 1995 compared to $4.1 million at June 30, 1996.

NET INCOME

         Net income for the six months ended June 30, 1996 was $360 thousand, an increase of 24% from $290 thousand at June 30, 1995.

NET INTEREST INCOME

         Net interest income for the six months ended June 30, 1996 increased $250 thousand, or 25%, greater than the six month period ended June 30, 1995. This increase in interest income is primarily a result of interest earned on commercial and other loans increasing $574 thousand from $609 thousand at June 30, 1995 to $1.2 million at June 30, 1996. This increase was somewhat offset by a decrease of $200 thousand in interest earned on installment loans which decreased to $294 thousand. Interest expense for the first six months of 1996 increased $61 thousand to $510 thousand compared to $449 thousand for the same period in 1995. Tuscaloosa Bancshares' net interest margin at June 30, 1996 was 7.29% compared to 6.30% for the same period in 1995.

PROVISION FOR POSSIBLE LOAN LOSSES

         As a result of management's assessment of the adequacy of the allowance for possible loan losses, Tuscaloosa Bank recorded a provision of $3 thousand for the six month period ended June 30, 1996 compared to a provision of $19 thousand for the six month period ended June 30, 1995.

         The allowance for possible loan losses at June 30, 1996 was $299 thousand, or 1.17% of total loans, increasing slightly from $294 thousand, or 1.20% of total loans, at December 31, 1995.

NONINTEREST INCOME

         Noninterest income for the six months ended June 30, 1996 was $423 thousand, decreasing from $432 thousand for the six month period ended June 30, 1995. This decrease was primarily as a result of a $12 thousand decrease in service charges on deposit accounts.

NONINTEREST EXPENSE

         Noninterest expense for the first six months of 1996 was $1.15 million compared to $992 thousand for the six month period ended June 30, 1995. This increase reflects a $36 thousand, or 7%, increase in salaries and employee benefits. Other noninterest expense increased $106 thousand to $463 thousand for the six month period ended June 30, 1996 as compared to the same period in 1995.

                                 LEGAL OPINION

         Watkins Ludlam & Stennis, P.A., of Jackson, Mississippi has rendered its opinion that the shares of Deposit Guaranty Common Stock to be issued in connection with the Mergers have been duly authorized and if and when issued pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

                                    EXPERTS

         The consolidated financial statements of Deposit Guaranty as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994, consolidated financial statements refers to a change in the method of accounting for debt securities.

         With respect to the unaudited interim financial information for the periods ended March 31, 1996 and 1995 and June 30, 1996 and 1995, incorporated by reference herein, KPMG Peat Marwick LLP has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in Deposit Guaranty's quarterly reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of sections 7 and 11 of the Act.

         The consolidated financial statements of Tuscaloosa Bancshares as of December 31, 1995, and for the year then ended have been audited by Hannis T. Bourgeois & Co., L.L.P., independent public accountants, as indicated in their report with respect thereto and have been included herein and in the registration statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. The consolidated financial statements of Tuscaloosa Bancshares as of December 31, 1994 and for the year then-ended, have been audited by Arthur Andersen, LLP, independent public accountants, as indicated in their report with respect thereto and have been included herein and in the registration statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                 OTHER MATTERS

         As of the date of this Proxy Statement/Prospectus, the Board of Directors of Tuscaloosa Bancshares knows of no matters which will be presented for consideration at the Meeting other than as set forth in the Notice of such Meeting attached to this Proxy Statement/Prospectus. However, if any other matters shall come before the Meeting or any adjournment or postponement thereof and be voted upon, the enclosed proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                         INDEX TO FINANCIAL STATEMENTS
                          TUSCALOOSA BANCSHARES, INC.
                                 AND SUBSIDIARY



                                                                                                                     Page
                                                                                                                     ----
Independent Auditors' Report - Hannis T. Bourgeois & Co., L.L.P.                                                      F-2

Report of Independent Public Accountants - Arthur Andersen, LLP                                                       F-3

Consolidated Balance Sheets at June 30, 1996  and                                                                     F-4
    December 31, 1995 and 1994

Consolidated Statements of Income for the Six Months Ended                                                            F-5
    June 30, 1996 and 1995 and each of the Years in the Two
    Year Period Ended December 31, 1995

Consolidated Statements of Changes in Stockholders' Equity for                                                        F-6
    the Six Months Ended June 30, 1996 and for each of the Years in the Two Year Period Ended December 31, 1995

Consolidated Statements of Cash Flows for each of the Years in the                                                    F-7
    Two Year Period Ended December 31, 1995

Notes to Consolidated Financial Statements for each of the Years in the                                               F-9
    Two Year Period Ended December 31, 1995

                                  May 2, 1996


                          Independent Auditor's Report


To the Board of Directors
Tuscaloosa Bancshares, Inc.
  and Subsidiary
Denham Springs, Louisiana

         We have audited the Consolidated Balance Sheet of Tuscaloosa Bancshares, Inc. and Subsidiary as of December 31, 1995, and the related Consolidated Statements of Income, Changes in Stockholders' Equity, and Cash Flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the 1995 financial statements referred to above present fairly, in all material respects, the financial position of Tuscaloosa Bancshares, Inc. and Subsidiary as of December 31, 1995, and the results of their operations, changes in their stockholders' equity, and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                     Respectfully submitted,



                                     /s/ Hannis T. Bourgeois & Co., L.L.P.

                              ARTHUR ANDERSEN LLP





                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors of Tuscaloosa Bancshares, Inc.:

We have audited the accompanying consolidated balance sheet of Tuscaloosa Bancshares, Inc. (a Louisiana corporation) and subsidiary as of December 31, 1994 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tusdcaloosa Bancshares, Inc. and subsidiary as of December 31, 1994 and, the results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles.


New Orleans, Louisiana
May 8, 1995

                                                       Arthur Andersen LLP

                          Tuscaloosa Bancshares, Inc.
                                 and Subsidiary

                          CONSOLIDATED BALANCE SHEETS



                                                                                         December 31,
                                                            (Unaudited)              -------------------
                                                          June 30, 1996              1995          1994
                                                       --------------------          ----          ----
ASSETS
------

 Cash and Due from Banks - Note B                            $3,411,259           $3,110,503     $2,320,910
 Interest Bearing Deposits in Banks                              -                    -           1,089,000
                                                             ----------          -----------    -----------
 Total Cash and Cash Equivalents                              3,411,259            3,110,503      3,409,910

 Federal Funds Sold                                           3,325,000            3,425,000         -
 Securities - Note C:
    Held to Maturity (Fair Value 1996 - $368,000,
    1995 - $389,000 and 1994 - $4,956,834)                       365,000             380,000      5,209,742
 Available for Sale                                            6,829,577           6,392,081      2,885,690
                                                             -----------         -----------    -----------
                                                               7,194,577           6,772,081      8,095,432

 Loans - Notes D and L                                        25,454,899          24,520,939     20,598,245
    Less: Allowance for Loan Losses - Note E                    (299,413)           (293,588)      (255,330)
                                                             -----------         -----------    -----------
                                                              25,155,486          24,227,351     20,342,915

 Bank Premises and Equipment - Note F                          1,346,750           1,332,595      1,275,658
 Other Real Estate                                                71,233              95,700        131,134
 Accrued Interest Receivable                                     271,881             249,839        233,374
 Other Assets                                                    134,734             147,236         77,053
                                                             -----------         -----------    -----------

    Total Assets                                             $40,910,920         $39,360,305    $33,565,476
                                                             ===========         ===========    ===========

LIABILITIES
-----------

 Deposits - Note G:
    Noninterest Bearing                                      $10,218,216         $10,064,939    $ 7,713,244
    Interest Bearing                                          26,100,717          24,946,912     21,572,116
                                                             -----------         -----------    -----------
                                                              36,318,933          35,011,851     29,285,360

 Securities Sold Under Agreement to Repurchase                    -                   -             850,000
 Other Liabilities                                               485,069             591,028        186,236
                                                             -----------         -----------    -----------
    Total Liabilities                                         36,804,002          35,602,879     30,321,596

Commitments and Contingencies -
 Notes K, M, N and P

STOCKHOLDERS' EQUITY
--------------------

 Common Stock - $0.10 Par Value; 20,000,000
    Shares Authorized; 3,574,000 Shares Issued and
    Outstanding - Note H                                         357,440             357,440        357,440
 Surplus and Retained Earnings                                 3,759,292           3,398,909      2,953,094
 Unrealized Gain (Loss) on Securities
    available for Sale, Net - Note C                              (9,814)              1,077        (66,654)
                                                             -----------         -----------    -----------

    Total Stockholders' Equity                                 4,106,918           3,757,426      3,243,880
                                                             -----------         -----------    -----------

    Total Liabilities and Stockholders' Equity               $40,910,920         $39,360,305    $33,565,476
                                                             ===========         ===========    ===========


  The accompanying notes are an integral part of these financial statements.

                          Tuscaloosa Bancshares, Inc.
                                 and Subsidiary

                       CONSOLIDATED STATEMENTS OF INCOME



                                                                 (Unaudited)
                                                              Six Months Ended                  Year Ended
                                                                   June 30,                    December 31,
                                                            ---------------------         ----------------------
                                                            1996            1995           1995           1994
                                                            ----            ----           ----           ----
 Interest Income:
    Interest and Fees on Loans                          $1,479,143      $1,165,641       $2,607,926   $ 1,868,197
    Interest on Securities:
      Taxable Interest                                     194,915         219,884          405,714       410,797
      Nontaxable Interest                                    9,844           4,665           12,322         5,258
    Interest on Federal Funds Sold                          99,452          69,930          161,688       133,796
    Other Interest Income                                    1,810          14,006           17,101        74,516
                                                        ----------      ----------       ----------   -----------
      Total Interest Income                              1,785,164       1,474,126        3,204,751     2,492,564

 Interest Expense:
    Interest Expense on Deposits - Note G                  510,227         444,986          922,620       615,911
    Other Interest Expense                                     287           4,226            4,226         6,681
                                                        ----------      ----------       ----------   -----------
      Total Interest Expense                               510,514         449,212          926,846       622,592

      Net Interest Income                                1,274,650       1,024,914        2,277,905     1,869,972

 Provision (Credit) for Loan Losses - Note E                 3,000          19,000          128,954       (15,000)
                                                        ----------      ----------       ----------   -----------

    Net Interest Income after Provision
      for Possible Loan Losses                           1,271,650       1,005,914        2,148,951     1,884,972

 Other Income:
    Service Charges on Deposit Accounts                    377,169         389,532          724,266       612,100
    Other Operating Income                                  46,696          42,082          102,108        68,581
                                                        ----------      ----------       ----------   -----------
      Total Other Income                                   423,865         431,614          826,374       680,681

 Other Expenses:
    Salaries and Employee Benefits                         542,852         507,003        1,033,209       867,118
    Other Operating Expenses - Note I                      606,626         484,754        1,063,688       907,670
                                                        ----------      ----------       ----------   -----------
      Total Other Expenses                               1,149,478         991,757        2,096,897     1,774,788
                                                        ----------      ----------       ----------   -----------

 Income before Income Taxes                                546,037         445,771          878,428       790,865

 Applicable Income Tax - Note J                            185,654         155,898          261,730       284,405
                                                        ----------      ----------       ----------   -----------

    Net Income                                          $  360,383      $  289,873       $  616,698   $   506,460
                                                        ==========      ==========       ==========   ===========

Per Share:
    Net Income                                          $     0.10      $     0.08       $     0.17   $      0.14
                                                        ==========      ==========       ==========   ===========



The accompanying notes are an integral part of these financial statements.

                          Tuscaloosa Bancshares. Inc.
                                 and Subsidiary

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY









                                                                                December 31,
                                              (Unaudited)            ------------------------------------
                                             June 30, 1996              1995                    1994
                                             -------------           ----------            --------------
 Common Stock:
    Balance - Beginning and End of  Period   $   357,440             $    357,440           $     357,440
                                             ===========             ============           =============


 Surplus:
    Balance - Beginning of  Period           $ 3,942,860             $  3,863,999           $   3,863,999
        Issuance of Stock Previously Held
         by Bank                                  -                        78,861                 -
                                             -----------              -----------            ------------

    Balance - End of  Period                 $ 3,942,860             $  3,942,860           $   3,863,999
                                             ===========             ============           =============


 Retained Earnings (Deficit):
    Balance - Beginning of  Period           $  (543,951)            $   (910,905)          $  (1,345,885)
       Net Income                                360,383                  616,698                 506,460
       Cash Dividends (1995 - $.07 per
         share; 1994 - $.02 per share)            -                      (249,744)                (71,480)
                                             -----------             ------------           -------------

    Balance - End of  Period                 $  (183,568)            $   (543,951)          $    (910,905)
                                             ===========             ============           =============


 Unrealized Gain (Loss) on Securities
    Available for Sale:
       Balance - Beginning of  Period        $     1,077             $    (66,654)          $     -
           Net Change in Unrealized Gain
              (Loss) on Securities Available
              for Sale                           (10,891)                  67,731                 (66,654)
                                             ------------            ------------           -------------

 Balance - End of  Period                    $    (9,814)            $      1,077           $     (66,654)
                                             ============            ============           =============




The accompanying notes are an integral part of these financial statements.

                          Tuscaloosa Bancshares, Inc.
                                 and Subsidiary

                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                           (Unaudited)
                                                         Six Months Ended                      Year Ended
                                                            June 30,                           December 31,
                                                 -------------------------------    -------------------------------
                                                     1996               1995              1995              1994
                                                 -------------    --------------    --------------    -------------
Cash Flows From Operating Activities:
    Net Income                                   $     360,386    $      288,080    $      616,698    $     506,460
    Adjustments to Reconcile Net Income
       to Net Cash Provided by Operating
       Activities:
           Provision for Depreciation                   56,110            52,725           105,770           98,039
           Provision (Credit) for Loan Losses            3,000            19,000           128,954          (15,000)
           Provision (Credit) for Deferred Tax          -                 -                (83,888)         268,792
           Accretion of Discounts on Securities -      (15,673)          (21,142)          (46,952)         (29,721)
           Net Loss on Sale of Other Real Estate         -                 -                 8,980            -
           Writedowns on Other Real Estate               -                 -                 -               18,592
           Increase in Accrued
              Interest Receivable                      (22,042)          (41,626)          (16,465)         (10,904)
           (Increase) Decrease in Other Assets          12,502           (48,947)          (21,187)          49,129
           Increase (Decrease) in Accrued
              Interest Payable                         (16,454)          117,339            83,834           (4,594)
           Increase in Other
              Liabilities                              (89,505)          132,425           392,438          877,564
                                                 --------------   --------------     -------------    -------------

    Net Cash Provided by Operating
       Activities                                $     288,324    $      497,854     $   1,168,182    $   1,758,357

 Cash Flows From Investing Activities:
    Net Increase in Federal Funds Sold           $     100,000    $   (2,975,000)       (3,425,000)   $      -
    Purchase of investment securities available
       for sale                                     (1,728,385)       (9,972,338)      (11,455,846)           -
    Purchase of investment securities held to
       maturity                                          -                 -              (225,000)           -
    Proceeds from maturities and calls of
       investment securities available for sale      1,295,668        11,083,824        13,103,772            -
    Proceeds from maturities and calls of
       investment securities held to maturity           15,000           113,742            50,000        2,868,909
    Net Increase in Loans                             (931,135)       (2,160,085)       (4,016,256)      (7,396,223)
    Purchases of Bank Premises and Equipment           (70,265)         (163,067)         (180,957)        (114,603)
    Proceeds from Sale of Bank Premises and

       Equipment                                         -                 -                18,250            -
    Proceeds from Sale of Other Real Estate             24,467             -                29,320            8,990
                                                 -------------    --------------     -------------    -------------

       Net Cash Used in Investing Activities    $   (1,294,650)   $   (4,072,924)    $  (6,101,717)   $  (4,632,927)




                                  (CONTINUED)


                                                         (Unaudited)
                                                       Six Months Ended                    Year Ended
                                                           June 30,                        December 31,
                                                -----------------------------     -----------------------------

                                                     1996            1995            1995            1994
                                                -----------------------------     -----------------------------
 Cash Flows From Financing Activities:
    Repayment of Securities Under Repurchase
       Agreement                                $    -           $  (850,000)     $  (850,000)   $     -
    Net Increase (Decrease) in Demand
       Deposits, NOW, Money Market and Savings
       Accounts                                     447,409          762,756        1,874,320         (578,223)
    Net Increase (Decrease) in Certificates
       of Deposits                                  859,673        3,286,884        3,852,171       (1,291,817)
    Proceeds from Issuance of Stock Previously
       Held by Bank                                  -                 -               78,861             -
    Payment of Dividends to Shareholders             -               (71,480)        (321,224)         (71,480)
                                                -----------      -----------      -----------    -------------


           Net Cash Provided by (Used in)
             Financing Activities               $ 1,307,082      $ 3,128,160      $ 4,634,128    $  (1,941,520)
                                                -----------      -----------      -----------    -------------


 Net Decrease in Cash and Cash
    Equivalents                                 $   300,756      $  (446,910)     $  (299,407)   $  (4,816,090)

 Cash and Cash Equivalents - Beginning of Year    3,110,503        3,409,910        3,409,910        8,226,000
                                                -----------      -----------      -----------    -------------

 Cash and Cash Equivalents - End of  Period     $ 3,411,259      $ 2,963,000      $ 3,110,503    $   3,409,910
                                                ===========      ===========      ===========    =============


 Supplemental Disclosures of Cash Flow
    Information:
       Cash Payments for:
           Interest Paid on Deposits            $   526,681      $   327,647      $   838,786    $     627,186
                                                ===========      ===========      ===========    =============


           Interest Paid on Repurchase
              Agreements                        $     -          $     1,146      $     4,226    $     -
                                                ===========      ===========      ===========    =============

           Income Tax Payments                  $   420,000      $    -           $    13,626    $       8,000
                                                ===========      ===========      ===========    =============


 Supplemental Schedule of Noncash
    Investing and Financing Activities:
       Other Real Estate Acquired in
           Settlement of Loans                  $    -           $    -           $     2,866    $     -
                                                ===========      ===========      ===========    =============

       Dividends Declared and Not Paid          $       -           $      -           $      -            $     71,480
                                                ==============      =============      =============       ============


       Changes in Unrealized Gain (Loss)
           on Securities Available for Sale     $      (16,502)     $     117,658      $     102,612       $    100,977
                                                ==============      =============      =============       ============

       Change in Deferred Tax Effect on
           Unrealized Gain (Loss) on Securities
           Available for Sale                   $        5,611      $     (40,004)     $     (34,891)      $     34,332
                                                ==============      =============      =============       ============


  The accompanying notes are an integral part of these financial statements.

                          Tuscaloosa Bancshares, Inc.
                                 and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1995 and 1994


Note A - Business and Summary of Significant Accounting Policies

Business

         The Company is engaged only in the general banking business and provide this service primarily to customers in Livingston Parish, Louisiana, through its banking subsidiary.

         The accounting principles followed by Tuscaloosa Bancshares, Inc. and its wholly-owned Subsidiary, Tuscaloosa Commerce Bank, are those which are generally practiced within the banking industry. The methods of applying those principles conform with generally accepted accounting principles and have been applied on a consistent basis. The principles which significantly affect the determination of financial position, results of operations, changes in stockholders' equity and cash flows are summarized below.

Principles of Consolidation

         The consolidated financial statements include the accounts of Tuscaloosa Bancshares, Inc. (the Company), and its wholly-owned subsidiary, Tuscaloosa Commerce Bank (the Bank). All significant intercompany balances and transactions have been eliminated. Certain reclassifications to previously published financial statements have been made to comply with current reporting requirements.

Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Securities

         Securities are being accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Investments in Debt and Equity Securities," which requires the classification of securities as held to maturity, trading, or available for sale.

         Securities classified as held to maturity are those debt securities that the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

         Securities classified as available for sale are those debt securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in stockholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings. The Bank does not engage in trading activities.

Loans

         Loans are stated at principal amounts outstanding, less unearned income and allowance for loan losses. Interest on commercial loans is accrued daily based on the principal outstanding. Interest on installment loans is recognized and included in interest income using the sum-of-the-digits method, which does not differ materially from the interest method.


         The Bank discontinues the accrual of interest income when a loan becomes 90 days past due as to principal or interest. Interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When a loan is placed on non-accrual status, previously recognized but uncollected interest is reversed to income or charged to the allowance for loan losses. Interest income is subsequently recognized only to the extent cash payments are received.

Allowance for Loan Losses

         The allowance for loan losses is an amount which in management's judgment is adequate to absorb potential losses in the loan portfolio. The allowance for loan losses is based upon management's review and evaluation of the loan portfolio. Factors considered in the establishment of the allowance for loan losses include management's evaluation of specific loans; the level and composition of classified loans; historical loss experience; results of examinations by regulatory agencies; an internal asset review process; expectations of future economic conditions and their impact on particular borrowers; and other judgmental factors.

         The allowance for loan losses is based on estimates of potential future losses, and ultimate losses may vary from the current estimates. These estimates are reviewed periodically and as adjustments become necessary, the effect of the change in estimate is charged to operating expenses in the period incurred. All losses are charged to the allowance for loan losses when the loss actually occurs or when management believes that the collectibility of the principal is unlikely. Recoveries are credited to the allowance at the time of recovery.

Bank Premises and Equipment

         Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided at rates based upon estimated useful service lives using the straight-line method for financial reporting purposes and accelerated methods for tax reporting purposes.

         The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal and the resulting gains or losses are included in current operations.

         Expenditures for maintenance and repairs are charged to operations as incurred. Cost of major additions and improvements are capitalized.

Other Real Estate

         Other real estate is comprised of properties acquired through foreclosure or negotiated settlement. The carrying value of these properties is lower of cost or fair market value. Loan losses arising from the acquisition of these properties are charged against the allowance for loan losses. Any subsequent market reductions required are charged to other operating expense. Revenues and expenses associated with maintaining or disposing of foreclosed properties are recorded during the period in which they are incurred.

Income Taxes

         The provision for income taxes is based on income as reported in the financial statements after interest income from state and municipal securities is excluded. Also certain items of income and expenses are recognized in different time periods for financial statement purposes than for income tax purposes. Thus provisions for deferred taxes are recorded in recognition of such timing differences.

         Deferred taxes are provided utilizing a liability method in accordance with SFAS No. 109 whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         The corporation and its subsidiary file a consolidated federal income tax return. In addition, state income tax returns are filed individually by company in accordance with state statutes.

Statements of Cash Flows

         For purposes of reporting cash flows, cash and cash equivalents include cash on hand and funds due from banks (including cash items in process of clearing).

Earnings Per Common Share

         The computation of earnings per share and other per share amounts of common stock is based on the weighted average number of shares of common stock outstanding during each year, which is 3,574,400 in 1995 and 1994.

Current Accounting Developments

         In December, 1991, the Financial Accounting Standards Board issued Statement No. 107, "Disclosures about Fair Value of Financial Instruments." This statement requires disclosure of the fair value of financial instruments, both assets and liabilities, whether or not such instruments are recognized in the Balance Sheet. As it relates to the Bank, financial instruments include primarily cash equivalents, securities, loans, and deposits. SFAS No. 107 was adopted by the Bank for the fiscal year ended December 31, 1995. Reference should be made to Note O regarding adoption of this statement.

         The Financial Accounting Standards Board issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan," which became effective for years beginning after December 15, 1994. The Statement generally requires impaired loans to be measured on the present value of expected future cash flows discounted at the loan's effective interest rate, or as an expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Reference should be made to Note D regarding adoption of this statement.

         In March 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Measurement of an impairment loss for long-lived assets and identifiable intangibles that an entity expects to hold and use is based on the fair value of the asset. This statement requires that the majority of long-lived assets and certain identifiable intangiibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell.

         SFAS No. 121 is effective for fiscal years beginning after December 15, 1995. The adoption of this statement will not have a material impact on the consolidated financial statements.

Note B - Cash and Due from Banks

         The Bank is required to maintain average cash reserve balances. The amounts of those reserves at December 31, 1995 and 1994, were approximately $164,000 and $61,000, respectively.

Note C - Securities

         The amortized cost and estimated fair values of securities at December 31, 1995 and 1994, are summarized as follows:

                                                                     1995
                                -----------------------------------------------------------------------------
                                                            GROSS                  GROSS
                                    AMORTIZED             UNREALIZED            UNREALIZED           FAIR
                                      COST                  GAINS                 LOSSES             VALUE
                                 --------------        ---------------        --------------         -----
Held to Maturity:
----------------

Obligations of State
  and Political
  Subdivisions                  $      380,000       $        9,000          $     -            $     389,000
                                --------------       --------------          ---------------    -------------

         Total Held to
         Maturity               $      380,000       $        9,000          $         -             $389,000
                                ==============       ==============          ===============    =============


                                                                       1995
                                ------------------------------------------------------------------------------
                                                            GROSS                  GROSS
                                    AMORTIZED             UNREALIZED            UNREALIZED           FAIR
                                      COST                  GAINS                 LOSSES             VALUE
                                 --------------        ---------------        --------------         -----

Available for Sale:
------------------

U.S. Treasury
  Securities                    $    1,489,569       $        1,202          $           453    $   1,490,318

U.S. Government
  Agencies:
      Mortgage-Backed
          Securities
          and Collateral
          Mortgage
          Obligations                4,900,877               41,764                   40,878        4,901,763
                                --------------       --------------          ---------------    -------------

      Total Available
      for Sale                  $    6,390,446       $       42,966          $        41,331    $   6,392,081
                                ==============       ==============          ===============    =============

                                                                        1994
                                -----------------------------------------------------------------------------
                                                            GROSS                  GROSS
                                    AMORTIZED             UNREALIZED            UNREALIZED           FAIR
                                      COST                  GAINS                 LOSSES             VALUE
                                 --------------        ---------------        --------------         -----
Held to Maturity:
----------------

U.S. Treasury
  Securities                    $    1,501,527       $        1,860          $        24,949    $   1,478,438

U.S. Government
  Agencies:
         Mortgage-Backed
            Securities
            and Collateral
            Mortgage
            Obligations              3,503,215                -                      230,541        3,272,674

         Obligations of
            State and
            Political
            Subdivisions               205,000                  722                   -               205,722
                                --------------       --------------          ---------------    -------------

            Total Held to
            Maturity            $    5,209,742       $        2,582          $       255,490    $   4,956,834
                                ==============       ==============          ===============    =============


                                                                       1994
                                -----------------------------------------------------------------------------
                                                            GROSS                  GROSS
                                    AMORTIZED             UNREALIZED            UNREALIZED           FAIR
                                      COST                  GAINS                 LOSSES             VALUE
                                 --------------        ---------------        --------------         -----
Available for Sale:
------------------

U.S. Government
  Agencies:
         Mortgage-Backed
             Securities and
             Collateral
             Mortgage
             Obligations        $    2,029,710       $       -               $        89,444    $   1,940,266

Other Securities                       956,957               -                        11,533          945,424
                                --------------       --------------          ---------------    -------------

         Total Available
         for Sale               $    2,986,667       $       -               $       100,977    $   2,885,690
                                ==============       ==============          ===============    =============


         Included in the category of U.S. Government Agencies at December 31, 1995 and 1994 is a structured note with a par value of $500,000. At December 31, 1995 and 1994, this security has an amortized cost of $500,000 and $500,073 and a fair value of $486,850 and $443,265, respectively. This structured note is a step-up note issued by a U.S. Government Agency that has its interest rate scheduled to increase by predetermined amounts on pre-determined dates, and is callable at par on each date the interest rate is scheduled to increase. This security was called subsequent to year end.

         In December, 1995, concurrent with the initial adoption of the Financial Accounting Standards Board's SFAS No. 115 implementation guidance, the Bank transferred approximately $3,200,000 of investment securities from the held to maturity portfolio to the available for sale portfolio. The transfer was recorded at fair value on the date of transfer. The net unrealized gain on the transferred securities of approximately $12,000 is included in stockholders' equity within the caption Unrealized Gain (Loss) on Securities Available for Sale, Net.

         The amortized cost and fair values of securities at December 31, 1995 and 1994 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, these securities are not included in the maturity categories in the following maturity summary.

                                              1995                                  1994
                              --------------------------------    --------------------------------------
                                  AMORTIZED          FAIR             AMORTIZED               FAIR
                                    COST             VALUE              COST                  VALUE
                              ---------------    -------------    ----------------        --------------
Held to Maturity:
----------------

Within One Year               $       65,000     $      65,686    $      1,551,527        $    1,528,669
One to Five Years                    180,000           185,114             155,000               155,491
Five to Ten Years                    135,000           138,200             -                      -
                              --------------     -------------    ----------------        --------------

      Subtotal                $      380,000     $     389,000    $      1,706,527        $    1,684,160

Mortgage-Backed
      Securities and
      Collateral Mortgage
      Obligations                     -                 -                3,503,215             3,272,674
                              --------------     -------------    ----------------        --------------

          Total Held to
          Maturity            $      380,000     $     389,000    $      5,209,742        $    4,956,834
                              ==============     =============    ================        ==============


Available for Sale:
------------------

Within One Year               $    1,237,636     $   1,237,896    $        -              $      -
One to Five Years                    251,933           252,422             956,957               945,424
Five to Ten Years                    -                 -                   -                     -
                              --------------     -------------    ----------------        --------------

      Subtotal                $    1,489,569     $   1,490,318    $        956,957        $      945,424

Mortgage-Backed
      Securities and
      Collateral Mortgage
      Obligations                  4,900,877         4,901,763           2,029,710             1,940,266
                              --------------     -------------    ----------------        --------------

          Total Available
          for Sale            $    6,390,446     $   6,392,081    $      2,986,667        $    2,885,690
                              ==============     =============    ================        ==============

         Securities with carrying amounts of approximately $6,364,000 and $6,426,000 at December 31, 1995 and 1994, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

         Gross realized gains and losses from sales of securities for the years ended December 31, 1995 and 1994 are as follows:

                                                                           1995                  1994
                                                                     ----------------       ---------------
         Realized Gains                                              $       -              $      -
         Realized Losses                                                     -                     -
                                                                     ----------------       ---------------
                                                                     $       -              $      -
                                                                     ================       ===============



Note D - Loans

         An analysis of the loan portfolio at December 31, 1995 and 1994, is as follows:

                                                                          1995                   1994
                                                                    ---------------        ----------------
         Commercial Loans                                           $     3,552,164        $      4,575,000
         Real Estate Loans:
           Residential                                                    8,242,345               5,143,000
           Commercial                                                     7,954,103               6,733,000
         Installment Loans                                                4,737,323               3,894,000
         Other Loans                                                         41,683                 280,338
                                                                    ---------------        ----------------
                                                                    $    24,527,618        $     20,625,338

         Less: Unearned Discount                                             (6,679)                (27,093)
                                                                    ---------------        ----------------

                 Total Loans                                        $    24,520,939        $     20,598,245
                                                                    ===============        ================


         The Bank had non-performing loans on a non-accrual basis totaling approximately $39,106 and $13,739 at December 31, 1995 and 1994. Interest income related to these loans was immaterial during both 1995 and 1994. Loans contractually past due 90 days or more, in addition to loans on non-accrual, were $64,468 and $59,165 at December 31, 1995 and 1994. The Bank had no impaired loans at December 31, 1995.

         The Bank is permitted under the laws of the State of Louisiana to make extensions of credit to its executive officers, directors and their affiliates in the ordinary course of business. An analysis of the aggregate of these loans for 1995 is as follows:

                                                                                                 1995
                                                                                           ----------------
         Balance - Beginning of Year                                                       $        308,330
              New Loans                                                                             950,174
              Repayments                                                                           (421,433)
                                                                                           ----------------

         Balance - End of Year                                                             $        837,071
                                                                                           ================

Note E - Allowances for Loan Losses

         Following is a summary of the activity in the allowance for loan losses:

                                                                         1995                   1994
                                                                    ---------------        ----------------

         Balance - Beginning of Year                                $       255,330        $        292,200
              Current Provision (Credit) from
                Income                                                      128,954                 (15,000)
              Recoveries of Amounts
                Previously Charged Off                                        9,308                  26,710
              Amounts Charged Off                                          (100,004)                (48,580)
                                                                    ---------------        ----------------

         Balance - End of Year                                      $       293,588        $        255,330
                                                                    ===============        ================

         Ratio of Allowance for
              Loan Losses to Non-
              Performing Loans at
              End of Year                                                    750.75%               1,858.43%
                                                                    ===============        ================

         Ratio of Allowance for
              Loan Losses to Loans
              Outstanding at End
              of Year                                                          1.20%                   1.24%
                                                                    ===============        ================

         Ratio of Net Loans
              Charged Off to Average
              Loans Outstanding
              for the Year                                                      .45%                    .14%
                                                                    ===============        ================


Note F - Bank Premises and Equipment

         Bank premises and equipment costs and the related accumulated depreciation at December 31, 1995 and 1994, are as follows:

                                                                          ACCUMULATED
                                                   ASSET COST             DEPRECIATION              NET
                                               -----------------        ---------------         ------------

December 31, 1995:
    Land                                       $         704,616        $        -              $    704,616
    Bank Premises                                        553,623                216,291              337,332
    Furniture and Equipment                            1,051,689                761,042              290,647
                                               -----------------        ---------------         ------------

                                               $       2,309,928        $       977,333         $  1,332,595
                                               =================        ===============         ============

                                                                         ACCUMULATED
                                                   ASSET COST            DEPRECIATION               NET
                                               -----------------        ---------------         ------------
December 31, 1994:
    Land                                       $         596,230        $        -              $    596,230
    Bank Premises                                        546,169                188,091              358,078
    Furniture and Equipment                            1,005,217                683,867              321,350
                                               -----------------        ---------------         ------------

                                               $       2,147,616        $       871,958         $  1,275,658
                                               =================        ===============         ============

         The provision for depreciation charged to operating expenses was $105,770 and $98,039 for the years ended December 31, 1995 and 1994.


Note G - Deposits

         Following is a detail of deposits:

                                                                          1995                      1994
                                                                    ----------------           --------------
         Demand Deposit Accounts                                    $     10,064,939           $    7,713,244
         NOW and Super NOW accounts                                        2,015,332                2,108,458
         Money Market Accounts                                             7,442,640                7,711,924
         Savings Accounts                                                  5,092,825                5,207,790
         Certificates of Deposit Over $100,000                             2,623,817                  800,000
         Other Certificates of Deposit                                     7,772,298                5,743,944
                                                                    ----------------           --------------

                                                                    $     35,011,851           $   29,285,360
                                                                    ================           ==============


         Interest expense on certificates of deposit over $100,000 for the year ended December 31, 1995 amounted to approximately $105,000.

         Public fund deposits at December 31, 1995 and 1994, were approximately $5,868,000 and $5,189,000, respectively.


Note H - Stockholders' Equity and Regulatory Matters

         Dividends are paid by the Company from its assets which are provided primarily by dividends from the Bank. Dividends are payable only out of retained earnings and current earnings of the Company. Certain restrictions exist regarding the ability of the Bank to transfer funds to the Company in the form of cash dividends. Regulatory approval is required to pay dividends in excess of the Bank's earnings in the current year, plus retained net profits for the preceding year.

         During the fiscal year ended December 31, 1995, the Company declared and paid a cash dividend on the outstanding common stock of $.07 per share or approximately $249,000.

         The banking subsidiary is limited in the amount it may lend to the Company to 10% of the bank's capital and surplus. Such loans are requird to be on a fully secured basis.

         The Bank is also required to maintain minimum amounts of capital to total risk weighted assets, as defined by banking regulators. At December 31, 1995, the Bank is required to have minimum Tier 1 and Total Capital ratios of 4.00% and 8.00%, respectively. The Bank's actual ratios at that date were 22.20% and 23.58%, respectively. The Bank's Stockholders' Equity to Total Asset Ratio at December 31, 1995, was 9.42%.

Note I - Other Operating Expenses

         An analysis of Other Operating Expenses for the years ended December 31, 1995 and 1994, is as follows:

                                                                           1995                     1994
                                                                    ----------------           --------------
         Ad Valorem Taxes                                           $         55,217           $       48,899
         Advertising and Promotions                                           58,291                   37,210
         Data Processing Fees                                                 95,292                   86,167
         Directors Fees                                                       55,800                   52,600
         Equipment Expense                                                   142,173                  121,635
         Insurance                                                            74,742                  108,109
         Legal and Professional Fees                                          88,429                   38,236
         Office Supplies, Stationary, Printing                               117,231                   57,349
         Net Occupancy and Equipment Expense                                 128,706                  116,902
         Net Other Real Estate Holding Costs                                  22,513                   24,921
         Postage                                                              53,313                   42,928
         Telephone                                                            30,092                   30,983
         Other                                                               141,889                  141,731
                                                                    ----------------           --------------

                                                                    $      1,063,688           $      907,670
                                                                    ================           ==============

Note J - Income Taxes

         The total provision for income taxes charged to income amounted to $261,730 for 1995 and $284,405 for 1994. The applicable income tax for financial reporting purposes historically differs from the amount computed by applying the federal statutory tax rate of 34% to income before income taxes due to increases and decreases in timing differences and utilization of alternative minimum tax credits. The effective income tax rate for the years ended December 31, 1995 and 1994 was 30% and 36%, respectively.

         Following is a reconciliation between income tax expense based on the federal statutory tax rates and income taxes reported in the statements of income.

                                                                          1995                     1994
                                                                    -----------------          --------------
         Income Taxes Based on Statutory
           Rate - 34% in 1995 and 1994                              $        298,666           $      268,894
         Tax Exempt Income                                                    (3,550)                  (4,641)
         Other - Net                                                         (12,090)                  20,764
         General Business Credits                                            (21,296)                    (612)
                                                                    ----------------           --------------

                                                                    $        261,730           $      284,405
                                                                    ================           ==============

   Components of the Provision for Income Taxes:

         Provision for Current Taxes                                $        345,618           $       18,005
         Provision (Benefit) for Deferred Taxes                              (83,888)                 266,400
                                                                    ----------------           --------------

                                                                    $        261,730           $      284,405
                                                                    ================           ==============

         A net deferred tax asset of $59,000 and $10,000 is included in other assets at December 31, 1995 and 1994.

         The deferred tax provision (benefit) for 1995 consists of the following timing differences:

General Business Credit Carryforward                                                            $      21,296

Provision for Loan Losses for Financial Reporting in Excess
  of Amount for Tax Reporting                                                                         (43,845)

Other Real Estate Write-offs for Financial Reporting in Excess
  of Amount for Tax Reporting                                                                           7,820

Loan Fees for Tax Reporting in Excess of Amount for Financial
  Reporting                                                                                            (2,125)

Depreciation Expense for Tax Reporting in Excess of Amount for
  Financial Reporting                                                                                   6,339

Prepaid Items Expenses for Tax Reporting and Not for
  Financial Reporting                                                                                 (14,693)

Accretion Income for Financial Reporting in Excess of Tax Reporting                                   (58,680)
                                                                                                -------------

Provision (Benefit) for Deferred Taxes                                                          $     (83,888)
                                                                                                =============


         The net deferred tax asset consist of the following components at December 31, 1995 and 1994:

                                                                          1995                      1994
                                                                    ----------------            -------------
General Business Credit Carryforward                                $       -                   $      21,296
Minimum Tax Credit Carryforward                                                7,388                    7,388
Deferred Loan Fees                                                            18,519                   16,394
Provision for Loan Losses                                                      8,913                  (34,932)
Other Real Estate                                                             93,454                  101,274
Prepaid Items                                                                (10,117)                 (24,810)
Depreciation                                                                 (33,539)                 (27,200)
Accretion and Adjustments on Securities                                      (25,062)                 (83,742)
Unrealized (Gain) Loss on Securities
   Available for Sale                                                           (556)                  34,332
                                                                    -----------------           -------------

         Net Deferred Tax Asset                                     $         59,000            $      10,000
                                                                    ================            =============


Note K - Off-Balance-Sheet Instruments

         The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Balance Sheets.

         The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments.

         In the normal course of business the Bank has made commitments to extend credit of $4,793,060 at December 31, 1995. This amount includes unfunded loan commitments aggregating $4,549,785 and letters of credit of $243,275.


Note L - Concentrations of Credit

         All of the Bank's business activities are with customers in the Bank's market area, which consists primarily of Livingston and adjacent parishes. The majority of such customers are depositors of the Bank. The concentrations of credit by type of loan are shown in Note D. Most of the Bank's credits are to individuals and small businesses secured by real estate. The Bank, as a matter of policy, does not extend credit to any single borrower or group of related borrowers in excess of legal lending limits.

         As of December 31, 1995, the Bank has extended 10 lines of credit to individuals, their companies, and/or other related parties in excess of $250,000. These lines comprise approximately 24% of total loans.


Note M - Short-Term Borrowings

         The Bank maintains open lines of credit with three of its correspondent banks to assist in maintaining short-term liquidity. The agreements provide for interest based upon the federal funds rate on outstanding balances. In addition, one of the lines is secured by securities with a market value of $495,469 and $471,406 at December 31, 1995 and 1994, respectively. The two other lines of credit are unsecured. These three lines of credit were unfunded as of December 31, 1995 and 1994.

Note N - Commitments

         On September 23, 1993, the Bank entered into a leasing agreement for a supermarket banking site. This operating lease is for an initial term of five years and has a monthly rental of $1,800. This lease has two five year renewal options. In addition, on July 6, 1994, the Bank entered into an operating lease for rental of its Watson branch office facility. This lease is for an initial term of two years with an option to renew upon expiration. The monthly rental expense on this lease is $563. Amounts charged to net occupancy and equipment expense on these leases were $28,351 and $24,413 for 1995 and 1994. Future minimum rental payments required under these operating leases are as follows:

         December 31,
         ------------
             1996                                $   24,978
             1997                                    21,600
             1998                                    16,200
                                                 ----------
                                                 $   62,778
                                                 ==========

Note O - Fair Value of Financial Instruments

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

         Cash and Short-Term Investments - For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

         Securities - Fair value of securities held to maturity is based on quoted market prices or dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

         Loans - The fair value for loans is estimated using discounted cash flow analyses, with interest rates currently being offered for similar loans to borrowers with similar credit rates. Loans with similar classifications are aggregated for purposes of the calculations. The allowance for loan loss which was used to measure the credit risk, is subtracted from loans.

         Deposits - The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated using discounted cash flow analyses, with interest rates currently offered for deposits of similar remaining maturities.

         Commitments to Extend Credit and Standby Letters of Credit - The fair value of commitments to extend credit and standby letters of credit were not significant.

         The estimated approximate fair values of the Bank's financial instruments as of December 31, 1995 are as follows:

                                                            CARRYING                         FAIR
                                                             VALUE                           VALUE
                                                        ----------------               ----------------
Financial Assets:
    Cash and Short-Term Investments                     $      6,535,503               $      6,535,503
    Securities Held to Maturity                                  380,000                        389,000
    Securities Available for Sale                              6,392,081                      6,392,081
    Loans-Net                                                 24,227,351                     24,249,400
                                                        ----------------               ----------------

                                                        $     37,534,935               $     37,565,984
                                                        ================               ================

Financial Liabilities:
    Deposits                                            $     35,011,851               $     34,992,200
                                                        ================               ================

Note P - Contingencies

         In the normal course of business, the Bank is involved in various legal proceedings. In the opinion of management and counsel, any liability resulting from such proceedings would not have a material adverse effect on the Bank's financial statements.


Note Q - Financial Statements - Parent Company Only

         The financial statements for Tuscaloosa Bancshares, Inc. (Parent Company) are as follows:


                                 BALANCE SHEETS




                                                              1995                          1994
                                                        -----------------              ---------------
Assets:
    Cash                                                $         48,440               $        122,737
    Investment in Subsidiary                                   3,708,986                      3,192,624
                                                        ----------------               ----------------

         Total Assets                                   $      3,757,426               $      3,315,361
                                                        ================               ================


Liabilities:
    Dividends Payable                                   $        -                     $         71,480


Stockholders' Equity:
    Common Stock                                        $        357,440               $        357,440
    Surplus                                                    3,942,860                      3,863,999
    Retained Earnings (Deficit)                                 (543,951)                      (910,905)
    Unrealized Gain (Loss) on Securities
         Available for Sale                                        1,077                        (66,653)
                                                        ----------------               ----------------

         Total Stockholders' Equity                     $      3,757,426               $      3,243,881
                                                        ----------------               ----------------

         Total Liabilities and Stockholders'
           Equity                                       $      3,757,426               $      3,315,361
                                                        ================               ================

                              STATEMENTS OF INCOME




                                                              1995                           1994
                                                        ----------------               ----------------
Income:
    Dividends from Subsidiary                           $        249,488               $         71,480
                                                        ----------------               ----------------

                                                        $        249,488               $         71,480
                                                        ================               ================


Expenses:
    Miscellaneous Operating Expenses                               2,561                          8,377
                                                        ----------------               ----------------


Income before Equity in Undistributed
    Net Income of Subsidiary                            $        246,927               $         63,103


Equity in Undistributed Net Income of Subsidiary                 369,771                        442,357
                                                        ----------------               ----------------

         Net Income                                     $        616,698               $        505,460
                                                        ================               ================

                            STATEMENTS OF CASH FLOWS





                                                                              1995                       1994
                                                                        ----------------            --------------
Cash Flows From Operating Activities:
    Net Income                                                          $        616,698            $      505,460
    Adjustments to Reconcile Net Income to Net Cash
      Provided by Operating Activities:
         Equity in Undistributed Net Income of Subsidiary                       (369,771)                 (442,357)
                                                                        ----------------            --------------

           Net Cash Provided by Operating Activities                    $        246,927            $       63,103


Cash Flows From Financing Activities:
    Payment of Dividends to Shareholders                                $       (321,224)           $      (71,480)
                                                                        ----------------            --------------

           Net Cash Used in Financing Activities                        $       (321,224)           $      (71,480)
                                                                        ----------------            --------------

Decrease in Cash                                                        $        (74,297)           $       (8,377)

Cash - Beginning of Year                                                         122,737                   131,114
                                                                        ----------------            --------------

Cash - End of Year                                                      $         48,440            $      122,737
                                                                        ================            ==============

                                   EXHIBIT A



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            DEPOSIT GUARANTY CORP.,

                       DEPOSIT GUARANTY LOUISIANA CORP.,

                  DEPOSIT GUARANTY NATIONAL BANK OF LOUISIANA,

                          TUSCALOOSA BANCSHARES, INC.

                                      AND

                            TUSCALOOSA COMMERCE BANK

                               TABLE OF CONTENTS


ARTICLE I.       THE HOLDING COMPANY MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.01     Holding Company Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.02     Effective Date of the Holding Company Merger. . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.03     Effect of the Holding Company Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.04     Additional Actions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.05     Conversion of Tuscaloosa Bancshares Shares. . . . . . . . . . . . . . . . . . . . . . . . .   2
                 1.06     Exchange of Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 1.07     DGC to Make Shares Available. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 1.08     Shares of DG Louisiana. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 1.09     Tax Consequences. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE II.      THE BANK MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 2.01      The Bank Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 2.02       Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 2.03       Cancellation of Capital Stock of Tuscaloosa Bank. . . . . . . . . . . . . . . . . . . . .   3
                 2.04       Capital Structure of the Receiving Association. . . . . . . . . . . . . . . . . . . . . .   3
                 2.05       Effects of the Bank Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 2.06       Tax Consequences. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE III.     REPRESENTATIONS AND WARRANTIES OF TUSCALOOSA BANK AND TUSCALOOSA BANCSHARES  . . . . . . . . . . . .   4
                 3.01       Corporate Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 3.02       Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 3.03       Investments; No Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 3.04       Loan Portfolio. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 3.05       Authority; No Violation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 3.06       Consents and Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 3.07       Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 3.08       No Broker's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 3.09       Title to Properties; Encumbrances.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 3.10       No Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 3.11       Absence of Certain Changes or Events. . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 3.12       Leases.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 3.13       Trademarks; Trade Names.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 3.14       Compliance with Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 3.15       Absence of Questionable Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 3.16       Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 3.17       Powers of Attorney; Guarantees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 3.18       Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 3.19       Benefit and Employee Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 3.20       Contracts and Commitments; No Default . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 3.21       Disclosure.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                 3.22       Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 3.23       Environmental Matters.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 3.24       Contract Termination Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE IV.      REPRESENTATIONS AND WARRANTIES OF DGC, DG LOUISIANA  AND DGNB LOUISIANA  . . . . . . . . . . . . . .  13
                 4.01       Corporate Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 4.02       Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                 4.03       Authority; No Violation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 4.04       Consents and Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 4.05       Legality of DGC Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE V.       COVENANTS OF THE PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 5.01       Conduct of Business.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 5.02       Limitation on Actions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 5.03       Current Information.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 5.04       Access to Properties and Records; Confidentiality.  . . . . . . . . . . . . . . . . . . .  15
                 5.05       Interim Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 5.06       Regulatory Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 5.07       Approval of Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 5.08       Compliance with SEC Rules 144 and 145.  . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 5.09       Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 5.10       Public Announcements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 5.11       Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE VI.      CLOSING CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 6.01       Conditions to Each Party's Obligations under this Agreement.  . . . . . . . . . . . . . .  17
                 6.02       Conditions to the Obligations of DGC, DG Louisiana, and DGNB Louisiana under this
                            Agreement.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 6.03       Conditions to the Obligations of Tuscaloosa Bank and Tuscaloosa Bancshares, Inc.
                            under this Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE VII.     CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 7.01       Time and Place. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 7.02       Deliveries at the Closing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE VIII.    TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 8.01       Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 8.02       Effect of Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE IX.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 9.01       Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 9.02       Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 9.03       Parties in Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 9.04       Amendment, Extension and Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 9.05       Complete Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 9.06       Non-Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . .  24
                 9.07       Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 9.08       Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 9.09       Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER, dated as of July 22, 1996, by and among Tuscaloosa Bancshares, Inc. ("Tuscaloosa Bancshares"), a corporation organized under the laws of the State of Louisiana, and its wholly-owned subsidiary Tuscaloosa Commerce Bank ("Tuscaloosa Bank"), a state banking association organized under the laws of Louisiana, and Deposit Guaranty Corp. ("DGC"), a corporation organized under the laws of the State of Mississippi, its wholly-owned subsidiary Deposit Guaranty Louisiana Corp. ("DG Louisiana"), a corporation organized under the laws of Louisiana, and DG Louisiana's wholly-owned subsidiary Deposit Guaranty National Bank of Louisiana ("DGNB Louisiana"), a banking association organized under the laws of the United States, each acting pursuant to a resolution of its Board of Directors.

         In consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties agree that Tuscaloosa Bancshares shall be merged into DG Louisiana (the "Holding Company Merger") on the terms and subject to the conditions set forth in this Agreement and simultaneously therewith or immediately following the Holding Company Merger, Tuscaloosa Bank shall be merged into DGNB Louisiana (the "Bank Merger" and together with the Holding Company Merger, the "Mergers"), on the terms and subject to the conditions set forth in this Agreement.

                                   ARTICLE I.

                           THE HOLDING COMPANY MERGER

         1.01 Holding Company Merger. In accordance with the applicable provisions of the Louisiana Business Corporation Law ("LBCL"), Tuscaloosa Bancshares shall be merged with and into DG Louisiana pursuant to a certificate of merger substantially in the form attached as Exhibit A and executed and acknowledged in the manner required by law; the separate existence of Tuscaloosa Bancshares shall cease; and DG Louisiana shall be the corporation surviving the Holding Company Merger.

         1.02 Effective Date of the Holding Company Merger. The Holding Company Merger shall become effective on the date (the "Effective Date") set forth in the certificate of merger filed in the office of the Secretary of State of Louisiana.

         1.03    Effect of the Holding Company Merger.  On the Effective Date,
(i) the separate existence of Tuscaloosa Bancshares shall cease and Tuscaloosa Bancshares shall be merged with and into DG Louisiana , (ii) DG Louisiana shall continue to possess all of the rights, privileges and franchises possessed by it and shall, on the Effective Date, become vested with and possess all rights, privileges and franchises possessed by Tuscaloosa Bancshares, (iii) DG Louisiana shall be responsible for all of the liabilities and obligations of Tuscaloosa Bancshares in the same manner as if DG Louisiana had itself incurred such liabilities or obligations, and the Holding Company Merger shall not affect or impair the rights of the creditors or of any persons dealing with Tuscaloosa Bancshares, (iv) the Holding Company Merger will not of itself cause a change, alteration or amendment to the Articles of Incorporation or the Bylaws of DG Louisiana , (v) the Holding Company Merger will not of itself affect the tenure in office of any officer or director of DG Louisiana and no such person will succeed to such positions solely by virtue of the Holding Company Merger, and (vi) the Holding Company Merger shall, from and after the Effective Date, have all the effects provided by applicable Louisiana law.

         1.04 Additional Actions. If, at any time after the Effective Date, DG Louisiana shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect or confirm, of record or otherwise, in DG Louisiana, title to or the possession of any property or right of Tuscaloosa Bancshares acquired or to be acquired by reason of, or as a result of, the Holding Company Merger, or (ii) otherwise to carry out the purposes of this Agreement, Tuscaloosa Bancshares and its proper officers and directors shall be deemed to have granted to DG Louisiana an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in DG Louisiana and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of DG Louisiana are fully authorized in the name of Tuscaloosa Bancshares to take any and all such action.

         1.05 Conversion of Tuscaloosa Bancshares Shares. Each share of common stock, no par value, of Tuscaloosa Bancshares (the "Tuscaloosa Bancshares Common Stock") issued and outstanding immediately prior to the Effective Date other than shares of Tuscaloosa Bancshares Common Stock owned by stockholders who, pursuant to the LBCL, perfect dissenters' rights ("Dissenting Shares"), shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the number of shares of common stock, no par value, of DGC (the "DGC Common Stock") equal to the Exchange Ratio, as defined below, subject to adjustment as provided herein and, in respect of fractional shares, subject to Section 1.06 hereof. The Exchange Ratio shall equal 210,989 shares divided by the number of shares of Tuscaloosa Bancshares Common Stock outstanding on the date immediately preceding the Effective Date. If prior to the Effective Date DGC should split or combine DGC Common Stock, or pay a dividend or other distribution in DGC Common Stock, then the exchange ratio shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

         1.06 Exchange of Shares. (a) As soon as practicable after the Effective Date, Deposit Guaranty National Bank, acting as exchange agent (the "Exchange Agent"), shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Date represented issued and outstanding shares of Tuscaloosa Bancshares Common Stock (the "Certificates"), a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing DGC Common Stock. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of DGC Common Stock to which such holder of Tuscaloosa Bancshares Common Stock shall have become entitled pursuant to the provisions hereof, and the Certificate so surrendered shall forthwith be canceled. Lost Certificates shall be treated in accordance with the existing procedures of Tuscaloosa Bancshares.

         (b) No dividends or other distributions declared after the Effective Date with respect to DGC Common Stock and payable to the holders of record thereof after the Effective Date shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of a Certificate, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the shares of DGC Common Stock into which the shares represented by such Certificate have been converted.

         (c) If any certificate representing shares of DGC Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of DGC Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) After the Effective Date there shall be no transfers on the stock transfer books of Tuscaloosa Bancshares of the shares of Tuscaloosa Bancshares Common Stock which are outstanding immediately prior to the Effective Date. If, after the Effective Date, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of DGC Common Stock as provided herein.

         (e) No certificates or scrip representing fractional shares of DGC Common Stock shall be issued upon the surrender for exchange of such Certificates, no dividend or distribution with respect to DGC Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of DGC. In lieu of any such fractional share, DGC shall pay to each former stockholder of Tuscaloosa Bancshares who otherwise would be entitled to receive a fractional share of DGC Common

Stock an amount in cash determined by multiplying (i) the closing sale price of a share of DGC Common Stock on the date immediately proceeding the Effective Date as quoted on the National Association of Securities Dealers Automated Quotation System, by (ii) the fraction of a share of DGC Common Stock to which such holder would otherwise be entitled.

         1.07 DGC to Make Shares Available. DGC shall make available a sufficient number of shares for conversion and exchange in accordance with
Section 1.05, by transferring such shares to the Exchange Agent for the benefit of the stockholders of Tuscaloosa Bancshares.

         1.08 Shares of DG Louisiana. The shares of capital stock of DG Louisiana outstanding immediately prior to the Effective Date shall not be changed or converted by virtue of the Holding Company Merger.

         1.09 Tax Consequences. It is intended that the Holding Company Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" within the meaning of Section 368 of the Code.


                                  ARTICLE II.

                                THE BANK MERGER

         2.01     The Bank Merger.  On the Effective Date (as defined in
Section 2.02 hereof), Tuscaloosa Bank shall be merged with and into DGNB Louisiana under the Articles of Association of DGNB Louisiana, as amended, existing under Charter No. 13648, pursuant to the provisions of, and with the effect provided in, 12 U.S.C. Section 215a and La. R.S. 6:351 et seq. On the Effective Date, DGNB Louisiana, the Receiving Association, shall continue to be a national banking association, and its business shall continue to be conducted at its main office in Hammond, Louisiana, and at its legally established branches (including, without limitation, the legally established offices from which Tuscaloosa Bank conducted business immediately prior to the Effective
Date). The Articles of Association of DGNB Louisiana shall not be altered or amended by virtue of the Bank Merger, and the incumbency of the directors and officers of DGNB Louisiana shall not be affected by the Bank Merger nor shall any person succeed to such positions by virtue of the Bank Merger. DGNB Louisiana shall file this Agreement with the Louisiana Commissioner of Financial Institutions (the "Commissioner") pursuant to La. R.S. 6:352 and make appropriate filings with the Office of the Comptroller of the Currency (the "OCC"). Tuscaloosa Bank and DGNB Louisiana are sometimes referred to together as the "Merging Associations."

         2.02 Effective Date. The Bank Merger shall become effective on the Effective Date.

         2.03 Cancellation of Capital Stock of Tuscaloosa Bank. On the Effective Date, by virtue of the Bank Merger, all shares of the capital stock of Tuscaloosa Bank shall be canceled and no cash, securities or other property shall be issued in the Bank Merger in respect thereof.

         2.04 Capital Structure of the Receiving Association. As of June 30, 1996, DGNB Louisiana had capital of $2,341,210 divided into 234,121 shares of common stock authorized, each of $10 par value ("DGNB Louisiana Common Stock"), surplus of $31,264,354 and undivided profits, including capital reserves, of $13,878,635. As of June 30, 1996, Tuscaloosa Bank had capital of $35,650 divided into 356,500 shares of common stock authorized, each of $.10 par value ("Tuscaloosa Bank Common Stock"), surplus of $3,404,000 and an accumulated deficit, including capital reserves, of $618,000.

         On the Effective Date, the amount of capital of the Receiving Association shall be $2,341,210 divided into 234,121 shares of common stock, each of the par value of $10, and on the Effective Date, the Receiving Association shall have a surplus of $31,264,354, plus the value of the consideration to be paid by DGC in the Holding Company Merger, and undivided profits, including capital reserves, which when combined with capital and surplus will be equal to the capital structure of DGNB Louisiana, as set forth above, adjusted, however, for the results of operations of DGNB Louisiana between June 30, 1996 and the Effective Date.

         2.05 Effects of the Bank Merger. On the Effective Date, the corporate existence of each of the Merging Associations shall be merged into and continued in DGNB Louisiana, the Receiving Association, and such Receiving Association shall be deemed to be the same corporation as each bank or banking association participating in the Bank Merger. All rights, franchises and interests of the individual Merging Associations in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Receiving Association by virtue of the Bank Merger without any deed or other transfer. The Receiving Association, upon the Bank Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by any one of the Merging Associations at the time of the Bank Merger, subject to the conditions specified in 12 U.S.C. Section 215a(f). The Receiving Association shall, from and after the Effective Date, be liable for all liabilities of the Merging Associations.

         2.06 Tax Consequences. It is intended that the Bank Merger shall constitute a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Code, and that the transactions made the subject matter of the plan shall constitute a "plan of reorganization" for purposes of the rules and regulations governing Code Section 368.


                                  ARTICLE III.

                       REPRESENTATIONS AND WARRANTIES OF
                   TUSCALOOSA BANK AND TUSCALOOSA BANCSHARES

         Tuscaloosa Bank and Tuscaloosa Bancshares hereby make the following representations and warranties to DGC, DGNB Louisiana, and DG Louisiana:

         3.01 Corporate Organization. (a) Tuscaloosa Bank is a banking association duly organized, validly existing and in good standing under the laws of the State of Louisiana. Tuscaloosa Bank has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

         (b) Tuscaloosa Bancshares is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. Tuscaloosa Bancshares has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

         3.02 Capitalization. (a) The authorized capital stock of Tuscaloosa Bank consists of 375,000 shares of common stock, $.10 par value. At the close of business on December 31, 1995, there were 356,500 shares of Tuscaloosa Bank Common Stock issued and outstanding and no shares held in Tuscaloosa Bank's treasury. Except as set forth on Schedule 3.02 hereto, all issued and outstanding shares of Tuscaloosa Bank Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. Except as set forth on Schedule 3.02 hereof, Tuscaloosa Bank has not issued any additional shares of Tuscaloosa Bank Common Stock since December 31, 1995, and does not have and is not bound by any outstanding subscription, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Tuscaloosa Bank Common Stock or any security representing the right to purchase or otherwise receive any Tuscaloosa Bank Common Stock. Tuscaloosa Bancshares has good, valid and marketable title to, the Tuscaloosa Bank Common Stock, and on the Effective Date the same will be free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever.

         (b) The authorized capital stock of Tuscaloosa Bancshares consists of 20,000,000 shares of Tuscaloosa Bancshares Common Stock. At the close of business on December 31, 1995, 3,574,400 shares of Tuscaloosa Bancshares Common Stock were issued and outstanding. Except as set forth on Schedule 3.02 hereto, all issued and outstanding shares of Tuscaloosa Bancshares Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. Except as set forth on
Schedule 3.02 hereof, Tuscaloosa Bancshares has not issued any additional shares of Tuscaloosa Bancshares Common Stock since December 31, 1995, and does not have and is not bound by any outstanding subscription, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Tuscaloosa Bancshares Common Stock or any security representing the right to purchase or otherwise receive any Tuscaloosa Bancshares Common Stock.

         3.03 Investments; No Subsidiaries. The "Tuscaloosa Consolidated Group," as such term is used in this Agreement, consists of Tuscaloosa Bancshares and Tuscaloosa Bank. Except as set forth on Schedule 3.03 hereof, neither Tuscaloosa Bank nor Tuscaloosa Bancshares has any subsidiaries or equity interest or other investment, direct or indirect, in any corporation, partnership, joint venture or other entity except for such equity interest or other investment which Tuscaloosa Bank may have acquired as a result of foreclosure and is as of the date hereof holding subject to sale.

         3.04 Loan Portfolio. All loans, discounts and financing leases (in which any member of the Tuscaloosa Consolidated Group is lessor) reflected on the Tuscaloosa Latest Balance Sheet (as defined in Section 3.07) (a) were, at the time and under the circumstances in which made, made for good, valuable and adequate consideration in the ordinary course of business of the Tuscaloosa Consolidated Group, (b) are evidenced by genuine notes, agreements or other evidences of indebtedness and (c) to the extent secured, have been secured by valid liens and security interests which have been perfected. Set forth in
Schedule 3.04 hereto is a true and complete list of all real property in which Tuscaloosa Bank has an interest as creditor or mortgagee in an amount greater than $50,000. Except as set forth in Schedule 3.04 hereto, there are no outstanding loans held by Tuscaloosa Bank with an unpaid balance of $25,000 or more in which a material default has occurred. A material default for purposes of this Section 3.04 includes, without limitation, the failure to pay indebtedness or an installment thereof more than sixty (60) days after it is due and payable.

         3.05 Authority; No Violation. Each of Tuscaloosa Bank and Tuscaloosa Bancshares has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Tuscaloosa Bank have been duly and validly approved by the Board of Directors of Tuscaloosa Bank, and, except for approval by Tuscaloosa Bancshares as the sole shareholder of Tuscaloosa Bank, no other corporate proceedings on the part of Tuscaloosa Bank are necessary to consummate the transactions so contemplated. The Board of Directors of Tuscaloosa Bancshares has duly and validly approved this Agreement and the transactions contemplated hereby and has authorized the execution and delivery of this Agreement by Tuscaloosa Bancshares, and, except for the approval of this Agreement by its shareholders, no other corporate proceedings on the part of Tuscaloosa Bancshares are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Tuscaloosa Bank and Tuscaloosa Bancshares and constitutes a valid and binding obligation of Tuscaloosa Bank and of Tuscaloosa Bancshares enforceable against each in accordance with its terms, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles.

         3.06      Consents and Approvals.  Except as set forth in Schedule
3.06 hereto, no permit, consent, approval or authorization of, or declaration, filing or registration with, any public body or authority or to the knowledge of Tuscaloosa Bank and Tuscaloosa Bancshares any third party is necessary in connection with (i) the execution and delivery by Tuscaloosa Bank or Tuscaloosa Bancshares of this Agreement, or (ii) the consummation by Tuscaloosa Bancshares or Tuscaloosa Bank of the Mergers and the other transactions contemplated hereby.

         3.07 Financial Statements. (a) Tuscaloosa Bancshares has previously delivered to DGC, DG Louisiana and DGNB Louisiana copies of the consolidated balance sheets of Tuscaloosa Bancshares as of December 31 in each of the three fiscal years 1993 through 1995, inclusive, and the related consolidated statements of income, changes in shareholders' equity and changes in financial position for the periods then ended, accompanied by the audit report of Hannis T. Bourgeois & Co., L.L.P., independent public accountants and for the years prior to 1995, the audit report of Arthur Andersen, LLP., independent public accountants ("Tuscaloosa Bancshares Financial Statements"). The December 31, 1995, consolidated balance sheet (the "Tuscaloosa Latest Balance Sheet") of Tuscaloosa Bancshares (including the related notes, where applicable) fairly presents the consolidated financial position of Tuscaloosa Bancshares and its subsidiaries as of the date thereof, and the other financial statements referred to herein (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of Tuscaloosa Bancshares and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth.

         (b) Tuscaloosa Bancshares has previously delivered to DGC, DG Louisiana and DGNB Louisiana accurate and complete copies of the balance sheets of Tuscaloosa Bank as of December 31 in each of the three fiscal years 1993 through 1995, inclusive, and the related statements of income, changes in shareholders' equity and changes in financial position for the periods then ended, in each case accompanied by the notes thereto (the "Tuscaloosa Bank Financial Statements"). The December 31, 1995 balance sheet of Tuscaloosa Bank (the "Tuscaloosa Bank Balance Sheet") (including the related notes, where applicable) fairly present the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of Tuscaloosa Bank and its subsidiaries for the fiscal period or as of the respective dates therein set forth.

         (c) Each of the financial statements above is true and correct in all material respects, and has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with other periods, except as otherwise noted.

         3.08 No Broker's Fees. Except as fully described and set forth in Schedule 3.08 hereto, neither Tuscaloosa Bank, Tuscaloosa Bancshares nor any of their officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

         3.09      Title to Properties; Encumbrances.  Except as set forth in
Schedule 3.09 hereto, Tuscaloosa Bank and Tuscaloosa Bancshares have good, valid and marketable title to, or a valid leasehold interest in, (a) all their real properties and (b) all other properties and assets reflected in the Tuscaloosa Latest Balance Sheet, other than any of such properties or assets which have been sold or otherwise disposed of since the date of the Tuscaloosa Latest Balance Sheet in the ordinary course of business and consistent with past practice. Except as set forth in Schedule 3.09 hereto, all of such properties and assets are free and clear of all title defects, mortgages, pledges, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, including, without limitation, leases, options to purchase, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of real property, subject to any easements, building use restrictions, exceptions, reservations or limitations of any nature whatsoever, except, with respect to all such properties and assets, liens for current taxes and assessments not in default, minor imperfections of title, and encumbrances, if any, which have arisen in the ordinary course of business, which are not substantial in character, amount or extent and which do not detract from the value of or interfere with the present or contemplated use of any of the properties subject thereto or affected thereby or otherwise impair the business operations conducted or contemplated by Tuscaloosa Bank or Tuscaloosa Bancshares. All personal property material to the business, operations or financial condition of Tuscaloosa Bank or Tuscaloosa Bancshares, and all buildings, structures and fixtures used by Tuscaloosa Bank or Tuscaloosa Bancshares in the conduct of their businesses, are in good operating condition and repair. Except as set forth in Schedule 3.09 hereto, neither Tuscaloosa Bank nor Tuscaloosa Bancshares has received any notification of any violation (which has not been cured) of any building, zoning or other law, ordinance or regulation in respect of such property or structures, or Tuscaloosa Bank's or Tuscaloosa Bancshares' use thereof.

         3.10      No Undisclosed Liabilities.  Except as set forth in Schedule
3.10 hereto, as of the date hereof neither Tuscaloosa Bank nor Tuscaloosa Bancshares has any liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due), except liabilities and obligations (i) fully reflected or reserved against in the Tuscaloosa Latest Balance Sheet or disclosed in the notes thereto or (ii) incurred since the date of the Tuscaloosa Latest Balance Sheet in the ordinary course of business and consistent with past practice.

         3.11 Absence of Certain Changes or Events. (a) Except as set forth in Schedule 3.11 hereto, since the date of the Tuscaloosa Latest Balance Sheet, there has not been:

                 i) any material adverse change in the business, operations, properties, assets or financial condition of Tuscaloosa Bank or Tuscaloosa Bancshares, or any event which has had or will have a material adverse effect on any of the foregoing;

                 ii) any loss, damage, destruction or other casualty materially and adversely affecting any of the properties, assets or business of Tuscaloosa Bank or Tuscaloosa Bancshares or any of their subsidiaries (whether or not covered by insurance);

                 iii) any increase of more than ten percent (10%) in the compensation payable by Tuscaloosa Bank or Tuscaloosa Bancshares to any of their directors, officers, agents, consultants, or any of their employees whose total compensation after such increase was in excess of $25,000 per annum, or any extraordinary bonus, percentage compensation, service award or other like benefit granted, made or accrued to the credit of any such director, officer, agent, consultant or employee, or any extraordinary welfare, pension, retirement or similar payment or arrangement made or agreed to by Tuscaloosa Bank or Tuscaloosa Bancshares for the benefit of any such director, officer, agent, consultant or employee;

                 iv) any change in any method of accounting or accounting practice of Tuscaloosa Bank or Tuscaloosa Bancshares;

                 v) any loan in excess of $25,000 or portion thereof rescheduled as to payments thereon, subject to a moratorium on payment thereof or written off by Tuscaloosa Bank or Tuscaloosa Bancshares as uncollectible; or

                 vi) any agreement or understanding, whether in writing or otherwise, of Tuscaloosa Bank or Tuscaloosa Bancshares to do any of the foregoing.

         (b) Except as set forth in Schedule 3.11 hereto, since the date of the Tuscaloosa Latest Balance Sheet, neither Tuscaloosa Bank nor Tuscaloosa Bancshares has:

                 i) issued or sold any promissory note, stock, bond or other corporate security of which it is the issuer in an amount greater than $25,000;

                 ii) discharged or satisfied any lien or encumbrance or paid or satisfied any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) in an amount greater than $25,000 as to each such lien, encumbrance, obligation or liability other than current liabilities shown on the Tuscaloosa Latest Balance Sheet and current liabilities incurred since the date of the Tuscaloosa Latest Balance Sheet in the ordinary course of business and consistent with past practice and other than any such lien, encumbrance, obligation or liability of the nature (regardless of amount) required to be disclosed pursuant to Section 3.11(a)(iii) hereto;

                 iii) declared, paid or set aside for payment any dividend or other distribution (whether in cash, stock or property) in respect of its capital stock, except for (i) a dividend by Tuscaloosa Bancshares in August, 1996 of $.07 per share and (ii) dividends by Tuscaloosa Bank to Tuscaloosa Bancshares to the extent necessary to fund authorized dividends of Tuscaloosa Bancshares and to pay necessary and routine expenses of Tuscaloosa Bancshares;

                 iv) split, combined or reclassified any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or other securities;

                 v) sold, assigned or transferred any of its assets (real, personal or mixed, tangible or intangible) canceled any debts or claims or waived any rights of substantial value, except, in each case, in the ordinary course of business and consistent with past practice;

                 vi) sold, assigned, transferred or permitted to lapse any patents, trademarks, trade names, copyrights or other similar assets, including applications or licenses therefor;

                 vii) paid any amounts or incurred any liability to or in respect of, or sold any properties or assets (real, personal or mixed, tangible or intangible) to, or engaged in any transaction (other than any transaction of the nature (regardless of amount) required to be disclosed pursuant to Section 3.11(a)(iii) hereof) or entered into any agreement or arrangement with, any corporation or business in which Tuscaloosa Bank, Tuscaloosa Bancshares or any of their officers or directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act) of any such person, has any direct or indirect interest;

                viii)     entered into any collective bargaining agreements; or

                 ix) entered into any other transaction other than in the ordinary course of business and consistent with past practice or in connection with the transactions contemplated by this Agreement.

         3.12 Leases. Set forth in Schedule 3.12 hereto is an accurate and complete list of all leases calling for annual rent payments in excess of $10,000 pursuant to which Tuscaloosa Bank or Tuscaloosa Bancshares, as lessee, leases real or personal property, including, without limitation, all leases of computer or computer services and all arrangements for time-sharing or other data processing services, describing for each lease Tuscaloosa Bank's or Tuscaloosa Bancshares' financial obligations under such lease its rental payments, expiration date and renewal terms. Except as set forth in Schedule
3.12 hereto: (a) all such leases are in full force and effect in accordance with their terms; (b) there exists no event of default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event or condition would become a default under any such lease; and (c) neither Tuscaloosa Bank nor Tuscaloosa Bancshares is a lessee under a lease having an unexpired term greater than thirty-six (36) months that requires Tuscaloosa Bank or Tuscaloosa Bancshares to make payments for the use of any property at rates currently higher than prevailing market rates for similar properties in the localities where such properties are located.

         3.13 Trademarks; Trade Names. Set forth in Schedule 3.13 hereto is an accurate and complete list and brief description of all trademarks (either registered or common law), trade names and copyrights (and all applications and licenses therefor) owned by Tuscaloosa Bank or Tuscaloosa Bancshares or in which they have any interest. Tuscaloosa Bank and Tuscaloosa Bancshares own, or have the rights to use, all trademarks, trade names and copyrights used in or necessary for the ordinary conduct of their existing businesses as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth in Schedule 3.13 hereto, no claims are pending by any person for the use of any trademarks, trade names or copyrights or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, nor is there any valid basis for any such claim, challenge or question, and use of such trademarks, trade names and copyrights by Tuscaloosa Bank or Tuscaloosa Bancshares does not infringe on the rights of any person.

         3.14 Compliance with Applicable Law. Tuscaloosa Bank and Tuscaloosa Bancshares hold, and have at all times held, all licenses, franchises, permits and governmental authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any respect under any, applicable statutes, laws, ordinances, rules, regulations, and orders of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over them or over any part of their operations (to the extent that such default could result in a material limitation on the conduct of Tuscaloosa Bank's or Tuscaloosa Bancshares' business, or could cause Tuscaloosa Bank or Tuscaloosa Bancshares to incur a substantial financial penalty); and, except as set forth in Schedule
3.14 hereto, neither Tuscaloosa Bank nor Tuscaloosa Bancshares has received notice of a violation of, and does not know of any violation of or of any valid basis for any claim of a violation of, any of the above.

         3.15 Absence of Questionable Payments. Tuscaloosa Bank and Tuscaloosa Bancshares have not, and, to the knowledge of Tuscaloosa Bank or Tuscaloosa Bancshares, no director, officer, agent, employee, consultant or other person acting on behalf of, Tuscaloosa Bank or Tuscaloosa Bancshares has,
(a) used any Tuscaloosa Bank or Tuscaloosa Bancshares corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (b) made any direct or indirect unlawful payments to government officials from any Tuscaloosa Bank or Tuscaloosa

Bancshares corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from Tuscaloosa Bank or Tuscaloosa Bancshares.

         3.16 Insurance. Set forth in Schedule 3.16 hereto is an accurate and complete list of all policies of insurance, including the amounts thereof, owned by Tuscaloosa Bank or Tuscaloosa Bancshares or in which Tuscaloosa Bank or Tuscaloosa Bancshares is named as the insured party. All such policies are valid, outstanding and enforceable and will remain in full force and effect at least through the consummation of the transactions contemplated by this Agreement. Such insurance with respect to Tuscaloosa Bank's and Tuscaloosa Bancshares' property and the conduct of their businesses is in such amounts and against such risks as are usually insured against by persons operating similar properties and businesses in the State of Louisiana and are adequate for the conduct of Tuscaloosa Bank's and Tuscaloosa Bancshares' businesses. Except as set forth in Schedule 3.16 hereto, neither Tuscaloosa Bank nor Tuscaloosa Bancshares has ever been refused any insurance nor have their coverages been limited by any insurance carrier to which they have applied for insurance or with which they have carried insurance during the last five (5) years.

         3.17      Powers of Attorney; Guarantees.  Except as set forth in
Schedule 3.17 hereto, other than in the ordinary course of business neither Tuscaloosa Bank nor Tuscaloosa Bancshares has given any power of attorney to any person to act on its behalf, or has any obligation or liability, either actual, accruing or contingent, as guarantor, surety, cosigner, endorser, co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

         3.18 Tax Matters. Tuscaloosa Bank and Tuscaloosa Bancshares make the following representations with respect to tax matters:

         (a) For purposes of this Section, the following definitions shall apply:

         (1) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, state or local government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which any member of the Tuscaloosa Consolidated Group is required to pay, withhold or collect.

         (2) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

         (b) To the knowledge of the Tuscaloosa Consolidated Group, all Returns required to be filed by or on behalf of members of the Tuscaloosa Consolidated Group have been duly filed and, to the knowledge of the Tuscaloosa Consolidated Group, such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and except as set forth on Schedule 3.18, no other Taxes are payable by the Tuscaloosa Consolidated Group with respect to items or periods covered by such Returns or with respect to any period prior to the date of this Agreement.
Each member of the Tuscaloosa Consolidated Group has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of any member of the Tuscaloosa Consolidated Group with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that a member of the Tuscaloosa Consolidated

Group is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

         (c) The Returns of the Tuscaloosa Consolidated Group have never been audited by a government or taxing authority, nor to the knowledge of the Tuscaloosa Consolidated Group, is any such audit in process, pending or threatened. To the knowledge of the Tuscaloosa Consolidated Group, no deficiencies exist or have been asserted or are expected to be asserted with respect to Taxes of the Tuscaloosa Consolidated Group, and no member of the Tuscaloosa Consolidated Group has received notice or expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid by it. No member of the Tuscaloosa Consolidated Group is a party to any action or proceeding for assessment or collection of Taxes, nor to the knowledge of the Tuscaloosa Consolidated Group, has such event been asserted or threatened against any member of the Tuscaloosa Consolidated Group or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Tuscaloosa Consolidated Group.

         3.19 Benefit and Employee Matters. (a) Schedule 3.19(a) lists all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, employment, compensation arrangements, consulting, bonus, collective bargaining, group insurance, severance and other employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto established or maintained by Tuscaloosa Bancshares or Tuscaloosa Bank, for the benefit of any of the present or former directors, officers, or other employees of Tuscaloosa Bank and Tuscaloosa Bancshares.
Schedule 3.19(a) also identifies each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained or contributed to by any member of the Tuscaloosa Consolidated Group. Except as set forth in Schedule 3.19(a) hereto, neither Tuscaloosa Bank nor Tuscaloosa Bancshares maintains or contributes to any "employee benefit plan," as such term is defined in Section 3(3) of ERISA. Except as set forth in Schedule 3.19(a), all "employee benefit plans" maintained by Tuscaloosa Bank or Tuscaloosa Bancshares (all such plans being listed in Schedule 3.19(a) hereto) (collectively, the "Tuscaloosa Bank Plans") are in material compliance with the provisions of ERISA and the applicable provisions of the Code. No member of the Tuscaloosa Consolidated Group has ever maintained or become obligated to contribute to any "employee benefit plan" as such term is defined in Section 3(3) of ERISA, (i) that is subject to Title IV of ERISA or (ii) that is a multiemployer plan under Title IV of ERISA. To the knowledge of the Tuscaloosa Consolidated Group, no "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred that could result in liability to Tuscaloosa Bancshares, Tuscaloosa Bank, DGC, DG Louisiana or DGNB Louisiana. No member of the Tuscaloosa Consolidated Group has any current or projected liability in respect of post- employment welfare benefits for retired, current or former employees, except as required to avoid excise tax under Section 4980B of the Code.

         (b) Except as set forth in Schedule 3.19(b) hereto, since July, 1996, neither Tuscaloosa Bank nor Tuscaloosa Bancshares has been or is a party to any collective bargaining or other labor contract. Since July, 1996, there has not been, there is not presently pending or existing, and there is not threatened, (i) any strike, slowdown, picketing, work stoppage, or employee grievance process, (ii) any proceeding against or affecting Tuscaloosa Bank or Tuscaloosa Bancshares relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting Tuscaloosa Bank or Tuscaloosa Bancshares or their premises, or (iii) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Tuscaloosa Bank or Tuscaloosa Bancshares, and no such action is contemplated by either. Tuscaloosa Bank and Tuscaloosa Bancshares have complied in all respects with all legal requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, and occupational safety and health. Neither Tuscaloosa Bank nor Tuscaloosa Bancshares is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing legal requirements.

         3.20 Contracts and Commitments; No Default. (a) The following information relating to Tuscaloosa Bank and Tuscaloosa Bancshares has been made available to DGC, DG Louisiana or DGNB Louisiana:

                 i) to the extent permitted by law, any bank regulatory agency reports relating to the examination of Tuscaloosa Bank which have been made available to Tuscaloosa Bank or Tuscaloosa Bancshares for the past five (5) years;

                 ii) the name of each bank with which Tuscaloosa Bank or Tuscaloosa Bancshares has an account or safekeeping or custodial arrangement or correspondent relationship and the names of all persons who are authorized with respect thereto;

                 iii) all mortgages, indentures, promissory notes, deeds of trust, loan or credit agreements or similar instruments under which Tuscaloosa Bank or Tuscaloosa Bancshares is indebted in an amount greater than $50,000 for borrowed money or the price of purchased property, accompanied by originals or certified copies thereof and all amendments or modifications of any thereof;

                 iv) any loans, including any other credit arrangements by Tuscaloosa Bank, to any holder of ten percent (10%) or more of Tuscaloosa Bancshares Common Stock, to any of Tuscaloosa Bank's or Tuscaloosa Bancshares' directors or executive officers, to any members of the immediate families of any of Tuscaloosa Bank's or Tuscaloosa Bancshares' directors or executive officers or to any corporation, firm or other organization in which any of such directors or executive officers has a financial interest; and

                 v) any pending application, including any documents or materials relating thereto, which has been filed by Tuscaloosa Bank or Tuscaloosa Bancshares with any bank regulatory authority in order to obtain the approval of such bank regulatory authority for the establishment of a new branch bank or a new subsidiary bank.

         (b) Except as set forth in Schedule 3.20 hereto, neither Tuscaloosa Bank nor Tuscaloosa Bancshares is a party to or bound by, nor have any bids or proposals been made by or to Tuscaloosa Bank or Tuscaloosa Bancshares with respect to, any written or oral, express or implied:

                 i) contract relating to the matters referred to in paragraph (a) above;

                 ii) contract with or arrangement for directors, officers, employees, former employees, agents or consultants with respect to salaries, bonuses, percentage compensation, pensions, deferred compensation or retirement payments, or any profit-sharing, stock option, stock purchase or other employee benefit plan or arrangement;

                 iii)     collective bargaining or union contract or agreement;

                 iv) contract, commitment or arrangement for the borrowing of money or for a line of credit in an amount greater than $50,000;

                 v) contract, commitment or arrangement for the lending of money or for the granting of a line of credit in an amount greater than $100,000;

                 vi) contract or agreement for the future purchase by it of any materials, equipment, services or supplies, which is not in the ordinary course of business, and has a term of more than twelve (12) months (including periods covered by any option to renew by either party);

                 vii) contract containing covenants purporting to limit its freedom to compete; or

                 viii) contract or commitment for the acquisition, construction or refurbishment of any property, plant or equipment, other than contracts and commitments for the acquisition, construction or refurbishment of any property, plant or equipment not in excess of $20,000 for any one establishment or $50,000 in the aggregate.

         (c) Tuscaloosa Bank and Tuscaloosa Bancshares have performed all the obligations required to be performed by them under any contract, agreement, arrangement, commitment or other instrument to which they are a party (including, without limitation, any of those described in paragraphs (a) and (b) of this Section 3.20), and there is not, with respect to any such contract, agreement, commitment or other instrument, (i) any notice of violation, or (ii) any existing default (or event which, with or without due notice or lapse of time or both, would constitute a default) on the part of Tuscaloosa Bank or Tuscaloosa Bancshares, which default would have a material adverse effect on its business, operations, properties, assets or financial condition, and neither Tuscaloosa Bank nor Tuscaloosa Bancshares has received notice of any such default, nor has Tuscaloosa Bank or Tuscaloosa Bancshares knowledge of any facts or circumstances which would reasonably indicate that it will be or may be in default under, any such contract, agreement, arrangement, commitment or other instrument subsequent to the date hereof.

         3.21 Disclosure. All facts material to the business, operations, properties, assets, liabilities (contingent or otherwise), financial condition and prospects of Tuscaloosa Bank and Tuscaloosa Bancshares have been disclosed to DGC, DG Louisiana and DGNB Louisiana in writing or pursuant to this Agreement. No representation or warranty contained in this Agreement, and no statement contained in any schedule or certificate, list or other writing furnished to DGC, DG Louisiana or DGNB Louisiana pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No information material to this transaction which is necessary to make the representations and warranties herein contained not misleading has been withheld from, or has not been delivered in writing to, DGC, DG Louisiana and DGNB Louisiana.

         3.22 Litigation. Except as listed on Schedule 3.22, there are no actions, suits, proceedings, arbitrations or investigations pending or, to the knowledge of Tuscaloosa Bancshares or Tuscaloosa Bank, threatened, before any court, any governmental agency or instrumentality or any arbitration panel, against or affecting Tuscaloosa Bancshares or Tuscaloosa Bank or any of their subsidiaries or any of the directors, officers, or employees of the foregoing, and to the knowledge of Tuscaloosa Bancshares or Tuscaloosa Bank no facts or circumstances exist that would be likely to result in the filing of any such action that would have a material adverse effect on Tuscaloosa Bancshares or Tuscaloosa Bank. Neither Tuscaloosa Bancshares or Tuscaloosa Bank nor any of their subsidiaries is subject to any currently pending judgment, order or decree entered in any lawsuit or proceeding.

         3.23 Environmental Matters. (a) To the best knowledge of each, Tuscaloosa Bancshares and Tuscaloosa Bank are, and have been, in compliance with all applicable federal, state and local laws, regulations, rules and decrees pertaining to pollution or protection of the environment ("Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section
9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Louisiana Environmental Quality Act, La. R.S. 30: 2001 et seq., or any similar federal, state or local law, except for such instances of non-compliance that are not - reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or prospects of Tuscaloosa Bancshares and Tuscaloosa Bank.

         (b) To the best knowledge of each, all property owned, leased, operated or managed by Tuscaloosa Bancshares or Tuscaloosa Bank, or in which Tuscaloosa Bancshares or Tuscaloosa Bank has any interest, including any mortgage or security interest ("Business Property"), and all businesses and operations conducted on any of the Business Property (whether by Tuscaloosa Bancshares or Tuscaloosa Bank, a mortgagor, or any other person), are, and have been, in compliance with all applicable Environmental Laws, except for such instances of non-compliance that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or prospects of Tuscaloosa Bancshares or Tuscaloosa Bank.

         (c) To the best knowledge of each, there is no judicial, administrative, arbitration or other similar proceeding pending or threatened before any court, governmental agency, authority or other forum in which Tuscaloosa Bancshares or Tuscaloosa Bank or any prior owner of any Business Property has been or, with respect to threatened matters, is threatened to be named as a party relating to (i) alleged noncompliance with any applicable Environmental Law or
(ii) the release or threatened release into the environment of any Hazardous Substance (as defined below), and relating to any of the Business Property, except for such proceedings pending or threatened that are not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or prospects of Tuscaloosa Bancshares or Tuscaloosa Bank, and to the knowledge of each there is no reasonable basis for any such proceeding. The term "Hazardous Substance" means any pollutant, contaminant, or toxic or hazardous substance, chemical, or waste defined, listed or regulated by any Environmental Law (and specifically shall include, but not be limited to, asbestos, polychlorinated biphenyls, and petroleum and petroleum products).

         (d) To the best knowledge of each, there has been no release or threatened release of a Hazardous Substance in, on, under, or affecting any of its Business Property, except such release or threatened release that is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, business or prospects of Tuscaloosa Bancshares or Tuscaloosa Bank.

         3.24 Contract Termination Provisions. Except for those contracts set forth in Schedule 3.24 hereto, all contracts between Tuscaloosa Bank or Tuscaloosa Bancshares and any employee thereof or independent contractor thereto shall, by the terms of such contracts or a written addendum thereto, be terminable by DGC, DG Louisiana or DGNB Louisiana following the Mergers, upon no more than thirty (30) day's written notice to the employee or independent contractor.


                                  ARTICLE IV.

            REPRESENTATIONS AND WARRANTIES OF DGC, DG LOUISIANA  AND
                                 DGNB LOUISIANA

         DGC, DG Louisiana and DGNB Louisiana represent and warrant to Tuscaloosa Bank and Tuscaloosa Bancshares as follows:

         4.01 Corporate Organization. DGC and DG Louisiana are corporations duly organized, validly existing and in good standing under the laws of the States of Mississippi and Louisiana, respectively, and DGNB Louisiana is a national banking association duly organized, validly existing and in good standing under the laws of the United States. DGC, DG Louisiana and DGNB Louisiana, respectively, have the corporate power and authority (and DGNB Louisiana has received appropriate authorizations from the OCC) to own or lease all of their properties and assets and to carry on their businesses as they are now being conducted.

         4.02 Capitalization. The authorized capital stock of DGC consists of 100,000,000 shares of DGC Common Stock, 25,000,000 shares of Class A Voting Preferred Stock, no par value, and 25,000,000 shares of Class B Non-Voting Preferred Stock, no par value (collectively, "the DGC Preferred Stock"). At the close of business on December 31, 1995, there were 19,379,643 shares of DGC Common Stock issued and outstanding and no shares of DGC Preferred Stock had been issued. In addition, options to acquire 442,852 shares of DGC Common Stock were outstanding. The authorized capital stock of DG Louisiana consists of 5,000,000 shares of DG Louisiana Common Stock, no par value. At the close of business on December 31, 1995, there were 4,200,000 shares of DG Louisiana Common Stock issued and outstanding, one hundred percent (100%) of which shares were owned by DGC. The authorized capital stock of DGNB Louisiana consists of 234,121 shares of DGNB Louisiana Common Stock.
At the close of business on December 31, 1995, there were 234,121 shares of DGNB Louisiana Common Stock issued and outstanding, one hundred percent (100%) of which shares were owned by DG Louisiana . All issued and outstanding shares of DGC Common Stock have been, and the shares of DGC Common Stock to be issued pursuant to the Holding Company Merger will be, duly authorized and validly issued, and all such shares are and will be fully paid. Except as referred to above, DGC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of DGC Common Stock or DGC Preferred Stock or any security representing the right to purchase or otherwise receive any DGC Common Stock or DGC Preferred Stock.

         4.03 Authority; No Violation. (a) DGC, DG Louisiana and DGNB Louisiana, respectively, have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The respective Boards of Directors of DGC, DG Louisiana and DGNB Louisiana, or a majority thereof, and DGC as the sole shareholder of DG Louisiana have duly and validly approved and adopted this Agreement and the transactions contemplated hereby, have executed or authorized the execution of and have authorized the delivery of this Agreement, and except for approval by DG Louisiana, as the sole shareholder of DGNB Louisiana, no other corporate proceedings on the part of DGC, DG Louisiana or DGNB Louisiana are necessary or desirable to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by DGC, DG Louisiana and DGNB Louisiana and constitutes a valid and binding obligation of each of DGC, DG Louisiana and DGNB Louisiana, enforceable in accordance with its terms.

         (b) Neither the execution and delivery of this Agreement by DGC, DG Louisiana or DGNB Louisiana nor the consummation by DGC, DG Louisiana or DGNB Louisiana of the transactions contemplated hereby, nor compliance by DGC, DG Louisiana or DGNB Louisiana with any of the provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of DGC or DG Louisiana, or the Articles of Association or Bylaws of DGNB Louisiana, (ii) to the best knowledge of DGC, DG Louisiana and DGNB Louisiana violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to DGC, DG Louisiana, DGNB Louisiana, or any of their subsidiaries or any of their respective properties or assets, or (iii) to the best knowledge of DGC, DG Louisiana and DGNB Louisiana violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with or without due notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of DGC, DG Louisiana, DGNB Louisiana or any of their subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which DGC, DG Louisiana, DGNB Louisiana or any of their respective subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such conflicts, breaches or defaults as are set forth in Schedule 4.03 hereto, or which either individually or in the aggregate will not have a material adverse effect on the business, operations, properties, assets or financial condition of DGC, DG Louisiana, DGNB Louisiana or any of their respective subsidiaries.

         4.04 Consents and Approvals. Except for consents and approvals of, or filings or registrations, with the SEC, OCC, the Federal Reserve Bank, the FDIC, and the Commissioner, no consents or approvals of or filings or registrations with any third party or any public body or authority are necessary in connection with (i) the execution and delivery by DGC, DG Louisiana and DGNB Louisiana of this Agreement or (ii) the consummation of the Mergers and the other transactions contemplated hereby.

         4.05 Legality of DGC Common Stock. The DGC Common Stock to be issued in connection with the Holding Company Merger, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable, and free of pre-emptive rights.

         4.06 SEC Documents; Financial Statements. DGC has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1993 (the "DGC SEC Documents"), complete copies of which have been provided to Tuscaloosa Bancshares. The DGC financial statements included in the DGC SEC Documents have been audited by KPMG Peat Marwick LLP, certified public accountants (in the case of the DGC audited financial statements) in accordance with generally accepted auditing standards, have been prepared in accordance with generally accepted accounting principles and, except as disclosed therein, applied on a basis consistent with prior periods, and present fairly the financial position of DGC and its consolidated subsidiaries at such dates and the results of operations and cash flows for the periods then ended, except, in the case of the DGC interim financial statements, as permitted by Rule 10-01 of Regulation S-X of the SEC. The DGC interim financial statements reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair statement of the results for the interim periods presented therein.

         4.07 Disclosure. No representations or warranties by DGC, DGC Louisiana or DGNB Louisiana in this Agreement and no statement contained in the schedules or exhibits or in any certificates to be delivered pursuant to this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE V.

                            COVENANTS OF THE PARTIES


         5.01 Conduct of Business. Except with the consent of the other parties hereto, during the period from the date of this Agreement to the Effective Date:

         (a) Tuscaloosa Bank and Tuscaloosa Bancshares will conduct their businesses and engage in transactions only in the ordinary course and consistent with prudent banking practice.

         (b) Neither Tuscaloosa Bancshares nor Tuscaloosa Bank shall (i) increase by more than ten percent (10%) the compensation payable by Tuscaloosa Bank or Tuscaloosa Bancshares to any of its directors, officers, agents, consultants, or any of its employees whose total compensation after such increase would be in excess of $25,000 per annum, (ii) grant or pay any extraordinary bonus, percentage compensation, service award or other like benefit to any such director, officer, agent, consultant or employee, or (iii) make or agree to any extraordinary welfare, pension, retirement or similar payment or arrangement for the benefit of any such director, officer, agent, consultant or employee.

         (c) Neither Tuscaloosa Bancshares nor Tuscaloosa Bank shall sell or dispose of material assets except in the ordinary course of business.

         (d) Neither Tuscaloosa Bancshares nor Tuscaloosa Bank shall enter into any new capital commitments or make any capital expenditures, except commitments or expenditures within existing operating and capital budgets or otherwise in the ordinary course of business.

         (e) Neither Tuscaloosa Bank nor Tuscaloosa Bancshares shall authorize or issue any additional shares of any class of its capital stock or any securities exchangeable for or convertible into any such shares or any options or rights to acquire any such shares, nor shall Tuscaloosa Bank or Tuscaloosa Bancshares otherwise authorize or affect any change in its capitalization.

         (f) No dividends shall be paid by Tuscaloosa Bancshares or Tuscaloosa Bank, except for (i) a dividend by Tuscaloosa Bancshares in August, 1996 of $.07 per share, and (ii) dividends by Tuscaloosa Bank to Tuscaloosa Bancshares to the extent necessary to fund authorized dividends of Tuscaloosa Bancshares and to pay necessary and routine expenses of Tuscaloosa Bancshares.

         5.02 Limitation on Actions. Prior to the Effective Date or until the termination of this Agreement, Tuscaloosa Bancshares shall not, without the prior approval of the chief executive officer of DGC,

         (a)     solicit or encourage inquiries or proposals with respect to; or

         (b) furnish any information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or of a substantial equity interest in, Tuscaloosa Bancshares or any subsidiary thereof, or any business combination with Tuscaloosa Bancshares or any subsidiary thereof, other than as contemplated by this Agreement; and shall instruct its officers, directors, agents and affiliates to refrain from doing any of the above.

         Tuscaloosa Bank and Tuscaloosa Bancshares agree to notify DGC by telephone within twenty-four (24) hours of receipt of any inquiry with respect to a proposed merger, consolidation, assets acquisition, tender offer or other takeover transaction with another person or receipt of a request for information from the FDIC, OCC or other governmental authority with respect to a proposed acquisition of Tuscaloosa Bank or Tuscaloosa Bancshares by another party.

         5.03 Current Information. During the period from the date of this Agreement to the Effective Date, Tuscaloosa Bank and Tuscaloosa Bancshares will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of DGC and to report the general status of its ongoing operations. In addition, separate reporting on matters involving the loan portfolio will occur monthly and will include, but not be limited to, (i) all board reports, (ii) new and renewed loans (including loan applications), (iii) delinquency reports, (iv) loan extensions, (v) to the extent possible, loan policy exceptions, loan documentation exceptions, and financial statement exceptions, (vi) watch list reports, (vii) all written communications concerning problem loan accounts greater than $50,000, (viii) notification and written details involving new loan products and/or loan programs, and (ix) such other information regarding specific loans, the loan portfolio and management of the loan portfolio as may be requested. Tuscaloosa Bank and Tuscaloosa Bancshares will promptly notify DGC of any material change in the normal course of their business or in the operation of their properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving either party, and will keep DGC fully informed of such events.

         5.04 Access to Properties and Records; Confidentiality. (a) For purposes of allowing DGC, DG Louisiana and DGNB Louisiana and their counsel to prepare regulatory submissions, and for other relevant purposes, Tuscaloosa Bank and Tuscaloosa Bancshares shall permit DGC reasonable access to their properties during normal business hours, and shall disclose and make available to DGC and its agents all books, papers and records relating to their assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to: their books of account (including their general ledgers); tax records; minute books of directors' and shareholders' meetings; charter documents; bylaws; material contracts and agreements; filings with any regulatory authority; litigation files; compensatory plans affecting its employees; and any other materials pertaining to business activities, projects or programs in which the other parties may have a reasonable interest in light of the proposed Mergers. No member of the Tuscaloosa Consolidated Group shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or other person, would jeopardize the attorney-client privilege of the institution in possession or control of such information, or would contravene any law, rule, regulation, order, judgment, decree or binding agreement. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         (b) All information furnished by any member of the Tuscaloosa Consolidated Group pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Mergers contemplated hereby and, if such Mergers shall not occur, DGC, DG Louisiana and DGNB Louisiana shall return to Tuscaloosa Bancshares all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all of such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for two (2) years from the date the proposed Mergers are abandoned and shall not apply to (a) any information which (i) DGC, DG Louisiana and DGNB Louisiana can establish by convincing evidence was already in its possession prior to the disclosure thereof by Tuscaloosa Bancshares or Tuscaloosa Bank,
(ii) was then generally known to the public or set forth in public records,
(iii) became known to the public through no fault of DGC, DG Louisiana or DGNB Louisiana, or (iv) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality, or (b) disclosures in accordance with an order of a court of competent jurisdiction.

         5.05 Interim Financial Statements. As soon as reasonably available, but in no event more than fifteen (15) days after the end of each month ending after the date of this Agreement, Tuscaloosa Bank and Tuscaloosa Bancshares will deliver to DGC copies of their monthly financial statements.

         5.06 Regulatory Matters. (a) DGC shall prepare and file a registration statement with the SEC on Form S-4 under the Securities Act (the "Registration Statement"), including a proxy statement (the "Proxy Statement") to be mailed to Tuscaloosa Bancshares' shareholders in connection with the meeting to be called to consider the Holding Company Merger, as soon as reasonably practicable following the date of this Agreement. The Registration Statement shall comply in all material respects with the Securities Act and DGC will use its best efforts to cause the Registration Statement to be declared effective as soon as practicable, to qualify the DGC Common Stock under the securities or blue sky laws of such jurisdictions as may be required and to keep the Registration Statement and such qualifications current and in effect for so long as is necessary to consummate the transactions contemplated hereby.

         (b) DGC will use its best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement, including those required by the OCC, the Federal Reserve Board, the FDIC and the Commissioner.

         (c) Tuscaloosa Bancshares shall cooperate in preparing the Registration Statement and the Proxy Statement. Tuscaloosa Bancshares will promptly furnish all such data and information relating to it and its subsidiaries as DGC may reasonably request for the purpose of including such data and information in the Registration Statement.

         5.07 Approval of Shareholders. Tuscaloosa Bancshares will (i) take all steps necessary to call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes as may be necessary or desirable, (ii) recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its shareholders in connection with this Agreement, and (iii) cooperate and consult with DGC, DG Louisiana and DGNB Louisiana with respect to each of the foregoing matters. Tuscaloosa Bancshares, as the sole shareholder of Tuscaloosa Bank, shall approve this Agreement and the Bank Merger. DG Louisiana, as the sole shareholder of DGNB Louisiana, shall approve this Agreement and the Bank Merger.

         5.08 Compliance with SEC Rules 144 and 145. Tuscaloosa Bancshares shall identify in a letter to DGC, after consultation with its counsel and with DGC and its counsel, persons who may be deemed to be affiliates of Tuscaloosa Bancshares as that term is defined in Rule 145 under the Securities Act and who will become beneficial owners of Common Stock of DGC pursuant to the Holding Company Merger ("Tuscaloosa Bancshares Affiliates"). Tuscaloosa Bancshares shall use its best efforts to cause all Tuscaloosa Bancshares Affiliates to execute and deliver to DGC written agreements to comply with the applicable resale restrictions set forth in Rules 144 and 145 under the Securities Act.

         5.09 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary or desirable action.

         5.10 Public Announcements. DGC, DG Louisiana, DGNB Louisiana, Tuscaloosa Bank and Tuscaloosa Bancshares will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby. No party to this Agreement shall make any public announcement or otherwise make any disclosure (either public or private), other than such disclosure to employees or agents of any such party as may be required to carry out the transactions contemplated by this Agreement and except as may be required by law, without the express written consent of all parties hereto. Each party hereto shall undertake such reasonable steps as may be required to ensure that its employees and agents comply with the provisions of this Section 5.10.

         5.11 Benefits. From and after the Effective Date, DGC will, subject to compliance with applicable legal and regulatory requirements, provide coverage for all Tuscaloosa Bank employees under all DGC employee benefit plans for which they are eligible, as soon as practicable after the Effective Date. All prior years of service of Tuscaloosa Bank employees will be counted for vesting and eligibility purposes under all applicable DGC employee benefit plans to the extent permitted by applicable law. Any Tuscaloosa Bank employee who, immediately prior to the Effective Date, is covered by or is a participant in a Tuscaloosa Bank employee benefit plan listed in Schedule 3.19 of this Agreement, shall, on the Effective Date, be covered by or participate in the comparable DGC employee benefit plan if a comparable plan otherwise is maintained by DGC and if the eligibility requirements of the DGC plan are met.

                                  ARTICLE VI.

                               CLOSING CONDITIONS

         6.01 Conditions to Each Party's Obligations under this Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Date of the following conditions, none of which may be waived:

         (a) This Agreement and the transactions contemplated hereby shall have been approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Tuscaloosa Bancshares Common Stock, voted at the special meeting of shareholders of Tuscaloosa Bancshares called pursuant to Section 5.07 hereof.

         (b) None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Mergers.

         (c) DGC, DG Louisiana, DGNB Louisiana, Tuscaloosa Bancshares and Tuscaloosa Bank shall have received an opinion of Messrs. Watkins Ludlam & Stennis, P.A. substantially to the effect that the transactions contemplated by this Agreement will be treated for federal income tax purposes as a tax-free reorganization under Section 368 of the Code.

         (d) A Registration Statement relating to the shares of DGC Common Stock to be issued pursuant to this Agreement shall have become effective under the Securities Act and shall not be subject to any stop order or a threatened stop order. All necessary consents or permits from or registrations or filings with state securities commissions shall have been obtained or made.

         (e) This Agreement and the transactions contemplated hereby shall have been approved by the OCC and all other applicable federal and state authorities.

         6.02 Conditions to the Obligations of DGC, DG Louisiana, and DGNB Louisiana under this Agreement. The obligations of DGC, DG Louisiana and DGNB Louisiana under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Date, of the following conditions, any one or more of which may be waived by DGC, DG Louisiana and DGNB Louisiana:

         (a) Each of the obligations of Tuscaloosa Bank and Tuscaloosa Bancshares required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with and the representations and warranties of Tuscaloosa Bank and Tuscaloosa Bancshares contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as though made at and as of the Effective Date (except as otherwise contemplated by this Agreement) and DGC, DG Louisiana and DGNB Louisiana shall have received a certificate to that effect signed by the president of Tuscaloosa Bank and Tuscaloosa Bancshares.

         (b) All action required to be taken by, or on the part of, Tuscaloosa Bank and Tuscaloosa Bancshares to authorize the execution, delivery and performance of this Agreement by Tuscaloosa Bank and Tuscaloosa Bancshares and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of Tuscaloosa Bank and Tuscaloosa Bancshares and DGC, DG Louisiana and DGNB Louisiana shall have received certified copies of the resolutions evidencing such authorization.

         (c) Any and all permits, consents, waivers, clearances, approvals and authorizations (in addition to those referred to in Section 6.01 hereof) of all third parties and governmental bodies shall have been obtained by Tuscaloosa Bank and Tuscaloosa Bancshares, which are necessary in connection with the consummation of the Mergers by Tuscaloosa Bancshares and Tuscaloosa Bank and the other transactions contemplated hereby.

         (d) DGC, DG Louisiana and DGNB Louisiana shall have received an opinion from Preis & Laborde, counsel to Tuscaloosa Bank and Tuscaloosa Bancshares, dated the date of the Closing, in form satisfactory to DGNB Louisiana, DGC and DG Louisiana to the effect that:

                 i) Tuscaloosa Bancshares is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Tuscaloosa Bank is a state banking corporation duly organized, validly existing and in good standing under the laws of Louisiana (a) has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted, (b) is duly authorized to conduct a general banking business under the Banking Laws of the State of Louisiana, and (c) is an insured bank as defined in the Federal Deposit Insurance Act;

                 ii) This Agreement has been duly and validly authorized, executed and delivered by Tuscaloosa Bancshares and Tuscaloosa Bank and is valid and enforceable against each of them, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles;

                 iii) The authorized capital stock of Tuscaloosa Bancshares consists of 20,000,000 shares of Tuscaloosa Bancshares Common Stock, of which, as of December 31, 1995, 3,574,400 shares have been duly issued, are presently outstanding and are fully paid and non-assessable;

                 iv) The authorized capital stock of Tuscaloosa Bank consists of 375,000 shares of Tuscaloosa Bank Common Stock of which, as of December 31, 1995, 356,500 shares are issued and outstanding; all of such outstanding shares are validly issued, fully paid and non-assessable;

                 v) The execution and delivery by Tuscaloosa Bancshares and Tuscaloosa Bank of this Agreement, consummation by Tuscaloosa Bancshares and Tuscaloosa Bank of the transactions contemplated hereby and compliance by Tuscaloosa Bancshares and Tuscaloosa Bank with the provisions hereof will not violate the Articles of Incorporation of Tuscaloosa Bancshares or Tuscaloosa Bank or violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, judgment, order or decree to which Tuscaloosa Bancshares or Tuscaloosa Bank is a party or to which they may be subject;

                 vi) Such counsel has participated in several conferences with representatives of the parties of this Agreement and their respective accountants and counsel in connection with the preparation of the Registration Statement and the Proxy Statement to be filed in connection with the transactions contemplated by this Agreement and have considered the matters required to be stated therein and the statements contained therein, and based on the foregoing (in certain circumstances relying as to materiality on the opinions of officers and representatives of the parties to this Agreement) nothing has come to the attention of such counsel that would lead them to believe that such Registration Statement or the Proxy Statement, as amended or supplemented if it has been amended or supplemented, at the time it became effective and as amended or supplemented, (in the case of the Registration Statement) or at the time distributed to shareholders (in the case of the Proxy Statement), contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered).

       As to matters of fact, counsel to Tuscaloosa Bancshares and Tuscaloosa Bank may rely, to the extent they deem appropriate, upon certificates of officers of Tuscaloosa Bancshares and Tuscaloosa Bank, provided, such certificates are delivered to DGC, DG Louisiana and DGNB Louisiana prior to the Closing or attached to the opinion of counsel.

       (e) There shall not have occurred any material adverse change in the financial condition, results of operations, business or prospects of Tuscaloosa Bancshares or Tuscaloosa Bank from the date of the Tuscaloosa Latest Balance Sheet to the Closing.

       (f) Tuscaloosa Bancshares shall have used it bests efforts to cause all Tuscaloosa Bancshares Affiliates to execute and deliver to DGC written agreements to comply with the applicable resale restrictions set forth in Rule 145 under the Securities Act.

         (g) Prior to the date the proxy statement is mailed to the shareholders of Tuscaloosa Bancshares, an independent accounting firm satisfactory to DGC shall have completed a review of the June 30, 1996 balance sheet of Tuscaloosa Bancshares for the purpose of verifying the amount of each asset, each liability and stockholders' equity as set forth on the balance sheet, and the results of the review shall be satisfactory to DGC;

         (h) The amount of stockholders' equity of Tusacaloosa Bancshares at June 30, 1996 as verified by the review required by Section 6.02(g) shall not be less than $4,106,917.

         Tuscaloosa Bank and Tuscaloosa Bancshares will furnish DGC, DG Louisiana and DGNB Louisiana with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.02 as DGC, DG Louisiana and DGNB Louisiana may reasonably request.

         6.03 Conditions to the Obligations of Tuscaloosa Bank and Tuscaloosa Bancshares, Inc. under this Agreement. The obligations of Tuscaloosa Bank and Tuscaloosa Bancshares under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Date, of the following conditions, any one or more of which may be waived by Tuscaloosa Bank and Tuscaloosa Bancshares:

         (a) Each of the obligations of DGC, DG Louisiana or DGNB Louisiana, respectively, required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with and the representations and warranties of DGC, DG Louisiana and DGNB Louisiana contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date as though made at and as of the Effective Date (except as otherwise contemplated by this Agreement) and Tuscaloosa Bank and Tuscaloosa Bancshares shall have received certificates to that effect signed by the presidents of DGC, DG Louisiana and DGNB Louisiana, respectively.

         (b) All action required to be taken by, or on the part of, DGC, DG Louisiana and DGNB Louisiana to authorize the execution, delivery and performance of this Agreement of DGC, DG Louisiana and DGNB Louisiana and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors of DGC, DG Louisiana and DGNB Louisiana, respectively, and Tuscaloosa Bank and Tuscaloosa Bancshares shall have received certified copies of the resolutions evidencing such authorization.

         (c) There shall not have occurred any material adverse change in the financial condition, results of operations, business or prospects of DGC, DG Louisiana or DGNB Louisiana from the date of the DGC Latest Balance Sheet to the Closing.

         (d) Tuscaloosa Bancshares and Tuscaloosa Bank shall have received from Messrs. Watkins, Ludlam and Stennis, P.A., counsel for DGC, DG Louisiana and DGNB Louisiana (or as to certain matters involving Louisiana law from Louisiana counsel to DGC, DG Louisiana and DGNB Louisiana), an opinion, dated as of the Closing, in form and substance satisfactory to Tuscaloosa Bancshares and Tuscaloosa Bank, to the effect that:

                 i) DGC is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. DGC is qualified to do business as a foreign corporation in Louisiana. DG Louisiana is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. DGNB Louisiana is a national bank duly organized, validly existing and in good standing under the laws of the United States (a) has all requisite corporate power to own, lease and operate its properties and to carry on its business as now being conducted, (b) is duly authorized to conduct a general banking business under the Banking Laws of the United States, and (c) is an insured bank as defined in the Federal Deposit Insurance Act;

                 ii) This Agreement has been duly and validly authorized, executed and delivered by DGC, DG Louisiana and DGNB Louisiana and is valid and enforceable, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles;

                 iii) The authorized capital stock of DGC consists of 100,000,000 shares of DGC Common Stock, 25,000,000 shares of Class A Voting Preferred Stock, no par value, and 25,000,000 shares of Class B Non-Voting Preferred Stock, no par value of which, as of December 31, 1995, 19,379,643 shares of Common Stock have been duly issued, are presently outstanding and are fully paid and non-assessable. All shares of DGC Common Stock to be issued to holders of Tuscaloosa Bancshares Common Stock will be, when issued as described in this Agreement and the Registration Statement, duly authorized and validly issued, fully paid and non-assessable, free of liens, security interests, pledges or other encumbrances and all preemptive or similar rights other than liens, security interests, pledges or other encumbrances placed thereon by the holders of Tuscaloosa Bancshares Common Stock;

                 iv) The authorized capital stock of DG Louisiana consists of 5,000,000 shares of DG Louisiana Common Stock, of which, as of December 31, 1995, 4,200,000 shares have been duly issued, are presently outstanding and are fully paid and non-assessable;

                 v) The authorized capital stock of DGNB Louisiana consists of 234,121 shares of DGNB Louisiana Common Stock of which, as of December 31, 1995, 234,121 shares are issued and outstanding; all of such outstanding shares are validly issued, fully paid and non-assessable;

                 vi) The execution and delivery by DGC, DG Louisiana and DGNB Louisiana of this Agreement, consummation by DGC, DG Louisiana and DGNB Louisiana of the transactions contemplated hereby and compliance by DGC, DG Louisiana and DGNB Louisiana with the provisions hereof will not violate the Articles of Incorporation or Association of DGC, DG Louisiana and DGNB Louisiana or violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, judgment, order or decree to which DGC, DG Louisiana and DGNB Louisiana is a party or to which they may be subject;

                 vii) the Registration Statement has become effective, and to such counsel's knowledge, no stop order suspending its effectiveness has been issued nor have any proceedings for that purpose been instituted;

                 viii) the Registration Statement and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and we do not know of any contracts or documents required to be filed as exhibits to the Registration Statement which are not filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in or omitted from the Registration Statement or the Proxy Statement; and

                 ix) Such counsel has participated in several conferences with representatives of the parties of this Agreement and their respective accountants and counsel in connection with the preparation of the Registration Statement and the Proxy Statement to be filed in connection with the transactions contemplated by this Agreement and have considered the matters required to be stated therein and the statements contained therein, and based on the foregoing (in certain circumstances relying as to materiality on the opinions of officers and representatives of the parties to this Agreement) nothing has come to the attention of such counsel that would lead them to believe that such Registration Statement or the Proxy Statement, as amended or supplemented if it has been amended or supplemented, at the time it became effective and as amended or supplemented, (in the case of the Registration Statement) or at the time distributed to shareholders (in the case of the Proxy Statement), contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements and other financial and statistical data included therein, as to which no opinion need be rendered).

         (e) Tuscaloosa Bancshares shall have received a letter from Chaffe & Associates, Inc., or another financial advisor selected by Tusacaloosa Bancshares, dated within five (5) days of the date of mailing of the proxy statement to its shareholders to the effect that the terms of the Holding Company Merger are fair to its shareholders from a financial point of view.

         As to matters of fact, counsel to DGC, DG Louisiana and DGNB Louisiana may rely, to the extent they deem appropriate, upon certificates of officers of DGC, DG Louisiana and DGNB Louisiana, provided, such certificates are delivered to Tuscaloosa Bancshares and Tuscaloosa Bank prior to the Closing or attached to the opinion of counsel.

         DGC, DG Louisiana and DGNB Louisiana will furnish Tuscaloosa Bank and Tuscaloosa Bancshares with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.03 as Tuscaloosa Bank and Tuscaloosa Bancshares may reasonably request.


                                  ARTICLE VII.

                                    CLOSING

         7.01 Time and Place. Subject to the provisions of Articles VI and VIII hereof, the Closing of the transactions contemplated hereby shall take place at the offices of DGC, One Deposit Guaranty Plaza, 210 East Capitol Street, Jackson, Mississippi 39205 at 9:00 A.M., local time, on the first business day after the date on which all of the conditions contained in Article VI, to the extent not waived, are satisfied or at such other place, at such other time, or on such other date as DGC, DG Louisiana, DGNB Louisiana, Tuscaloosa Bancshares and Tuscaloosa Bank may mutually agree upon for the Closing to take place.

         7.02 Deliveries at the Closing. Subject to the provisions of Articles VI and VIII hereof, at the Closing there shall be delivered to DGC, DG Louisiana, DGNB Louisiana, Tuscaloosa Bancshares and Tuscaloosa Bank the opinions, certificates, and other documents and instruments required to be delivered under Article VI hereof.


                                 ARTICLE VIII.

                                  TERMINATION

         8.01 Termination. This Agreement may be terminated at any time prior to the Effective Date, whether before or after approval of the Holding Company Merger by the shareholders of Tuscaloosa Bancshares:

         (a) by mutual written consent of the parties, properly authorized by their respective Boards of Directors;

         (b) by DGC, DG Louisiana and DGNB Louisiana, if at the time of such termination there shall have been any material adverse change in the financial condition, results of operations, business or prospects of Tuscaloosa Bancshares or Tuscaloosa Bank from the date of the Tuscaloosa Latest Balance Sheet;

         (c) by Tusacaloosa Bancshares and Tusacaloosa Bank, if at the time of such termination there shall have been any material adverse change in the financial condition, results of operations, business or prospects of DGC from December 31, 1995;

         (d) by any party hereto, if a United States District Court shall rule upon application of the Department of Justice after a full trial on the merits or a decision on the merits based on a stipulation of facts that the transactions contemplated by this Agreement violate the antitrust laws of the United States;

         (e) by any party hereto, if at the special meeting of shareholders to be called by Tuscaloosa Bancshares pursuant to this Agreement, this Agreement shall not have been approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Tuscaloosa Bancshares Common Stock voted at the special meeting of shareholders of Tuscaloosa Bancshares called pursuant to Section 5.07 hereof;

         (f) by DGC, DG Louisiana and DGNB Louisiana, in the event there are dissenting shareholders who hold more than ten percent (10%) of the shares of Tuscaloosa Bancshares Common Stock;

         (g) by DGC in the event that any current executive officer of Tuscaloosa Bank ceases to be employed by Tuscaloosa Bank, and DGC, in its sole discretion, determines that the loss of the executive officer will have a material adverse affect on the future profitability of Tuscaloosa Bank;

         (h) by any party hereto if Closing shall not have occurred by March 31, 1997.

         8.02 Effect of Termination. In the event of termination of this Agreement by either DGC, DG Louisiana, DGNB Louisiana, Tuscaloosa Bancshares or Tuscaloosa Bank as provided above, this Agreement shall forthwith become void and except as provided in Section 5.04 and Section 9.01 hereof there shall be no further liability on the part of Tuscaloosa Bank, Tuscaloosa Bancshares, DGC, DG Louisiana, DGNB Louisiana or their respective officers or directors.

                                  ARTICLE IX.

                                 MISCELLANEOUS

         9.01 Expenses. All out-of-pocket costs and expenses incurred in connection with the Mergers (including, but not limited to, counsel fees) shall be paid by the party incurring such costs and expenses. In particular, the cost of the June 30, 1996 balance sheet review required by Section 6.02(g) shall be paid by Tuscaloosa Bancshares.

         9.02 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid registered or certified first class mail (return receipt requested) or by facsimile, cable, telegram or telex addressed as follows:

         (a)     If to DGC,  DG Louisiana or DGNB Louisiana, to:

                 Deposit Guaranty Corporation
                 One Deposit Guaranty Plaza
                 210 East Capitol Street
                 P.0. Box 730
                 Jackson, Mississippi  39205
                 Attention:  Arlen L. McDonald
                 Fax Number: (601) 354-8192

                 Copy to:

                 Watkins Ludlam & Stennis, P.A.
                 633 North State Street  (39202)
                 Post Office Box 427
                 Jackson, Mississippi  39205-0427
                 Attention: L. Keith Parsons, Esq.
                 Fax Number: (601) 949-4804

         (b)     If to Tuscaloosa Bank or Tuscaloosa Bancshares, to:

                 Tuscaloosa Bancshares, Inc.
                 1509 S. Range Avenue
                 Denham Springs, LA   70726-4896
                 Attn: Lloyd Cockerham, Jr.
                 Fax Number:

                 Copy to:

                 Preis & Laborde, A Professional Law Corporation
                 1000 Premier Centre - North Tower, 450 Laurel Street Baton Rouge, LA 70801
                 Attention: Phillip W. Preis
                 Fax Number: (504) 344-0510

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         9.03 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, and that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         9.04 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the Mergers, whether before or after approval thereof by the Tuscaloosa Bancshares' shareholders, DGC, DG Louisiana, DGNB Louisiana, Tuscaloosa Bancshares and Tuscaloosa Bank may, by action taken by their respective Boards of Directors (i) amend this Agreement, (ii) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (iii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or
(iv) waive compliance with any of the agreements or conditions contained in Articles V and VI (other than the conditions set forth in Section 6.01 hereof); provided, however, that, except as explicitly set forth in Section 1.05 hereof, after any approval of the Holding Company Merger by the shareholders of Tuscaloosa Bancshares, there may not be, without further approval of such shareholders, any amendment, extension or waiver of this Agreement which changes the amount or form of consideration to be delivered to shareholders of Tuscaloosa Bancshares. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         9.05 Complete Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.

         9.06 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Date, or the earlier termination of this Agreement pursuant to Article VIII hereof. Each party hereby agrees that its sole right and remedy with respect to any breach of a representation or a warranty by the other party shall be to not consummate the transactions described herein if such breach results in the nonsatisfaction of a condition set forth in Section 6.02(a) or 6.03(a) hereof, provided, however, that the foregoing shall not be deemed a waiver of any claim for intentional misrepresentation or fraud.

         9.07 Counterparts. This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         9.08 Governing Law. This Agreement shall be governed by the laws of the State of Louisiana, without giving effect to the principles of conflicts of laws thereof.

         9.09 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, a majority of the members of the Boards of Directors of DGNB Louisiana and Tuscaloosa Bank, respectively, have each executed this Agreement and directed the authorized signature and seal of each respective bank to be set hereunto by its Chairman of the Board or President and attested to by its Secretary or Cashier, and the Boards of Directors of DGC, DG Louisiana and Tuscaloosa Bancshares have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first above written.



Attest:                                      DEPOSIT GUARANTY CORP.



                                             By
------------------------------                 ---------------------------------
Secretary                                           President

Attest:                                       DEPOSIT GUARANTY LOUISIANA CORP.


------------------------------------          By
                                                --------------------------------
Secretary                                           President

Attest:                                       TUSCALOOSA BANCSHARES, INC.


------------------------------------          By
Secretary                                       --------------------------------
                                                    Chairman of the Board

[EXECUTION BELOW BY DEPOSIT GUARANTY NATIONAL BANK OF LOUISIANA AND TUSCALOOSA COMMERCE BANK]

Attest:                                       DEPOSIT GUARANTY NATIONAL BANK
                                                    OF LOUISIANA


------------------------------------          By
Secretary                                       --------------------------------
                                                    Chairman of the Board



(Seal of Bank)


Attest:                                       TUSCALOOSA COMMERCE BANK


------------------------------------          By
Secretary                                       --------------------------------
                                                    Chairman of the Board



(Seal of Bank)

                                   EXHIBIT B

                 FAIRNESS OPINION OF CHAFFE & ASSOCIATES, INC.





 September 24, 1996





The Board of Directors
Tuscaloosa Bancshares, Inc.
1509 S. Range Avenue
P. O. Box 1799
Denham Springs, LA 70726-4896



** 1 Gentlemen:



We understand that Tuscaloosa Bancshares, Inc. ("Tuscaloosa Bancshares") and its wholly-owned subsidiary, Tuscaloosa Commerce Bank ("Tuscaloosa Bank"), on the one hand, and Deposit Guaranty Corporation ("DGC") and its wholly-owned subsidiary, Deposit Guaranty Louisiana Corp. ("DG Louisiana") and DG Louisiana's wholly-owned subsidiary, Deposit Guaranty National Bank of Louisiana ("DGNB Louisiana"), on the other hand, have entered into an Agreement and Plan of Merger by and between these parties, dated as of June 22, 1996 (the "Merger Agreement") which provides, among other things, for the merger of Tuscaloosa Bancshares into DG Louisiana and the merger of Tuscaloosa Bank into DGNB Louisiana (collectively "the Mergers"). Pursuant to the Merger Agreement, each issued and outstanding share of Tuscaloosa Bancshares common stock, no par value, per share (the "Tuscaloosa Bancshares Common Stock"), excluding shares held by stockholders who perfect their dissenter's rights of appraisal, shall cease to be outstanding and shall convert into and be exchanged for .059034 shares of DGC common stock, no par value per share (the "DGC Common Stock"), pursuant to Section 1.05 and 1.06 of the Merger Agreement (the "Exchange Ratio"). The terms and conditions of the Mergers and the Exchange Ratio are more fully described in the Merger Agreement.



You have asked our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the stockholders of Tuscaloosa Bancshares.



Chaffe & Associates, Inc. ("Chaffe"), through its experience in the securities industry, investment analysis and appraisal, and in related corporate finance and investment banking activities, including mergers and acquisitions, corporate recapitalization, and valuations for estate, corporate and other purposes states that it is competent to provide an opinion as to the fairness of the Exchange Ratio contemplated herein. Neither Chaffe nor any of its officers or employees has an interest in Tuscaloosa Bancshares or DGC Common Stock. The fee received for the preparation and delivery of this opinion is not dependent or contingent upon any transaction.



In connection with rendering its opinion, Chaffe, among other things: (i) reviewed Tuscaloosa Bancshares' Proxy Statement for this proposed transaction in substantially the form to be sent to stockholders, including a copy of the Merger Agreement; (ii) reviewed and analyzed certain publicly available financial statements and other information of Tuscaloosa Bancshares and DGC, respectively; (iii) reviewed and analyzed certain internal financial statements and other financial and operating data concerning Tuscaloosa Bancshares, prepared by the management of Tuscaloosa Bancshares, including financial projections; (iv) discussed the past and current operations and financial condition, and the prospects of Tuscaloosa Bancshares and DGC with senior executives of Tuscaloosa Bancshares and DGC, respectively; (v) reviewed the historical prices and trading volumes of the shares of DGC Common Stock and Tuscaloosa Bancshares Common Stock; (vi) compared the financial performance of Tuscaloosa Bancshares and DGC, and the prices and trading activity of the Tuscaloosa Bancshares Common Stock and DGC Common Stock, with that of certain other comparable publicly-traded companies and their securities; (vii) reviewed the financial terms of business combinations in the commercial banking industry specifically and other industries generally, which Chaffe deemed generally comparable to the proposed transaction; (viii) considered a number of valuation methodologies, including among others, those that incorporate book value, deposit base premium and capitalization of earnings, and (ix) performed such other studies and analyses as we deemed appropriate to this opinion.

In its review, Chaffe relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information, and all other information reviewed by it for purposes of its opinion. Chaffe did not make or obtain an independent review of Tuscaloosa Bancshares' or DGC's assets or liabilities, nor was Chaffe furnished with any such appraisals. Chaffe relied solely on Tuscaloosa Bancshares and DGC for information as to the adequacy of their respective loan loss reserves and values of other real estate owned. With respect to Tuscaloosa Bancshares' projected financial results, Chaffe has assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgements of the management of Tuscaloosa Bancshares of future financial performances of Tuscaloosa Bancshares. This opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date hereof. Chaffe expressed no opinion on the tax consequences of the proposed transaction or the effect of any tax consequences on the value to be received by the shareholders of Tuscaloosa Bancshares Common Stock.



Based upon and subject to the foregoing and based upon such other matters as we considered relevant, it is our opinion on the date hereof that the Exchange Ratio is fair, from a financial point of view, to the holders of Tuscaloosa Bancshares Common Stock.



Very truly yours,



CHAFFE & ASSOCIATES, INC.

                                   EXHIBIT C



                             La. R.S. 12:131 (1993)

Section 131. Rights of a shareholder dissenting from certain corporate actions

         A. Except as provided in subsection B of this section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty percent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:112(H), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporations involved.

         B. The right to dissent provided by this Section shall not exist in the case of:

         (1) A sale pursuant to an order of a court having jurisdiction in the premises.

         (2) A sale for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders in accordance with their respective interests within one year after the date of the sale.

         (3) Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange, or were designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, unless the articles of the corporation issuing such stock provide otherwise or the shares of such shareholders were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

         C. Except as provided in the last sentence of this subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty percent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof, by registered mail, to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records. Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock. Unless the objection, demand and acknowledgment aforesaid be made and delivered by the shareholder within the period above limited, he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken. In the case of a merger pursuant to R.S. 12:112(H), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation, within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the secretary of state, state in such demand the value demanded and a post office address to which the corporation's reply may be sent, deposit the certificates representing his shares in escrow as hereinabove provided, and deliver to the corporation with his demand the acknowledgment of the escrow bank or trust company as hereinabove prescribed.

         D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

         E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

         F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

         G. If the corporation or the merged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

         H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn by the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Deposit Guaranty is incorporated under the laws of Mississippi. Subarticle E of Article 8 of the Mississippi Business Corporation Act prescribes the conditions under which indemnification may be obtained by a present or former director or officer of Deposit Guaranty who incurs expenses or liability as a consequence of matters arising out of his activities as a director or officer.

         Article Nine of Deposit Guaranty's Articles of Incorporation also provides for indemnification of officers and directors under certain circumstances. Deposit Guaranty has purchased a liability policy which, subject to any limitations set forth in the policy, indemnifies Deposit Guaranty's directors and officers for damages that they become legally obligated to pay as a result of any negligent act, error or omission committed by such person in his capacity as an officer or director.


ITEM 21.  EXHIBITS

         The following exhibits are furnished (or incorporated by reference) as a part of this Registration Statement:


         Exhibit Number                            Description
         --------------                            -----------
               2*                 Agreement and Plan of Merger dated as of July 22, 1996, as amended, included as
                                  Exhibit A to the Proxy Statement/Prospectus contained herein.

               5                  Opinion of Watkins Ludlam & Stennis, P.A. regarding legality of common stock registered hereby.

               8*                 Opinion of Watkins Ludlam & Stennis, P.A. regarding tax matters.

               23(a)*             Consent of KPMG Peat Marwick LLP, independent accountants.

               23(b)*             Consent of Hannis T. Bourgeois & Co., L.L.P., independent accountants.

               23(c)*             Consent of Arthur Andersen, LLP, independent accountants.

               23(d)              Consent of Watkins Ludlam & Stennis, P.A. is contained in their opinion filed as
                                  Exhibit 5 to this Registration Statement.

               23(e)              Consent of Chaffe & Associates, Inc.

               24*                Power of attorney included as part of signature page.

               99*                Form of Proxy.



         * Previously filed .



ITEM 22.  UNDERTAKINGS

         (1) The Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         (2) The Registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and issued in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (4) The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (5) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Deposit Guaranty has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi on this the 27th day of September, 1996.



                         DEPOSIT GUARANTY CORP.



                         BY: /s/ E. B. ROBINSON, JR.
                           ---------------------------------------------------
                             E. B. Robinson, Jr.
                             Chairman of the Board and Chief Executive Officer





         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



         NAME                       TITLE                           DATE
         ----                       -----                           ----
/s/ E. B. ROBINSON, JR.     Chairman of the Board           September 30, 1996
-----------------------     and Director  (Principal
E. B. Robinson, Jr.         Executive Officer)


*HOWARD L. MCMILLAN, JR.    President and Director          September  30, 1996
-----------------------
Howard L. McMillan, Jr.


*ARLEN L. MCDONALD          Executive Vice President        September  30, 1996
-----------------------     (Principal Financial
Arlen L. McDonald           Officer)



/s/ STEPHEN E. BARKER       Controller (Principal           September  30, 1996
-----------------------     Accounting Officer)
Stephen E. Barker

*MICHAEL B. BEMIS
-----------------------     Director                        September  30, 1996
Michael B. Bemis


*/s/ RICHARD H. BREMER
-----------------------           Director                  September  30, 1996
Richard H. Bremer


*/s/ WARREN A. HOOD, JR.
-----------------------           Director                  September  30, 1996
Warren A. Hood, Jr.


*/s/ CHARLES L. IRBY
-----------------------           Director                  September  30, 1996
Charles L. Irby


-----------------------           Director                  September  30, 1996
Richard D. McRae, Jr.


*/s/ W. R. NEWMAN, III.
-----------------------           Director                  September  30, 1996
W. R. Newman, III


-----------------------           Director                  September  30, 1996
John N. Palmer


*/s/ STEVEN C. WALKER
-----------------------           Director                  September  30, 1996
Steven C. Walker


*/s/ J. KELLEY WILLIAMS
-----------------------           Director                  September  30, 1996
J. Kelley Williams


BY: /s/ CLIFF HARRISON
   --------------------------

   Attorney-in-Fact

                               INDEX TO EXHIBITS



 Exhibit Number       Description                                                               Page Number
 --------------       -----------                                                               -----------
  5                   Opinion of Watkins Ludlam & Stennis, P.A. regarding legality of common stock registered hereby. (date added)

 23(d)                Consent of Watkins Ludlam & Stennis, P.A. is contained in their opinion filed as Exhibit 5 to this Registration Statement.

 23(e)                Consent of Chaffe & Associates, Inc.